Exhibit 99.2


--------------------------------------------------------------------------------
ANY TERM USED IN CAPITALIZED FORM THAT IS NOT DEFINED HEREIN BUT THAT IS DEFINED IN THE JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF THE FUTURES REPRESENTATIVE, THE DEBTORS, THE OFFICIAL ASBESTOS CLAIMANTS' COMMITTEE AND THE OFFICIAL COMMITTEE OF BONDHOLDERS FOR CONGOLEUM CORPORATION ("CONGOLEUM"), CONGOLEUM SALES, INC. ("CSI") AND CONGOLEUM FISCAL, INC. ("CFI," AND TOGETHER WITH CONGOLEUM AND CSI, THE "COMPANY"), DATED AS OF FEBRUARY 5, 2008 ATTACHED HERETO AS EXHIBIT A (THE "PLAN"), SHALL HAVE THE MEANING ASCRIBED TO SUCH TERM THEREIN AND SUCH DEFINITIONS ARE INCORPORATED HEREIN BY REFERENCE.
--------------------------------------------------------------------------------

ORRICK, HERRINGTON & SUTCLIFFE LLP            FORMAN HOLT ELIADES & RAVIN LLC
1152 15th Street, N.W.                        80 Route 4 East
Washington, D.C. 20005                        Suite 290
Roger Frankel                                 Paramus, NJ 07652
Richard H. Wyron                              Stephen B. Ravin
Jonathan Guy
Debra L. Felder
           Attorneys for R. Scott Williams, as Futures Representative

AKIN GUMP STRAUSS HAUER & FELD LLP            TEICH GROH
590 Madison Avenue                            691 State Highway 33
New York, NY 10022                            Trenton, NJ 08619
Michael S. Stamer                             Michael A. Zindler

AKIN GUMP STRAUSS HAUER & FELD LLP
1333 New Hampshire Avenue, N.W.
Washington D.C. 20036
James R. Savin
               Attorneys for the Official Committee of Bondholders

PILLSBURY WINTHROP SHAW PITTMAN LLP           OKIN, HOLLANDER & DELUCA, LLP
1540 Broadway                                 PARKER PLAZA
New York, NY 10033-4039                       400 Kelby Street
Richard L. Epling                             Fort Lee, NJ 07024
Robin L. Spear                                Paul S. Hollander
Kerry A. Brennan                              James J. DeLuca

                            Attorneys for the Debtors

CAPLIN & DRYSDALE, CHTD.                      GOLDSTEIN ISAACSON, PC
One Thomas Circle, N.W.                       100 Morris Avenue, 3rd Floor
Washington, D.C. 20005                        Springfield, NJ 07081
Peter Van N. Lockwood                         Nancy Isaacson
Ronald Reinsel
                 Attorneys for the Asbestos Claimants' Committee

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

In re:                                         Chapter 11

CONGOLEUM CORPORATION, et al.,                 Case No. 03-51524 (KCF)

Debtors.                                       Jointly Administered

-----------------------------------------

                    DISCLOSURE STATEMENT WITH RESPECT TO THE
     JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF THE FUTURES REPRESENTATIVE, THE DEBTORS, THE OFFICIAL ASBESTOS CLAIMANTS'
        COMMITTEE AND THE OFFICIAL COMMITTEE OF BONDHOLDERS FOR CONGOLEUM
                CORPORATION, ET AL., DATED AS OF FEBRUARY 5, 2008

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT UNDER
SECTION 1125(b) OF THE BANKRUPTCY CODE FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN OF REORGANIZATION DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISTRIBUTION OF THIS DISCLOSURE STATEMENT IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, AS A SOLICITATION OF ACCEPTANCES OF SUCH PLAN OF REORGANIZATION. THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THIS DISCLOSURE STATEMENT CONTAINS "ADEQUATE INFORMATION" WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE.

--------------------------------------------------------------------------------
THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. PREVAILING EASTERN TIME ON [______________________], 2008, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT (THE "VOTING DEADLINE"). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY LOGAN & COMPANY, INC. (THE "VOTING AGENT") AT: LOGAN & COMPANY, INC., RE: CONGOLEUM CORPORATION, 546 VALLEY ROAD, UPPER MONTCLAIR, NEW JERSEY 07043, ON OR BEFORE THE VOTING DEADLINE.
--------------------------------------------------------------------------------

            R. Scott Williams, as Futures Representative in the Reorganization Cases, Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (collectively, the "Debtors"), the Official Asbestos Claimants' Committee and the Official Committee of Bondholders are the proponents of the Plan (the "Plan Proponents") and are providing this Disclosure Statement and the Exhibits hereto, the accompanying ballots, and the related materials delivered herewith pursuant to section 1126(b) of the Bankruptcy Code, in connection with this solicitation ("Solicitation") of votes for the Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Futures Representative, the Debtors, the Official Asbestos Claimants' Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., dated as of February 5, 2008 (the "Plan"), a copy of which is annexed to this Disclosure Statement as Exhibit A.

            This Disclosure Statement is to be used solely in connection with an evaluation of the Plan; use of this Disclosure Statement for any other purpose is not authorized. This Disclosure Statement may not be reproduced or provided to others (other than to those advisors of any recipient of this Disclosure Statement who may review the information contained herein to assist such recipient in his, her or its evaluation of the Plan) without the prior written consent of the Plan Proponents.

            THE PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTION 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS RELATED LIABILITIES OF THE COMPANY INTO A TRUST AS MORE FULLY DESCRIBED HEREIN. SEE SECTION 6.7(f) - "DISCHARGE INJUNCTION" AND
SECTION 6.7(g) - "ASBESTOS CHANNELING INJUNCTION" FOR A DESCRIPTION OF SUCH INJUNCTIONS.

            THE PLAN ALSO PROVIDES FOR THE ISSUANCE OF 50.1% OF THE SHARES OF NEWLY CREATED CONGOLEUM COMMON STOCK TO THE TRUST, AND 49.9% OF THE SHARES OF NEWLY CREATED CONGOLEUM COMMON STOCK TO THE HOLDERS OF ALLOWED SENIOR NOTE CLAIMS.

            Asbestos Personal Injury Claims, Asbestos Property Damage Claims, Senior Note Claims, ABI Claims, and Congoleum Interests are Impaired under the Plan; the Claims of the Company's other creditors and Interest holders are not Impaired under the Plan. Because acceptance of the Plan will constitute acceptance of all the provisions thereof, holders of Asbestos Personal Injury Claims, Asbestos Property Damage Claims, Senior Note Claims, and ABI Claims are urged to consider carefully the information regarding treatment of their Claims contained in this Disclosure Statement.

            The effectiveness of the Plan is subject to several material conditions precedent. There can be no assurance that those conditions will be satisfied. The Plan Proponents presently intend to seek to consummate the Plan as promptly as practicable after the Confirmation Date. There can be no assurance, however, as to when or whether the Confirmation Date and the Effective Date actually will occur.

            Distributions under the Plan to creditors of the Company (other than distributions to holders of Plan Trust Asbestos Claims) will be the responsibility of Reorganized Congoleum. Pursuant to section 524(g) of the Bankruptcy Code, Distributions under the Plan to holders of Plan Trust Asbestos Claims will be the responsibility of the Plan Trust and the Reorganized Debtors will have no liability therefor.

            The Plan Proponents strongly recommend that holders of Claims entitled to vote on the Plan for purposes of sections 1126 and 524(g) of the Bankruptcy Code vote to accept it.

            Without approval of the arrangements set forth in the Plan, there can be no assurance that the Company will be able to emerge from Chapter 11 or that the Company will not be forced into liquidation under Chapter 7 of the Bankruptcy Code. The Plan Proponents believe that if the Company is liquidated under Chapter 7, distributions to creditors would be delayed and would be significantly lower than the distributions contemplated by and under the Plan. See Section 7.3(a)(1) - "Best Interests Test" below.

            THE PLAN PROPONENTS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY'S CREDITORS (INCLUDING THE HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND ASBESTOS PROPERTY DAMAGE CLAIMS). ACCORDINGLY, CREDITORS ENTITLED TO VOTE IN FAVOR OF THE PLAN FOR PURPOSES OF SECTION 1126 OF THE BANKRUPTCY CODE OR FOR PURPOSES OF SECTION 524(g) OF THE BANKRUPTCY CODE ARE URGED TO VOTE IN FAVOR OF THE PLAN. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON [ ], 2008, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT. CREDITORS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ANNEXED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER ARTICLE 10, "RISKS OF THE PLAN" AND
ARTICLE 11, "ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN," PRIOR TO CASTING THEIR VOTES.

            In making a decision, creditors must rely on their own examination of the Company and the terms of the Plan, including the merits and risks involved. Creditors and Interest holders should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice. Each creditor or Interest holder should consult with his, her or its own legal, business, financial and tax advisors with respect to any such matters concerning this Disclosure Statement, this Solicitation, the Plan and the transactions contemplated thereby.

            This Disclosure Statement has not been filed with or reviewed by the Securities and Exchange Commission or any securities regulatory authority of any state under the Securities Act of 1933, as amended, or under any state securities or "blue sky" laws. The Plan has not been approved or disapproved by the Securities and Exchange Commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. This Disclosure Statement does not constitute an offer of securities.

            No Person has been authorized by the Plan Proponents in connection with the Plan or this Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits annexed hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized or made by the Plan Proponents.

            The statements contained in this Disclosure Statement are made as of the date hereof, and the delivery of this Disclosure Statement will not, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Estimates, if any, in respect of a Claim set forth in this Disclosure Statement or any exhibit hereto may vary from the amount ultimately Allowed in respect of such Claim by the Bankruptcy Court.

            THE SUMMARIES OF THE PLAN AND OTHER DOCUMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN ITSELF, THE EXHIBITS THERETO AND ALL DOCUMENTS DESCRIBED HEREIN AND THEREIN. Copies of any agreement described herein but not provided herewith may be obtained by contacting the Voting Agent in writing at: Logan & Company, Inc.,
Re: Congoleum Corporation, 546 Valley Road, Upper Montclair, New Jersey 07043.

            The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses, and operations of the Company, the historical financial information of the Company and the liquidation analysis relating to the Company set forth herein is included herein solely for purposes of soliciting the acceptances required to confirm the Plan under section 1126(c) of the Bankruptcy Code and to obtain the Injunctions set forth in the Plan under section 524(g) of the Bankruptcy Code. As to any contested matters that may arise, however, such information is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

                                TABLE OF CONTENTS


Article 1   INTRODUCTION.....................................................1

      1.1.  This Solicitation - Purpose of Disclosure Statement..............1

      1.2.  Voting Procedures................................................1

      1.3.  Voting Deadline..................................................2

      1.4.  Overview of the Reorganization...................................2

      1.5.  Overview of the Plan.............................................3

      1.6.  Summary Description of Classes and Distributions.................8

Article 2   GENERAL INFORMATION.............................................12

      2.1.  Business of the Company Generally...............................12

      2.2.  Factors Leading to the Need for Bankruptcy Relief; Insurance....16

      2.3. Additional Insurance Issues Relevant to the Chapter 11 Filing...20

Article 3   THE PRE-PETITION PROCESS........................................24

      3.1.  The Prepackaged Plan............................................24

      3.2.  Selection of the Futures Representative.........................25

      3.3.  Formation of the Pre-Petition Asbestos Claimants' Committee.....25

      3.4.  Due Diligence Review............................................26

Article 4   THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT.................26

      4.1.  Boards of Directors of the Company..............................26

      4.2.  Management of the Company.......................................28

      4.3.  Directors and Officers of Reorganized Congoleum.................29

      4.4.  Employees and Union Contracts...................................30

      4.5.  Debt and Equity Structure.......................................30

      4.6.  Other Matters...................................................34

      4.7.  Debt Financing After Giving Effect to the Plan..................35

Article 5   EVENTS DURING THE REORGANIZATION CASES..........................36

      5.1.  Commencement of the Reorganization Cases........................36

      5.2.  Administration of the Reorganization Cases......................36

      5.3.  Asbestos Claimants' Committee and Bondholders' Committee........39

      5.4.  Bankruptcy Court Appointment of Futures Representative..........40

      5.5.  Retention of Professionals......................................41

      5.6.  Motion for Relief from Stay.....................................44

      5.7.  Developments with Regard to Certain Pre-Petition Claims.........44

      5.8.  Developments With Regard to Certain Proofs of Claim.............45

      5.9.  Tolling Agreements With Respect to Asbestos Personal Injury
            Claims - Related Avoidance Actions..............................45

      5.10. Tolling Agreements With Respect to Other Avoidance Actions......47

      5.11. Asbestos Personal Injury Claims - Related Avoidance Actions.....48

      5.12. Settlements with Insurers and Brokers...........................54

      5.13. Fourth Modified Plan and Subsequent Changes.....................60

      5.14. Mediation and the Consensual Ninth, Tenth and Eleventh
            Modified Plans .................................................61

      5.15. Standing of Insurers to be Heard................................61

      5.16. Expiration of Debtors' Exclusivity to File a Plan and Solicit
            Acceptances Thereof and the Filing of Competing Plans...........62

      5.17. Futures Representative's Plan and Disclosure Statement..........64

      5.18. Confirmation Hearing............................................64

Article 6   SUMMARY OF THE PLAN.............................................65

      6.1.  General.........................................................65

      6.2.  Classification..................................................65

      6.3.  Treatment of Classified Claims and Interests....................67

      6.4.  Means for Execution of the Plan.................................72

      6.5.  Executory Contracts and Unexpired Leases........................77

      6.6.  Insurance Agreements............................................78

      6.7.  Compensation and Benefits Programs..............................79

      6.8.  Retiree Benefits................................................79

      6.9.  Indemnification of Directors, Officers and Employees............80

      6.10. Plan Supplement.................................................80

      6.11. Injunctions, Releases and Discharge.............................80

      6.12. Matters Incident to Plan Confirmation...........................86

      6.13. Retention of Jurisdiction.......................................88

      6.14. Miscellaneous Provisions........................................90

Article 7   CONFIRMATION OF THE PLAN........................................97

      7.1.  Acceptance or Rejection of the Plan.............................97

      7.2.  Confirmation Hearing...........................................102

      7.3.  Requirements for Confirmation..................................102

      7.4.  Effect of Confirmation.........................................112

Article 8   IMPLEMENTATION OF THE PLAN.....................................112

      8.1.  Establishment and Purpose of the Plan Trust....................112

      8.2.  Funding and Receipt of Plan Trust Assets.......................113

      8.3.  Insurance Assignment Agreement.................................113

      8.4.  Creation of Asbestos Property Damage Claim Sub-Account.........113

      8.5.  Assumption of Liabilities by Plan Trust........................113

      8.6.  Discharge of Liabilities to Holders of Asbestos Claims.........114

      8.7.  TDP............................................................114

      8.8.  Payment of Allowed Asbestos Property Damage Claims.............114

      8.9.  Excess Plan Trust Assets.......................................114

      8.10. Plan Trust Expenses............................................114

      8.11. Appointment of the Initial Plan Trustee........................115

      8.12. The Futures Representative.....................................115

      8.13. Appointment of Members of the Trust Advisory Committee.........115

      8.14. Institution and Maintenance of Legal and Other Proceedings.....115

      8.15. Preservation of Insurance Claims...............................116

      8.16. Indemnification by the Plan Trust..............................116

      8.17. Establishment of the TDP.......................................117

      8.18. Coverage Costs.................................................117

      8.19. Certain Mergers................................................117

      8.20. The Amended and Restated Certificate and the Amended and
            Restated Bylaws ...............................................117

      8.21. Directors and Officers of Reorganized Congoleum................117

      8.22. Cancellation of Existing Securities and Agreements of the
            Debtors/Discharge of the Indenture Trustee.....................118

      8.23. Exit Facility..................................................119

      8.24. Issuance of New Securities and Debt Instruments................119

      8.25. Registration Rights Agreement..................................119

      8.26. Stockholders Agreement.........................................119

      8.27. Effectuating Documents/Further Transactions....................120

      8.28. Exemption from Certain Transfer Taxes and Recording Fees.......120

      8.29. Section 346 Injunction.........................................120

      8.30. Corporate Action...............................................120

      8.31. Omnibus Claimant Settlement....................................121

      8.32. Intercompany Settlement........................................126

      8.33. Deemed Consolidation of Debtors For Plan Purposes Only.........128

      8.34. Put/Call Agreement.............................................128

      8.35. Put/Call Participation.........................................132

Article 9   ESTIMATED CLAIMS BY CLASS......................................132

      9.1.  Claims other than Asbestos Claims..............................132

      9.2.  Asbestos Claims................................................133

Article 10  RISKS OF THE PLAN..............................................134

      10.1. General........................................................134

      10.2. Confirmation Risks.............................................134

      10.3. Insurance Coverage for Plan Trust Asbestos Claims..............134

      10.4. Distributions under the TDP....................................135

      10.5. Risk of Post-Confirmation Default..............................136

      10.6. Exit Facility..................................................136

      10.7. Omnibus Claimant Settlement....................................136

      10.8. Put/Call Agreement.............................................136

Article 11  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN......137

      11.1. Liquidation under Chapter 7....................................137

      11.2. Alternative Plan of Reorganization.............................137

      11.3. Dismissal of Cases.............................................138

Article 12  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN............138

      12.1. Tax Consequences to Congoleum..................................139

      12.2. Tax Consequences to the Plan Trust.............................143

      12.3. Tax Consequences to Certain Impaired Holders of Claims.........143

Article 13  FINANCIAL INFORMATION..........................................146

      13.1. Historical Financial Statements................................146

      13.2. Valuation of Reorganized Congoleum.............................146

Article 14  SOURCES OF INFORMATION PROVIDED AND THE ACCOUNTING
            METHOD USED....................................................149

      14.1. Sources of Information.........................................149

      14.2. Accounting Method..............................................149

                                    EXHIBITS

Exhibit A   Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy
            Code of the Futures Representative, the Debtors, the Official
            Asbestos Claimants' Committee and the Official Committee of
            Bondholders for Congoleum Corporation, et al., dated as of February
            5, 2008

Exhibit B   Liquidation Analysis

Exhibit C   Audited Financial Statements of Congoleum Corporation for the Year
            Ended December 31, 2006 (downloaded from www.sec.gov)

Exhibit D   Unaudited Financial Statements of Congoleum Corporation for the
            Quarter Ended September 30, 2007 (downloaded from www.sec.gov)

                                    ARTICLE 1
                                  INTRODUCTION

1.1.  This Solicitation - Purpose of Disclosure Statement

            The Plan Proponents transmit this Disclosure Statement, pursuant to section 1126(b) of the Bankruptcy Code, for use in this Solicitation of votes to accept the Plan.

            This Solicitation is being conducted in order to obtain sufficient acceptances to enable the Plan to be confirmed by the Bankruptcy Court pursuant to the provisions of the Bankruptcy Code. This Disclosure Statement is being transmitted in order to provide adequate information to enable holders of Asbestos Personal Injury Claims, Asbestos Property Damage Claims, Senior Note Claims, and ABI Claims, who are Impaired under the Plan, to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. In addition, because all Plan Trust Asbestos Claims will be channeled into and addressed by the Plan Trust following the Effective Date of the Plan, this Disclosure Statement is being transmitted in order to provide adequate information to enable all holders of Asbestos Personal Injury Claims and Asbestos Property Damage Claims to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 524(g) of the Bankruptcy Code.

            The Plan Proponents strongly recommend the Plan as being a fair and equitable method to address the Company's ongoing asbestos liability issues, and as being fair and equitable to the other creditors of the Company in light of such asbestos liability issues, and encourages the Plan's acceptance by creditors entitled to vote.

1.2.  Voting Procedures

            The Plan Proponents are soliciting acceptances of the Plan from (a) all known holders of Asbestos Personal Injury Claims or their authorized representatives, except those holders whose Claims have been expunged or withdrawn pursuant to a Final Order of the Bankruptcy Court, (b) all known Asbestos Property Damage Claims or their authorized representatives, except those holders whose Claims have been expunged or withdrawn pursuant to a Final Order of the Bankruptcy Court, (c) all known holders of Senior Note Claims, and
(d) ABI as the holder of the ABI Claims.

            The Voting Agent will send solicitation packages, in such format as has been approved by the Bankruptcy Court, containing notice of the time for voting on the Plan, filing objections and the hearing on confirmation, the order approving the Disclosure Statement and Plan, appropriate ballots, and voting instructions, among other things, to known holders of Asbestos Personal Injury Claims, holders of Asbestos Property Damage Claims, holders of Senior Note Claims, and holders of ABI Claims, or their counsel. Asbestos Claimants, holders of Asbestos Property Damage Claims, holders of Senior Note Claims, and holders of ABI Claims, or their counsel, should read the solicitation package materials carefully and follow the voting instructions listed on the ballot. Holders of Asbestos Personal Injury Claims, holders of Asbestos Property Damage Claims, holders of Senior Note Claims, and holders of ABI Claims, or their counsel, should only use the appropriate ballot(s) corresponding to the class for which a vote is being cast. Only those Claimants whose Asbestos Personal Injury Claims and Asbestos Property Damage Claims are allowed for voting purposes will be entitled to vote on the Plan.

            If at least seventy-five percent (75%) of holders of Asbestos Personal Injury Claims and Asbestos Property Damage Claims, respectively, to be channeled into and addressed by the Plan Trust that have voted on the Plan, vote to accept the Plan and such votes are received by the Voting Deadline (the "Requisite Acceptances"), the Plan Proponents expect to seek confirmation of the Plan promptly.

1.3.  Voting Deadline

            IN ORDER TO BE COUNTED FOR VOTING PURPOSES, BALLOTS MUST ACTUALLY BE RECEIVED BY THE VOTING AGENT BY 5:00 P.M. PREVAILING EASTERN TIME ON [________________], 2008 UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE FOLLOWING ADDRESS:

                              Logan & Company, Inc.
                            Re: Congoleum Corporation
                                 546 Valley Road
                        Upper Montclair, New Jersey 07043

1.4.  Overview of the Reorganization

      (a)   Brief Explanation of Chapter 11

            Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

            THE CONSUMMATION OF A PLAN OF REORGANIZATION IS THE PRINCIPAL OBJECTIVE OF A CHAPTER 11 CASE. A PLAN OF REORGANIZATION SETS FORTH THE MEANS FOR TREATING CLAIMS AGAINST AND EQUITY INTERESTS IN A DEBTOR. CONFIRMATION OF A PLAN OF REORGANIZATION BY THE BANKRUPTCY COURT MAKES THE PLAN BINDING UPON THE DEBTOR, ANY PERSON OR ENTITY ACQUIRING PROPERTY UNDER THE PLAN, AND ANY CREDITOR OF, OR INTEREST HOLDER IN, THE DEBTOR, WHETHER OR NOT SUCH CREDITOR OR INTEREST HOLDER (I) IS IMPAIRED UNDER OR HAS ACCEPTED THE PLAN OR (II) RECEIVES OR RETAINS ANY PROPERTY UNDER THE PLAN. SUBJECT TO CERTAIN LIMITED EXCEPTIONS AND OTHER THAN AS PROVIDED IN THE PLAN ITSELF OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER DISCHARGES THE DEBTOR FROM ANY DEBT THAT AROSE PRIOR TO THE DATE OF CONFIRMATION OF THE PLAN AND SUBSTITUTES THEREFOR THE OBLIGATIONS SPECIFIED UNDER THE CONFIRMED PLAN.

1.5.  Overview of the Plan

            The following is a brief summary of certain information contained elsewhere in this Disclosure Statement and in the Plan. The summary is necessarily incomplete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Disclosure Statement, the exhibits hereto and the other Plan Documents.

            The Plan is a product of extensive efforts by the Futures Representative, in negotiation with the Bondholders' Committee, the Asbestos Claimants' Committee, Claimants' Counsel, ABI, and the Debtors, to propose a plan of reorganization for the Company that is fair and equitable to all parties in interest, that provides for the issuance of an injunction under section 524(g) of the Bankruptcy Code that results in the channeling of asbestos related liabilities of Congoleum to the Plan Trust and that is confirmable taking into account applicable law, including all rulings of the Bankruptcy Court in the Reorganization Cases.

            The Plan provides for, among other things, payment in full of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Priority Claims, and the establishment of the Plan Trust to satisfy Plan Trust Asbestos Claims. Lender Secured Claims, Other Secured Claims, and General Unsecured Claims are not Impaired or affected by the Plan. The Plan shall be binding on all parties holding Claims, whether asserted or not, against the Company.

            The essential elements of the reorganization contemplated by the Plan include, among other things:

      (a) the creation of the Plan Trust which is intended to be a "qualified settlement fund" within the meaning of Section 1.468B - 1(a) of the Treasury Regulations promulgated under Section 468B of the IRC, that will assume the liabilities of the Debtors with respect to all Plan Trust Asbestos Claims and will use Plan Trust Assets and income to pay Plan Trust Asbestos Claims as provided in the Plan and the Plan Trust Documents;

      (b)   the funding of the Plan Trust with the Plan Trust Assets;

      (c) the classification of Claims and Interests and the treatment of such Claims and Interests under the Plan;

      (d) the payment of Claims in accordance with the requirements of the Bankruptcy Code;

      (e) the establishment and implementation of the TDP as provided in the Plan Trust Agreement for the resolution of Asbestos Personal Injury Claims;

      (f) the issuance of certain injunctions, including but not limited to, the Discharge Injunction, the Anti-Suit Injunction and the Asbestos Channeling Injunction;

      (g) the issuance by Reorganized Congoleum of the New Senior Notes and the New Common Stock pursuant to the Plan;

      (h)   the procedures for addressing and resolving Disputed Claims;

      (i)   entry into the Exit Facility;

      (j) the merger of the Subsidiary Debtors with and into Congoleum, with Reorganized Congoleum as the sole surviving entity;

      (k)   the governance and management of Reorganized Congoleum;

      (l)   the Omnibus Claimant Settlement; and

      (m)   the retention of jurisdiction by the Bankruptcy Court.

            Plan Trust. On the Effective Date of the Plan, all Plan Trust Asbestos Claims will be assumed by and transferred to the Plan Trust. The Plan Trust will be funded with the Plan Trust Assets which will include, without limitation, the following assets and any income, profits and proceeds derived therefrom:

            o     the Plan Trust Common Stock;

            o     the Asbestos Insurance Rights;

            o the proceeds of the Asbestos Insurance Settlement Agreements (except as otherwise provided in the Plan);

            o     the proceeds of the Asbestos In-Place Insurance Coverage;

            o     the proceeds of the Asbestos Insurance Actions;

            o     the proceeds of the Asbestos Insurance Action Recoveries;

            o     the Asbestos Property Damage Insurance Rights;

            o     Plan Trust Bankruptcy Causes of Action;

            o other Causes of Action, other than Bankruptcy Causes of Action, related to Plan Trust Asbestos Claims and Plan Trust Assets; and

            o the rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement.

            Treatment of Asbestos Personal Injury Claims: As of the Effective Date, all liability for all Asbestos Personal Injury Claims (which includes all Claims in Class 7A and all Claims in Class 7B) as well as liability for all future Demands shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Asbestos Personal Injury Claim and future Demand shall be resolved pursuant to the Plan Trust Agreement and the TDP. The TDP shall apply to all holders of Asbestos Personal Injury Claims and future Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages.

            As of the Effective Date, all Settled Claimants in Class 7A (that is, other than Settled Claimants with Litigation Rights), pursuant to the Omnibus Claimant Settlement, will have been restored to status quo ante at the time they entered into their Pre-Petition Settlement Agreement or the Claimant Agreement, respectively, and shall be treated by the Plan Trust as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all other Asbestos Personal Injury Claims in Class 7A. Settled Claimants in Class 7A shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimants will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements). As part of the Omnibus Claimant Settlement, each Settled Claimant party to the Claimant Agreement will give up all of its rights under the Claimant Agreement.

            All Settled Claimants with Litigation Rights in Class 7B have elected, in accordance with the Omnibus Claimant Settlement, to seek declaratory judgment that the liquidated amounts under their Pre-Petition Settlement Agreements may be recognized and treated in a plan of reorganization pursuant to Bankruptcy Code ss. 524(g). Settled Claimants with Litigation Rights will be treated by the Plan Trust as follows:

                  o Alternative A: If a Final Order in connection with the Continued Adversary Proceeding determines that a ss. 524(g) plan may not treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Settled Claimants with Litigation Rights have agreed and are deemed to voluntarily release any and all rights in their Pre-Petition Settlement Agreements and they (A) shall be restored to their status quo ante at the time they entered into their Pre-Petition Settlement Agreements, and shall be treated as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all Asbestos Personal Injury Claims in Class 7A and (B) shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimant with Litigation Rights will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements); or

                  o Alternative B: If a Final Order in connection with the Continued Adversary Proceeding determines that a ss. 524(g) plan may treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Final Order shall be deemed incorporated into the Plan and Settled Claimants with Litigation Rights shall be entitled to assert a claim under the TDP for the amount for which their Asbestos Personal Injury Claims were settled pre-petition and shall be paid pursuant to the TDP procedures (including application of the Payment Percentage (as defined in the TDP) to such settled amounts).

            Treatment of Asbestos Property Damage Claims: Allowed Asbestos Property Damage Claims will be paid from the Asbestos Property Damage Claim Sub-Account in accordance with procedures established pursuant to the Plan Trust Agreement.

            Treatment of ABI Claims. Pursuant to and in consideration of the Intercompany Settlement and Section 5.15 of the Plan and other terms of the Plan, on the Effective Date all Intercompany Agreements shall be rejected and all ABI Claims, including without limitation any ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the Plan), shall be deemed Disallowed and expunged.

            Injunctions: The Plan will permit the businesses of the Reorganized Debtors to operate free of asbestos-related claims and litigation, through the operation of the following injunctions pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code (the "Injunctions"):

            Discharge Injunction: The Reorganized Debtors will be protected from Claims and litigation by the Debtors' discharge and the Discharge Injunction, which will prohibit and enjoin the taking of any legal action against Congoleum, Reorganized Congoleum and others based upon any Claim, Asbestos Claim or Demand. For a complete description of the Discharge Injunction, see Section 11.4 of the Plan.

            Asbestos Channeling Injunction: The Plan provides for an injunction pursuant to section 524(g) of the Bankruptcy Code with respect to Plan Trust Asbestos Claims against the Debtors, the Reorganized Debtors and any Protected Party. For a complete description of the Asbestos Channeling Injunction, see Section 11.5 of the Plan.

            Anti-Suit Injunction: The Plan provides for an injunction pursuant to section 105(a) of the Bankruptcy Code to protect Settling Asbestos Insurance Companies from non-asbestos liability released under any Asbestos Insurance Settlement Agreement. For a complete description of the Anti-Suit Injunction, see Section 11.10 of the Plan.

            Directors and Officers of Reorganized Congoleum: The initial board of directors of Reorganized Congoleum shall consist of five (5) directors. One of such directors shall be selected by the Bondholders' Committee, one of such directors shall be selected by a majority in amount of the Initial Backstop Participants, two of such directors shall be selected jointly by the Futures Representative and the Asbestos Claimants' Committee, and one of such directors shall be Reorganized Congoleum's chief executive officer. The identity of such directors shall be disclosed by the Plan Proponents in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed prior to the Confirmation Hearing. Each of the Persons on the initial board of directors of Reorganized Congoleum shall serve in accordance with the Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum, as the same may be amended from time to time. Subsequently, Reorganized Congoleum's board of directors shall be elected in accordance with Reorganized Congoleum's governing documents.

            The initial officers of Reorganized Congoleum shall be set forth in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed at such time. The initial officers shall serve in accordance with the Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum, as the same may be amended from time to time.

      Notwithstanding the foregoing, as part of the Intercompany Settlement described in Section 8.32 below, ABI shall make the services of Roger Marcus, Richard Marcus and Howard Feist, III available to Reorganized Congoleum for two years after the Effective Date in consideration of a base annual fee of $750,000 and an annual incentive fee. Roger Marcus shall serve as Chief Executive Officer and Director of Reorganized Congoleum. Howard Feist III shall serve as Chief Financial Officer of Reorganized Congoleum. Substantially all of Roger Marcus's time, approximately 25% of Richard Marcus's time, and approximately 50% of Howard Feist III's time, in each case, during normal working hours on an annual basis shall be made available by ABI to Reorganized Congoleum for the two years following the Effective Date.

      Further, five percent of Reorganized Congoleum's total authorized number of shares of common stock shall be reserved for issuance by Reorganized Congoleum for equity based compensation and awards to the management team of Reorganized Congoleum with terms to be determined by the Board of Directors of Reorganized Congoleum.

            Plan Classes: The Plan divides all Claims and Interests into 11 different Classes. Each Claim will receive the same treatment as all other Claims in the same Class under the Plan, so that the applicable terms of the Plan for each Claim depend upon its classification. Section 1.6 -- "Summary Description of Classes and Distributions" below, contains a summary description of the treatment of each Class under the Plan, including whether the Class is Impaired or Unimpaired by the Plan and whether the Claims in the Class are channeled into and addressed by the Plan Trust. If a Class is Impaired by the Plan, the holders of claims in that Class are entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code to the extent such holder's claim is Allowed or temporarily allowed for voting purposes. Notwithstanding the foregoing, holders of Congoleum Interests in Class 10 are deemed to have rejected the Plan in accordance with the provisions of Section 1126(g) of the Bankruptcy Code and, accordingly, their separate vote will not be solicited. If the Claims in a Class are channeled to, addressed, processed and paid by the Plan Trust in accordance with the Plan Trust and the TDP, the holders of claims in that Class are entitled to vote in favor of or against the Plan under section 524(g) of the Bankruptcy Code.

            TDP: The TDP to be adopted by the Plan Trust pursuant to the Plan Trust Agreement will establish procedures to assign a value to all Asbestos Personal Injury Claims and determine the timing and amount of payments to be made in respect of all Asbestos Personal Injury Claims. It is anticipated that the TDP will reduce expenses significantly, which expenses would otherwise reduce Plan Trust Assets available for distribution. All holders of Plan Trust Asbestos Claims will benefit from such cost savings, by maximizing the assets which are to be used for the payment of such Claims. The TDP filed with the Plan is consistent with the trust distribution procedures approved in other asbestos-related bankruptcy cases.

            It is anticipated that the Plan Trust may not be able to pay in full all Asbestos Personal Injury Claims as they are liquidated and may not be able to pay all Asbestos Personal Injury Claims in full over time. The mechanisms of the Plan Trust, however, have been designed to provide reasonable assurance that the Plan Trust will value, and will be in a financial position to pay, similar present and future Asbestos Personal Injury Claims against the Debtors in substantially the same manner. The Plan Trust will be administered by the Plan Trustee pursuant to the Plan Trust Agreement and the procedures contained therein.

1.6.  Summary Description of Classes and Distributions

            The Distributions to each Class are summarized in the table set forth below. The table is qualified in its entirety by reference to the more detailed and complete descriptions set forth in the Plan and elsewhere in this Disclosure Statement.

      (a)   Treatment of Administrative Claims and Priority Tax Claims

Description of Claims    Description of Distribution or Treatment Under the Plan
---------------------    -------------------------------------------------------

Administrative Claims    Unless the Debtors and the holder of an Allowed
                         Administrative Claim agree to a different treatment,
                         each holder of an Allowed Administrative Claim will
                         receive Cash equal to the unpaid portion of such
                         Allowed Administrative Claim on the Distribution
                         Date.  However, Administrative Claims incurred by the
                         Debtors during the Reorganization Cases in the
                         ordinary course of business or under a loan or
                         advance, which are not paid on or before the
                         Effective Date, will be paid by Reorganized Congoleum
                         in accordance with the terms and conditions of the
                         particular transactions relating to such liabilities
                         and any agreements relating thereto.
Priority Tax Claims      Unless the holder of a Priority Tax Claim agrees to a
                         different treatment, each holder of an Allowed
                         Priority Tax Claim will either (a) be paid in Cash in full on the Distribution Date or (b) at Reorganized
                         Congoleum's sole discretion, receive deferred Cash payments over a period not to exceed six years after the date of assessment of a value equal to such Allowed Priority Tax Claim as of the Effective Date.

(b)   Treatment of Classified Claims and Interests

Description of Claims
or Interests             Description of Distribution or Treatment Under the Plan
------------             -------------------------------------------------------

Class 1 - Priority       Unless Reorganized Congoleum and the holder of an
Claims                   Allowed Priority Claim agree to a different
                         treatment, each Allowed Priority Claim will be paid in full on the Distribution Date. Class 1 is Unimpaired.

Class 2 - Lender         The Lender Secured Claim shall be paid in full
Secured Claims           indefeasibly on the Effective Date or as soon
                         thereafter as practicable and Wachovia shall be released from any and all liabilities and causes of action in accordance with the Financing Order. Class
                         2 is Unimpaired.

Class 3 - Other Secured  Each holder of an Allowed Other Secured Claim shall
Claims receive one of the following three treatments at Reorganized Congoleum's sole option: (i) retain unaltered the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim shall be Reinstated on the Effective Date, (ii) the Debtors shall surrender all collateral securing such Claim to the holder thereof, in full satisfaction of such holder's Allowed Class 3 Claim, without representation or warranty by, or recourse against, the Debtors or Reorganized Congoleum or (iii) such holder shall be otherwise treated in a manner so that such Claim shall be rendered Unimpaired. Class 3 is Unimpaired.

Class 4 - Senior Note    Senior Note Claims shall be Allowed in an aggregate
Claims                   amount equal to at least $103,593,750.00, which shall
                         not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination, counterclaims, defenses, disallowance, impairment or any other challenges under applicable law or regulation by any person or entity. On the Distribution Date, each holder of an Allowed Senior
                         Note Claim shall receive, in full satisfaction of its Senior Note Claim, its Pro Rata share of each of the securities included in the Senior Note Distribution.
                         In addition, any holder of an Allowed Senior Note
                         Claim who is an Eligible Holder shall have the right to become an Additional Backstop Participant (as defined in the Put/Call Agreement) with respect to the Put/Call Agreement in the manner described therein. Class 4 is Impaired and holders of Class 4
                         Claims are entitled to vote to accept or reject the Plan.

Description of Claims
or Interests             Description of Distribution or Treatment Under the Plan
------------             -------------------------------------------------------

Class 5 - Workers'       Each holder of an Allowed Workers' Compensation Claim
Compensation Claims      will be paid in the ordinary course pursuant to such
                         rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 5 is Unimpaired.

Class 6 - ABI Claims     Pursuant to and in consideration of the Intercompany
                         Settlement and Section 5.15 of the Plan and other terms of the Plan, on the Effective Date all Intercompany Agreements shall be rejected and all ABI
                         Claims, including without limitation any ABI
                         Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section
                         5.15(b)(4)(B) of the Plan), shall be deemed
                         Disallowed and expunged.  Class 6 is Impaired.

Class 7 - Asbestos       As of the Effective Date, all liability for all
Personal Injury Claims   Asbestos Personal Injury Claims (which includes all
                         Claims in Class 7A and all Claims in Class 7B) as well as liability for all future Demands shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability thereof. Each Asbestos
                         Personal Injury Claim and future Demand shall be resolved pursuant to the Plan Trust Agreement and the TDP. The TDP shall apply to all holders of Asbestos
                         Personal Injury Claims and future Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages.

                         As of the Effective Date, all Settled Claimants in Class 7A (that is, other than Settled Claimants with Litigation Rights), pursuant to the Omnibus Claimant Settlement, will have been restored to status quo ante at the time they entered into their Pre-Petition Settlement Agreement or the Claimant Agreement, respectively, and shall be treated by the Plan Trust as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all other Asbestos Personal Injury Claims in Class 7A. Settled Claimants in Class 7A shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimants will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements). As part of the Omnibus Claimant Settlement, each Settled Claimant party to the Claimant Agreement will give up all of its rights under the Claimant Agreement.

Description of Claims
or Interests             Description of Distribution or Treatment Under the Plan
------------             -------------------------------------------------------

                         All Settled Claimants with Litigation Rights in Class 7B have elected, in accordance with the Omnibus Claimant Settlement, to seek declaratory judgment that the liquidated amounts under their Pre-Petition Settlement Agreements may be recognized and treated in a plan of reorganization pursuant to Bankruptcy Code ss. 524(g). Settled Claimants with Litigation Rights will be treated by the Plan Trust as follows:

                         o Alternative A: If a Final Order in connection with the Continued Adversary Proceeding determines that a ss. 524(g) plan may not treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Settled Claimants with Litigation Rights have agreed and are deemed to voluntarily release any and all rights in their Pre-Petition Settlement Agreements and they (A) shall be restored to their status quo ante at the time they entered into their Pre-Petition Settlement Agreements, and shall be treated as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all Asbestos Personal Injury Claims in Class 7A and (B) shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimant with Litigation Rights will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements); or

                         o Alternative B: If a Final Order in connection with the Continued Adversary Proceeding determines that a ss. 524(g) plan may treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Final Order shall be deemed incorporated into the Plan and Settled Claimants with Litigation Rights shall be entitled to assert a claim under the TDP for the amount for which their Asbestos Personal Injury Claims were settled pre-petition and shall be paid pursuant to the TDP procedures (including application of the Payment Percentage (as defined in the TDP) to such settled amounts).

                         Class 7 (including each of its subclasses) is Impaired.

Description of Claims
or Interests             Description of Distribution or Treatment Under the Plan
------------             -------------------------------------------------------

Class 8 - Asbestos       As of the Effective Date, all liability for all
Property Damage Claims   Allowed Asbestos Property Damage Claims will be
                         assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Allowed
                         Asbestos Property Damage Claim will be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan Trust Agreement. After the assets in the Asbestos Property Damage Claim
                         Sub-Account have been exhausted or transferred therefrom in accordance with the Plan Trust
                         Agreement, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims. All Asbestos
                         Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos
                         Property Damage Claim Bar Date will be deemed
                         Disallowed.  Class 8 is Impaired.

Class 9  - General       On the Distribution Date, each holder of an Allowed
Unsecured Claims         General Unsecured Claim will receive, in full
                         satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured
                         Claim, either (i) the Allowed Amount of its General
                         Unsecured Claim, in Cash, or (ii) such different treatment as may be agreed to by such holder and Reorganized Congoleum. Class 9 is Unimpaired.

Class 10 - Congoleum     On the Effective Date, the Congoleum Interests will
Interests                be cancelled and the holders of the Congoleum
                         Interests will retain and receive nothing on account of such Congoleum Interests. Class 10 is Impaired.

Class 11 - Subsidiary    On the Effective Date, the holders of the Subsidiary
Interests                Interests will retain such Interests.  Class 11 is
                         Unimpaired.


                                   ARTICLE 2
                               GENERAL INFORMATION

2.1.  Business of the Company Generally

      (a)   Congoleum

            Congoleum was incorporated in Delaware in 1986, but traces its history in the flooring business back to Nairn Linoleum Co. which began in 1886. Congoleum is the result of a 1986 merger between Resilco, Inc., a then subsidiary of a company previously known as Congoleum Industries, Inc., which subsidiary owned the resilient flooring operations that were later owned by Congoleum, and Resilient Acquisition Inc., a company formed for the purposes of merging with Resilco, Inc. The surviving corporation to that merger changed its name to Congoleum Corporation.

            In 1993, the business and assets of Congoleum and those of the Amtico Tile Division of ABI, which consisted of ABI's then existing U.S. flooring division (the "Tile Division"), were combined (the "Acquisition"). The Acquisition was effected through the organization of a new corporation, Congoleum Holdings Incorporated ("Congoleum Holdings"), to which Hillside Industries Incorporated ("Hillside Industries") contributed all of the outstanding capital stock of Resilient Holdings Incorporated ("Resilient"), the owner of all of the outstanding capital stock of Congoleum, and to which ABI contributed the assets and certain liabilities of the Tile Division. Upon consummation of the Acquisition, Congoleum Holdings owned all of the outstanding capital stock of Resilient, which, in turn, owned all of the outstanding capital stock of Congoleum, and Congoleum owned the Tile Division. The assets and liabilities comprising the Tile Division which were acquired by Congoleum in the Acquisition are held directly by Congoleum.

            Pursuant to the Acquisition, subject to certain exceptions, Congoleum is obligated to indemnify ABI for, among other things, all liabilities relating to ABI's former Tile Division, including, among others, liabilities related to product liability asbestos claims, to the extent that insurance proceeds related thereto are not actually recovered by ABI or ABI is not reimbursed or indemnified for those liabilities by any other source or entity (the "ABI Indemnification"). As of December 31, 2003, pursuant to the ABI Indemnification, Congoleum has paid ABI an aggregate amount of approximately $2.3 million for indemnified costs, expenses and liabilities incurred by ABI for asbestos-related claims pertaining to ABI's former Tile Division.

            In 1995, Congoleum completed a public offering (the "Offering") of 4,650,000 shares of its Class A common stock, par value $0.01 per share (the "Class A Common Stock"). The Class A Common Stock is entitled to one vote per share. Upon completion of the Offering, Congoleum implemented a Plan of Repurchase pursuant to which its two-tiered holding company ownership structure was eliminated through the merger of Congoleum Holdings, Resilient and Congoleum, pursuant to which Congoleum was the surviving corporation. Congoleum used most of the proceeds from the Offering to repurchase most of the shares of its Class B common stock, par value $0.01 per share (the "Class B Common Stock"), owned by Hillside (the "Repurchase"), which was, indirectly, the majority stockholder of Congoleum prior to the Repurchase. Congoleum's Class B Common Stock is generally entitled to two votes per share. As a result of the Repurchase, ABI acquired voting control of Congoleum.

            Since the Repurchase, ABI's equity ownership interest in Congoleum has further increased as a result of Congoleum's repurchases of its common stock combined with open market purchases by ABI of Congoleum's common stock. As of June 30, 2006, ABI's ownership of 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B common stock represented 69.4% of the voting control of Congoleum.

            Congoleum produces both sheet and tile floor covering products with a wide variety of product features, designs and colors. Congoleum also produces through-chip inlaid products for both residential and commercial markets. In addition, Congoleum purchases sundries and accessory products for resale. Congoleum's products serve both the residential and commercial hard-surface flooring markets, and are used in remodeling, manufactured housing, new construction and commercial applications.

            Congoleum owns four manufacturing facilities located in Maryland, Pennsylvania and New Jersey and leases corporate and marketing offices in Mercerville, New Jersey, which are described as follows:

Location                  Owned/Leased           Usage          Square Feet
--------------------------------------------------------------------------------
Finksburg, MD                 Owned        Felt                    107,000
Marcus Hook, PA               Owned        Sheet Flooring        1,000,000
Trenton, NJ                   Owned        Sheet Flooring        1,050,000
Trenton, NJ                   Owned        Tile Flooring           282,000
Mercerville, NJ              Leased        Corporate Offices        55,902

            The Finksburg facility consists primarily of a 16-foot wide felt production line.

            The Marcus Hook facility is capable of manufacturing rotogravure printed sheet flooring in widths of up to 16 feet. Major production lines at this facility include a 12-foot wide oven, two 16-foot wide ovens, a 12-foot wide printing press and a 16-foot wide printing press.

            The Trenton sheet facility is capable of manufacturing rotogravure printed and through-chip inlaid sheet products in widths up to 6 feet. Major production lines, all six-foot wide, include an oven, a rotary laminating line and a press. The examination, packing and warehousing of all sheet products (except products for the manufactured housing segment) occur at the Trenton plant distribution center.

            The Trenton tile facility consists of three major production lines, a four-foot wide commercial tile line, a two-foot wide residential tile line and a one-foot wide residential tile line.

            Productive capacity and extent of utilization of Congoleum's facilities are dependent on a number of factors, including the size, construction, and quantity of product being manufactured, some of which also dictate which production line(s) must be utilized to make a given product. Congoleum's major production lines were operated an average of 77% of the hours available on a five-day, three-shift basis in 2005, with the corresponding figure for individual production lines ranging from 43% to 103%.

            In August 2006, an explosion caused extensive damage to components of a major production line at the Company's Marcus Hook facility. By implementing a seven-day operation on its other production line and purchasing base material from a competitor, the Company was able to meet substantially all production requirements. The Company's insurance carrier paid substantially all excess costs (beyond a deductible) for replacing the damaged equipment and expenses to replace production capacity. Fabrication and installation of replacement equipment was completed by December 31, 2006. The line was operational by January 2007. The cost to replace equipment and excess expenses incurred to meet production requirements totaled $10.1 million which was reimbursed to the Company by the insurer. The Company recognized a $1.3 million gain to recognize the difference between insurance proceeds for the replacement of fixed assets and their respective book value which is reported in other income.

            Although many of Congoleum's manufacturing facilities have been substantially depreciated, Congoleum has generally maintained and improved the productive capacity of these facilities over time through a program of regular capital expenditures. Congoleum considers its manufacturing facilities to be adequate for its present and anticipated near-term production needs.

            Congoleum is one of many defendants in a large number of actions filed by individuals alleging injuries resulting from exposure to asbestos and asbestos-containing products, including resilient sheet vinyl and tile manufactured by Congoleum and tile manufactured by the Tile Division or, in the worker's compensation cases, from exposure to asbestos in the course of employment with Congoleum. Congoleum discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974.
            Congoleum purchased liability insurance policies that it believes obligates the insurers to provide coverage for Asbestos Claims. A description of Congoleum's historical asbestos liabilities is set forth in Section 2.2(a) -- "Factors Leading to the Need for Bankruptcy Relief - Asbestos Claims Against Congoleum" below. A description of certain Congoleum insurance assets relating to Asbestos Claims is located in Section 2.2(b) -- "Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims" below. A more detailed description of Congoleum's business and other material assets is located in
Article 4 -- "The Company: Corporate Structure and Management" below.

      (b) CFI

            CFI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum Financial Corporation, which was a wholly owned subsidiary of Congoleum. On January 27, 2003, Congoleum Financial Corporation was merged with and into CFI, with CFI surviving the merger, and the separate legal existence of Congoleum Financial Corporation ceased. CFI is a wholly owned subsidiary of Congoleum and a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

            Congoleum Financial Corporation was incorporated on November 12, 1998 under the laws of the State of Delaware. Congoleum Financial Corporation's business included providing debt financing to Congoleum. As of the date of this Disclosure Statement, Congoleum did not have any debt outstanding with CFI.

      (c) CSI

            CSI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum. CSI's business includes providing sales and promotion services for the purpose of promoting Congoleum's business. CSI is a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

2.2.  Factors Leading to the Need for Bankruptcy Relief; Insurance

      (a)   Asbestos Claims Against Congoleum

            Congoleum, along with many other manufacturers, including several of its competitor sheet vinyl and tile manufacturers, became the subject of numerous claims by individuals asserting bodily injury as a result of alleged exposure to asbestos-containing products. As a result of the explosion of asbestos claims and litigation in recent years, and the increasing costs of settlement and defense, certain sheet vinyl and tile manufacturers and many others in related industries, including flooring manufacturers similar to Congoleum, have filed Chapter 11 proceedings.

            As of December 31, 2000, there were approximately 12,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2001, there were approximately 25,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2002, there were approximately 56,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of June 30, 2003, there were approximately 91,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. Thus, the number of known claimants with Asbestos Personal Injury Claims pending against Congoleum doubled from 2001 to 2002, and nearly doubled in the first six months of 2003.

            In the spring of 2001, two damages verdicts in the amount of approximately $18.2 million and $15.8 million, respectively, were rendered in favor of plaintiffs in asbestos personal injury claims brought by Kenneth Cook and Richard Arsenault in New York State Supreme Court, New York County. Under the reverse bifurcation procedure then in effect in New York, liability would still have to be established. The liability trial against Congoleum was scheduled for September 2002. Congoleum retained a leading jury consulting firm to conduct a mock trial to assess its likelihood of prevailing at trial. The mock jury trial was conducted in August 2002. Congoleum's defense attorney advised Congoleum that it was likely to lose at trial and that there was a risk for a joint and several finding against Congoleum. During the period following August 2002, Congoleum faced a situation in which its primary insurers claimed that their policies were exhausted (as supported by applicable New Jersey law at the time) while at the same time its excess carriers claimed that the primary layers were not exhausted and that therefore excess coverage was not available. This left Congoleum with no carriers ready and willing to pay claims or defense costs. Thus, Congoleum was placed in an untenable position as a result of the foregoing confluence of events. During the fourth quarter of 2002, Congoleum continued its efforts to attempt to secure insurance coverage from its excess insurance carriers and also began the process of seeking a global resolution in the form of a prepackaged bankruptcy.

            During the fourth quarter of 2002, Congoleum engaged an outside actuary to conduct an updated analysis of Congoleum's asbestos-related liabilities. Developments during the latter part of 2002 included a significant increase in claims filed against Congoleum and higher settlement requirements, and the exhaustion of primary insurance coverage combined with a dispute of coverage by certain of its excess insurance carriers. These developments, together with an inability to reach agreement with excess carriers to provide coverage for the pending asbestos claims, led to Congoleum's plan to file a plan of reorganization under Chapter 11 of the Bankruptcy Code.

            The study concluded that the minimum gross liability for the 56,567 known claimants at December 31, 2002, using average settlement payments by disease for claims settled in 2001 and 2002, was $310 million. This amount did not include defense costs, liability for the 30,000 additional claimants purportedly existing at December 31, 2002, for which Congoleum did not then have any record, or for future claims, which the study concluded could not be reasonably determined in light of the available data and uncertainty arising from an announcement on January 13, 2003 that Congoleum had decided to pursue a possible resolution of its asbestos crisis through a prepackaged bankruptcy filing. Congoleum's estimated minimum gross liability at the time was substantially in excess of both the total assets of Congoleum (without giving effect to rights under insurance policies) as well as Congoleum's previous estimates made in prior periods of the maximum liability for both known and unasserted claims. Congoleum has stated that it believes that (without giving effect to rights under insurance policies) it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. In addition, Congoleum has stated that it believes that its going concern or liquidation value is substantially less than the minimum gross liability for the known asbestos claims against it.

      (b) Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims

            To date, Congoleum has discovered excess insurance policies (in whole or in part), or evidence of excess policies, that were issued to Congoleum beginning in December 1953, and which Congoleum believes cover claims by third parties injured by its activities, including but not limited to claims alleging injury from asbestos. Such policies obligate the insurers to pay amounts that Congoleum becomes liable to pay in connection with, among other things, claims alleging bodily injury. Generally, such policies also obligate the insurers to pay defense costs in connection with claims against Congoleum, either in addition to the applicable limits of liability of the policies, as in the case of primary and some excess policies, or subject to such limits of liability. The discussion in this Section 2.2(b) applies only to policy periods through 1985.

            The liability policies purchased by Congoleum generally provide two types of limits of liability. The first type, the "per occurrence" limit, generally limits the amount the insurer will pay in connection with a single "occurrence" to which the limit applies, as the term "occurrence" is defined in the policy. The second type, the "aggregate" limit, generally limits the total amount the insurer will pay in connection with all occurrences covered by the policy for bodily injury to which the aggregate limit applies.

            In the context of asbestos personal injury, the policies purchased by Congoleum generally provide coverage for two fundamental types of claims. The first type consists of claims in which the alleged exposure to asbestos is within the "products hazard" or the "completed operation's hazard" as those terms are defined in the policies. Such claims, referred to herein as "products" claims, include claims alleging exposure to asbestos-containing products manufactured or sold by Congoleum. In many states, asbestos claims within the "products hazard" may be considered a single occurrence subject to annual limits in each insurance policy. In addition, coverage for products claims may be subject to a specified annual aggregate limit of liability under some of the policies purchased by Congoleum.

            The second type of claim involves exposure not within the scope of the policies' products hazard or completed operations hazard. Such claims, referred to herein as "non-products" claims, include claims involving alleged exposure to asbestos-containing materials, whether or not manufactured by Congoleum while such materials were present at premises or facilities owned or operated by Congoleum or at locations where asbestos material may have been disposed of by Congoleum. Although non-products claims have been asserted against Congoleum, the vast majority of asbestos-related claims that have been brought to date are products claims.

            During the period in which Congoleum produced asbestos-containing products, Congoleum purchased primary and excess insurance policies providing in excess of $1 billion of limits of liability for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In February 2001 and then in August 2002, Congoleum received notice from its two lead primary insurance carriers that its primary insurance coverage was exhausted.

            The exhaustion of limits by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims within the "products hazard" and that Congoleum was limited to only one per occurrence limit for multiple years of coverage for such claims. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in indemnity coverage plus related defense costs before their policies were implicated. On April 10, 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Although Congoleum was not a party to this case, the decision in the Spaulding Case was likely binding on Congoleum and its primary insurance company. Thus, based on the Spaulding Case decision, the primary insurance company became obligated to provide the additional $13 million of coverage previously disputed by the excess carriers. After the Spaulding decision was decided, Congoleum entered into settlement negotiations and reached a settlement with the primary insurance company that had previously contended that limits in successive policies were not cumulative for asbestos claims within the "products hazard."

            Prior to the decision in the Spaulding Case, Congoleum had entered into settlement agreements with asbestos claimants exceeding the $13 million amount of previously disputed coverage. The excess carriers objected to the reasonableness of these settlements. Congoleum believes that the excess carriers will continue to dispute the reasonableness of the settlements, contend that their policies still are not implicated and dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess carriers have also raised various objections to Congoleum's reorganization strategy and negotiations.

            In addition, several of Congoleum's insurers contend that multiple year policies do not provide annual limits, but that stated limits are for the entire policy period, ranging from two years to up to five years. Several of Congoleum's insurers also contend that Congoleum is unable to establish that they issued policies to Congoleum and that policies Congoleum contends they issued were not issued and never existed. If the insurers are correct in their positions, which Congoleum disputes, then the amount of insurance available to pay asbestos liabilities would be substantially less than $1 billion.

      (c)   Coverage Litigation

            Litigation between Congoleum and its excess insurance carriers, and the guaranty funds and associations for the State of New Jersey was initiated on September 15, 2001, by one of Congoleum's excess insurers. Congoleum has reached settlements with its insurance brokers in this litigation. Congoleum has also reached settlements with certain of its insurance carriers, which are described in Section 5.12 - "Settlements with Insurers and Brokers" below.

            On February 26, 2003, one of Congoleum's excess insurers filed a motion for preliminary and permanent injunctive relief seeking, among other things, an order enjoining Congoleum from settling any asbestos claims against Congoleum, individually or as part of a global resolution, without insurer consent and compelling Congoleum to allow insurers to participate in the settlement discussions. On March 26, 2003, the court denied, in part, the insurers' request for injunctive relief and granted that portion of the relief sought requiring Congoleum to provide the insurers with certain information fixed by the terms of the court's order in response to the insurers' requests.

            The parties conducted extensive discovery. Congoleum produced numerous employees and other representatives for multiple days of depositions and produced hundreds of thousands of pages of documents relating to the Claimant Agreement, the prepackaged bankruptcy proceeding, and other matters. Congoleum also served discovery requests and received discovery responses, and conducted depositions of numerous insurance company employees and representatives.

            On or about July 11, 2003, certain upper layer excess insurers (i.e., those in the second excess layer and above) filed a motion for summary judgment seeking to dismiss Congoleum's breach of contract claims as to such upper layer excess carriers. On August 26, 2003, the court granted the defendants' motion. This ruling did not impact the declaratory judgment count of the coverage litigation. The court also held that the ruling is not a determination as to whether Congoleum had a right to enter into the Claimant Agreement and may not be used by the insurers to determine Congoleum's ability to enforce insurance coverage for the Claims addressed in the Claimant Agreement. The court also held that the question of whether there was a sound and reasonable basis for entering into the Claimant Agreement was not and could not be decided by this motion.

            On September 10, 2003, one of Congoleum's excess insurers filed a motion for summary judgment seeking a ruling that the Claimant Agreement is unreasonable and was not entered into in good faith as a matter of law. Most of the excess insurers joined in the application. On November 7, 2003, the court denied the insurers' motion for summary judgment in its entirety.

            In December 2003, several of Congoleum's excess insurers filed motions for summary judgment seeking a ruling that Congoleum had violated the duty to cooperate, consent to settle and anti-assignment provisions of their insurance policies and, as a result, the Claimant Agreement was not enforceable against them. Most of the excess insurers joined in the application.

2.3.  Additional Insurance Issues Relevant to the Chapter 11 Filing

      (a)   Continuation of Coverage Litigation Post-Petition

            With respect to the motions for summary judgment filed by insurers pre-petition and described in Section 2.2(c) above, on April 19, 2004, the court denied the insurers' motions for summary judgment in their entirety.

            On February 25, 2004, Congoleum filed an application for leave to file a Third Amended Complaint against the excess insurers to allege claims for breach of the implied covenant of good faith and fair dealing and for bad faith. On March 5, 2004, the court granted Congoleum's application for leave to file a Third Amended Complaint in its entirety. On or about March 12, 2004, Congoleum filed the Third Amended Complaint and served each excess insurer with a copy.

            On March 22, 2004, Congoleum filed an application for a jury trial during the Phase I trial. On April 19, 2004, the court denied Congoleum's application. Congoleum filed an application for leave to appeal, but the Appellate Division refused to consider the appeal of the jury trial ruling on an interlocutory basis.

            On August 12, 2004, the court entered a new case management order with respect to the pending insurance coverage litigation, Case Management Order No. IV ("CMO IV"), that divides the trial into three phases. CMO IV sets forth the deadlines for completing fact and expert discovery. CMO IV also established deadlines for dispositive and pre-trial motion practice. A new judge was assigned to the case effective February 23, 2005 and the schedule was modified as a result.

            On February 22, 2005, the court ruled on a series of summary judgment motions filed by various insurers. The court denied a motion for summary judgment filed by certain insurers, holding that there were disputed issues of fact regarding the intent of the settling parties and whether the claimants had released Congoleum from any liability for the asbestos bodily injury claims of the claimants who signed the Claimant Agreement and the other settlement agreements.

            The court also denied another motion for summary judgment filed by various insurers who argued that they did not have to cover the liability arising from the Claimant Agreement because they had not consented to it.

            The court granted summary judgment regarding Congoleum's bad faith claims against excess insurers (other than first-layer excess insurers), holding the refusal of these excess insurers to cover the Claimant Agreement was at least fairly debatable and therefore not in bad faith. Subsequently, bad faith claims against first-layer insurers were dismissed by stipulation. However, Congoleum contends that the court must still determine whether the insurers fairly and honestly considered the Claimant Agreement before refusing to consent to it.

            On March 18, 2005, the Debtors filed a motion in the Bankruptcy Court asking the Bankruptcy Court to vacate its prior order lifting the automatic stay in bankruptcy to permit the Coverage Litigation to proceed. The Debtors requested that the Coverage Litigation proceedings be stayed until the Debtors had completed their plan confirmation process in the Bankruptcy Court. A hearing on the Debtors' motion was held on April 12, 2005 and the motion was denied.

            The Phase 1 trial in the insurance coverage litigation began on August 2, 2005. The court defined the scope of the Phase 1 trial as follows:

      All issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in the litigation for the global claimant's agreement entered into by Congoleum, including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum.

            In or about mid-November, 2005, and in early December 2005, certain insurers filed motions for summary judgment on the ground, inter alia, that the decision of the United States Court of Appeals for the Third Circuit reversing the Bankruptcy Court's order approving the retention of Gilbert Heintz & Randolph LLP firm in In re Congoleum, 426 F.3d 675 (3d Cir. 2005), and/or Congoleum's filing of avoidance actions in the Bankruptcy Court, entitled them to judgment as a matter of law on the Phase I issues. On March 16, 2006, the court denied the summary judgment motions filed by insurers, ruling that the motions, which were filed and argued before the close of plaintiff's case, were procedurally not ripe for decision and that there were questions of fact that prevented granting a summary judgment motion.

            Congoleum completed the presentation of its case-in-chief on April 28, 2006. Certain insurers thereafter moved for involuntary dismissal or judgment in their favor (the "directed verdict motions"), arguing that the evidence in the case, even when accepted as true and even after giving Congoleum the benefit of all legitimate inferences that may be drawn from such evidence, as New Jersey law requires at the close of the plaintiff's case, was not sufficient to sustain a decision in Congoleum's favor on Phase I. A variety of theories were advanced by the insurers similar to those previously made in their earlier motions for summary judgment, including but not limited to that (a) the settlements are unreasonable and were not negotiated or made in good faith; (b) the insurers were not in breach of their policies and, therefore, had the right to withhold their consent to the settlements if their objections were reasonable; (c) because the settlements were structured so as to be paid only from insurance proceeds, not by Congoleum, the insurers may avoid coverage entirely under the "legally obligated to pay" language of certain policies; (d) the alleged admissions made in the pleadings filed in support of the Avoidance Actions mandated dismissal; (e) Congoleum cannot establish exhaustion of underlying limits of insurance; and (f) the evidence in the case does not allow for reasonable people to disagree on these points.

            Hearings on the directed verdict motions were held on June 2 and June 7, 2006. On July 13, 2006, the court denied the motions in their entirety as to all defendants. The court determined that, under the applicable legal standard, which forbids the court from making credibility determinations and requires the evidence and all inferences to be drawn from the evidence to be construed in Congoleum's favor at this stage of the case, there remained fact questions that could only be resolved at the conclusion of the trial.

            In addition to the directed verdict motions discussed above, which advanced arguments of general applicability to Congoleum's claims against all of the insurers, two motions were filed by various Century entities at the close of the plaintiff's case and sought relief specific to these Century entities. In the first motion, Century sought a dismissal as to Insurance Company of North America ("INA") Policy XCPGO790870-2, a 1985 INA policy, on the ground that the policy contains an asbestos exclusion set forth in an endorsement issued on May 1, 1985. The court granted the motion on June 20, 2006, based on the asbestos exclusion, and ordered the dismissal with prejudice and without costs of Congoleum's claims for coverage for all asbestos bodily injury claims with respect to that particular INA policy, as more particularly set forth in the order. In the second motion, ACE American Insurance Company (formerly CIGNA Insurance Company) and ACE Property and Casualty Insurance Company (formerly CIGNA Property and Casualty Insurance Company) (collectively, the "Former CIGNA Entities") sought dismissal of Congoleum's claims against those entities for the reasons stated in the moving parties' papers, which Congoleum contested. On June 20, 2006, the court granted this motion, dismissing the Former CIGNA Entities, as more particularly set forth in the order. In addition, by stipulation dated June 19, 2006, and filed with the Court on June 20, 2006, the parties stipulated that Century was the successor-in-interest to INA with regard to certain INA insurance policies issued to Congoleum, as more particularly set forth in the stipulation.

            At the time it denied the directed verdict motions, the court strongly encouraged the parties to cooperate in completing the remainder of the Phase I trial to avoid unnecessary delays.

            On May 18, 2007, the Superior Court of New Jersey issued its decision on the Phase I trial, ruling that the Claimant Agreement is an unreasonable agreement, not made in good faith, and therefore Congoleum's insurers have no coverage obligations for the Claimant Agreement.

            The second phase of the trial, to the extent it proceeds, will address additional coverage issues, including but not limited to whether certain other trial listed settlements were fair, reasonable, and negotiated in good faith and covered by insurance as well as trigger and allocation of asbestos losses to insurance policies. The third and final phase of the trial will address bad faith punitive damages, if appropriate.

            The Coverage Action is subject to the terms of the Omnibus Claimant Settlement, as explained in Section 5.14 of the Plan and Section 8.31 below. On February 5, 2008, the Debtors, with the consent of the Futures Representative, Bondholders' Committee, Asbestos Claimants' Committee, and Claimants' Counsel, filed a motion in the Bankruptcy Court seeking a preliminary injunction enjoining the continued litigation and imposing a stay with respect to the Coverage Action during the Bankruptcy Court proceeding to consider this Disclosure Statement and the Plan. There is a risk that the Bankruptcy Court could deny the motion for a stay. There is also a risk that the Bankruptcy Court could rule against the Omnibus Claimant Settlement.

      (b)   Congoleum's Insurance Coverage for Asbestos Property Damage Claims

            The insurance policies purchased by Congoleum also provide coverage for claims asserting property damage. In the context of asbestos property damage, some, but not all, of Congoleum's primary policies provided separate property damage limits, and some policies included property damage limits within a combined single, overall policy aggregate or within the policy's products aggregate limit. Thus, Congoleum contends the property damage limits have been exhausted for some years and not other years under Congoleum's primary policies. Congoleum has identified certain primary insurance policies, set forth on Exhibit B to the Plan, that provide separate property damage coverage limits. As a result of the Liberty Settlement, discussed in Section 5.12 below, up to approximately $1.25 million is earmarked for the payment of Asbestos Property Damage Claims.

      (c)   Congoleum's Insolvent and Certain Run-Off Insurers

            The following U.S. based insurers of Congoleum that issued policies without asbestos exclusions are the subject of insolvency, liquidation, or rehabilitation proceedings: Midland Insurance Co., Transit Casualty Co., Highlands Insurance Co., Integrity Insurance Co., Mission Insurance Co., Holland-America Insurance Co., Western Employers Insurance Co., Home Insurance Co., and Protective National Insurance Co. of Omaha. A combined total of up to approximately $518 million of policy limits was issued by these insurers to or for the benefit of Congoleum; of these limits, up to approximately $272 million, $72 million, and $68 million were issued by Midland, Transit, and Highlands, respectively. The potentially available limits are in some cases subject to dispute, particularly in respect of policies of other than twelve-month policy periods.

            In March 2006, Congoleum received a Notice of Determination ("NOD") denying its claims in the Midland insolvency proceeding. Congoleum thereupon filed a timely objection to the NOD. The liquidator's adverse determination is now subject to judicial review. Congoleum's claims in the Transit proceedings were denied in 2000. According to the Transit liquidator, Congoleum did not challenge that denial, which therefore appears to have become final in 2000.

            The liquidator of Integrity reports that Congoleum's claims in that liquidation were disallowed. However, the running of all appeal periods has been tolled until the resolution of a pending appeal by Integrity's reinsurers. In certain insolvency proceedings, Congoleum may not have filed a timely claim. Although inquiry is ongoing, there do not appear to be claims pending in the liquidations of Mission, Holland-America, and Western Employers, which estates all established bar dates falling more than a decade prior to the Petition Date. Of the remaining insurers mentioned above, inquiry to date shows that Congoleum filed timely claims with the estates of Home and Protective National.

            A number of the London Market insurers of Congoleum that issued policies without asbestos exclusions are the subject of insolvency proceedings. The combined total of aggregate policy limits issued to or for the benefit of Congoleum by such insolvent London Market insurers that were not the subject of pre-petition settlements is approximately $5 million based upon information provided by these insurers. Also, certain of the solvent London Market insurers have proposed so-called solvent schemes of arrangement for the purpose of paying claims under their previously issued policies. Congoleum has received approximately $256,000 pursuant to certain of these solvent schemes of arrangement, which funds are being held in escrow in an account for transfer to the Plan Trust after confirmation.

            Congoleum is continuing to attempt to pursue its claims against insurers in insolvency and rehabilitation proceedings. However, there can be no assurance that Congoleum's claims will be allowed in any such proceedings or, if allowed, that Congoleum or the Plan Trust will receive any distribution on asbestos-related or other claims.

                                   ARTICLE 3
                            THE PRE-PETITION PROCESS

3.1.  The Prepackaged Plan

            As both the volume of Asbestos Personal Injury Claims and the associated costs of defense and settlements increased, and as its principal insurers refused to make further payments or became insolvent, Congoleum became concerned about its ability to continue in business and to pay fair compensation to claimants allegedly injured by its historical operations. Beginning in October 2002, Congoleum consulted with its counsel regarding ways to compensate legitimate Asbestos Claimants while preserving Congoleum's business, including utilization of the special provisions of the Bankruptcy Code, including section 524(g), to accomplish this purpose.

            In an effort to further reduce the cost and disruption of a bankruptcy filing, and to optimize the potential for preserving value, Congoleum simultaneously negotiated the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement. Congoleum also structured the plan of reorganization as a prepackaged plan, in which acceptances were solicited prior to filing the Reorganization Cases, in an effort to reduce the duration and expense of the contemplated bankruptcy proceedings and the risk that the contemplated bankruptcy proceedings would have a material adverse impact upon Congoleum's business.

            Votes were solicited for the prepackaged plan and the votes received were overwhelmingly in favor of the prepackaged plan. While the Debtors could have proceeded to seek confirmation of the prepackaged plan, after filing these Chapter 11 cases, the Debtors engaged in negotiations with various constituents in an effort to develop consensual modifications. However, as described in Sections 5.11, 5.13, 5.14 and 5.16 below, litigation over the pre-petition settlements that formed the basis for the prepackaged plan ultimately ensued and, as a result of decisions in that litigation, the Debtors were unable to propose a consensual plan of reorganization (either the prepackaged plan or any plan of reorganization since then) that was confirmable as a matter of law. The Omnibus Claimant Settlement contained in the Plan is intended to resolve the issues in that litigation.

3.2.  Selection of the Futures Representative

            Congoleum considered candidates to serve as the Futures Representative in the Reorganization Cases to represent the interests of Asbestos Personal Injury Claimants who are presently unknown. After reviewing the qualifications and potential conflicts of certain candidates, and following careful deliberation, Congoleum asked R. Scott Williams (one of the Plan Proponents) to serve as the Futures Representative.

            Mr. Williams is a member of the Litigation Practice Group of Haskell Slaughter Young & Rediker, L.L.C. Mr. Williams holds degrees from the University of Illinois at Urbana-Champaign (B.A. 1985) and the University of Alabama School of Law (J.D. 1988). Prior to joining Haskell Slaughter Young & Rediker, L.L.C., Mr. Williams served United States Senator Howell Heflin as counsel to the United States Senate Judiciary Committee and as judicial clerk to the Honorable Sharon Lovelace Blackburn of the United States District Court for the Northern District of Alabama. Mr. Williams was admitted to the Alabama Bar in 1988 and his practice specializes in bankruptcy and commercial litigation. Mr. Williams is a frequent lecturer and author on bankruptcy and commercial litigation related topics and he currently serves as a contributing editor to Collier on Bankruptcy (15th Ed. Revised). Mr. Williams is a past president of the Birmingham Bar Bankruptcy and Commercial Law Section and is a former member of the Birmingham Bar Executive Committee. In addition, Mr. Williams is an active member of the American Bankruptcy Institute and has served in a variety of leadership roles for that organization.

            Mr. Williams served as the futures representative in the prepackaged Chapter 11 case of In re Shook & Fletcher Insulation Co., U.S.B.C. N.D. Al., Case No.: 02-02771-BGC-11. Mr. Williams has never represented a current plaintiff, defendant, or insurer in connection with asbestos litigation against Congoleum, and, other than being selected as the Futures Representative, has never had a relationship with, or connection to, Congoleum or any of its Affiliates.

            Mr. Williams' appointment has been approved by the Bankruptcy Court. See Section 5.4 - "Bankruptcy Court Appointment of Futures Representative."

3.3.  Formation of the Pre-Petition Asbestos Claimants' Committee

            During the course of the negotiations of the prepackaged plan documents, various representatives of the holders of Asbestos Personal Injury Claims engaged in discussions with the Claimants' Representative concerning the possible pre-packaged bankruptcy filing by the Company. Such discussions culminated in the formation of the Pre-Petition Asbestos Claimants' Committee which consisted of the following members: Perry Weitz, Esquire, Joe Rice, Esquire, Steve Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire. The members of the Pre-Petition Asbestos Claimants' Committee represented a majority of the holders of Asbestos Personal Injury Claims and a diverse mix of the types of such Asbestos Claimants.

3.4.  Due Diligence Review

            The Claimants' Representative engaged L. Tersigni Consulting, P.C. ("LTC") to conduct a due diligence investigation of (a) the business affairs of Congoleum, (b) the equity value of Congoleum, and (c) the feasibility of a plan of reorganization. The Pre-Petition Asbestos Claimants' Committee was also apprised of the results of the due diligence investigation undertaken by LTC and considered such results in connection with its review and approval of the prepackaged plan of reorganization. LTC's due diligence review consisted of an investigation of the past and present business activities of Congoleum and the relationship between Congoleum and its Affiliates. Congoleum cooperated with LTC in its investigation and produced numerous documents in response to the requests of LTC. The Futures Representative and his professionals (including CIBC World Markets Corp.) conducted their own due diligence review, including consulting with advisors to the Company and the Claimants' Representative.

                                   ARTICLE 4
                 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT

4.1.  Boards of Directors of the Company

      (a)   Congoleum

            The following table sets forth the name and principal occupation of each of the directors of Congoleum.

                       Business Experience and
Name                   Other Directorships
----                   -------------------

Mark N. Kaplan         Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP,
                       attorneys, since 1999.  Director of American Biltrite
                       Inc., DRS Technologies, Inc., REFAC Technology
                       Development Corporation, Volt Information Sciences, Inc.
                       and Autobytel Inc.  Director of Congoleum since 1995.

Richard G. Marcus      Vice Chairman of Congoleum (since 1994) and a Director
                       (since 1993). Director (since 1982), President (since
                       1983) and Chief Operating Officer (since 1992) of
                       American Biltrite Inc. American Biltrite is the control shareholder of Congoleum and owns and operates other businesses selling tape and film, flooring and rubber products, and costume jewelry.

Mark S. Newman         Chairman of the Board since 1995, President and Chief
                       Executive Officer since 1994 of DRS Technologies, Inc., a high technology defense electronics systems company.
                       Director of Opticare Health Systems, Inc., SSG Precision
                       Optronics, Governor Aerospace Industries Association,
                       New Jersey Technology Council and REFAC Technology
                       Development Corporation. Past Chairman AEA.  Director of
                       Congoleum since 2000.

                       Business Experience and
Name                   Other Directorships
----                   -------------------

Roger S. Marcus        Director, President and Chief Executive Officer of
                       Congoleum (since 1993) and Chairman (since 1994).  Mr.
                       Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since
                       1983) of American Biltrite Inc.  From 1983 to 1992, Mr.
                       Marcus served as Vice Chairman of the Board of American
                       Biltrite Inc.

Jeffrey H. Coats       Chief Executive Officer, President and Director of
                       Mikronite Technologies Group Inc., an industrial technology company. Mr. Coats is also a Director of Autobytel Inc. and a Managing Director of Maverick
                       Associates LLC, a financial consulting and investment company. Director of Congoleum since 2005.

Adam H. Slutsky        Chief Executive Officer of Mimeo.com, an online document
                       production company. Director of Congoleum since 2005.

William M. Marcus      Director, Executive Vice President and Treasurer of
                       American Biltrite Inc. since 1966.  Director of
                       Congoleum since 1993.

C. Barnwell Straut     Managing Director of Hillside Capital Incorporated, an
                       investment firm, since 1976. Director of Congoleum since
                       1986.

            Roger S. Marcus and Richard G. Marcus are brothers, and William M. Marcus is their cousin. Roger S. Marcus and Richard G. Marcus were executive officers of Congoleum on December 31, 2003, when it filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

      (b) CFI

            The directors of CFI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Congoleum" above for information regarding Messrs. Roger and Richard Marcus and Section 4.2(a) - "Management of the Company - Congoleum" below for information regarding Mr. Feist.

      (c) CSI

            The directors of CSI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Management of the Company - Congoleum" above for information regarding Messrs. Roger and Richard Marcus and
Section 4.2(a) - "Congoleum" below for information regarding Mr. Feist.

4.2.  Management of the Company

      (a)   Congoleum

            The following is a list of the executive officers of Congoleum and a brief description of their positions and certain biographical data.

                Name                      Position with Congoleum
                ----                      -----------------------

         Roger S. Marcus          Chairman of the Board, Chief Executive
                                           Officer and President

         Richard G. Marcus                     Vice Chairman

         Howard N. Feist III       Chief Financial Officer and Secretary

         Dennis P. Jarosz             Senior Vice President - Sales &
                                                 Marketing

         Sidharth Nayar               Senior Vice President - Finance

         John L. Russ III           Senior Vice President - Operations

         Thomas A. Sciortino              Senior Vice President -
                                              Administration

Roger S. Marcus

            Roger S. Marcus has been a Director and President and Chief Executive Officer of Congoleum since 1993, and Chairman since 1994. Mr. Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since 1983) of ABI. From 1983 to 1992, Mr. Marcus served as Vice Chairman of ABI.

Richard G. Marcus

            Richard G. Marcus has been Vice Chairman of Congoleum since 1994 and a Director since 1993. Mr. Marcus is also a Director (since 1982) and President (since 1983) and Chief Operating Officer (since 1992) of ABI.

Howard N. Feist III

            Howard N. Feist III has been Chief Financial Officer and Secretary of Congoleum since 1988. Mr. Feist is also Vice President - Finance and Chief Financial Officer of ABI (since 2000).

Dennis P. Jarosz

            Dennis P. Jarosz has been Senior Vice President - Sales & Marketing since 2002. Previously, he was Senior Vice President - Marketing since 1995. Prior thereto, he had served as Vice President - Marketing since 1993 and Vice President - Sales & Marketing of the Tile Division of ABI (since 1986).

Sidharth Nayar

            Sidharth Nayar has been Senior Vice President - Finance of Congoleum since 1999. Prior thereto, he had served as Vice President - Controller since 1994 and prior to that he was Controller since 1990.

John L. Russ III

            John L. Russ III has been Senior Vice President - Operations since 2002. Prior thereto, he served as Executive Vice President for Borden Chemicals, Inc. (Forest Products Division), a supplier of resins and adhesives, since 1997. Prior to that he was Executive Vice President of Borden Chemicals and Plastics, a specialty resins manufacturer, since 1987.

Thomas A. Sciortino

            Thomas A. Sciortino has been Senior Vice President - Administration of Congoleum since 1993. Prior thereto, he was Vice President - Finance of the Tile Division of ABI (since 1982).

      (b) CFI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CFI.

      (c) CSI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CSI.

4.3.  Directors and Officers of Reorganized Congoleum

            On and after the Effective Date, the business and affairs of Reorganized Congoleum will be managed by the board of directors of Reorganized Congoleum.

            On the Effective Date, the term of each director of the current board of directors for each Debtor shall expire. The initial board of directors of Reorganized Congoleum shall consist of five (5) directors. One of such directors shall be selected by the Bondholders' Committee, one of such directors shall be selected by a majority in amount of the Initial Backstop Participants, two of such directors shall be selected jointly by the Futures Representative and the Asbestos Claimants' Committee, and one of such directors shall be Reorganized Congoleum's chief executive officer. The identity of such directors shall be disclosed by the Plan Proponents in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy
Code), the nature of any compensation for such Person will also be disclosed prior to the Confirmation Hearing.

      The initial officers of Reorganized Congoleum shall be set forth in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed at such time.

      Notwithstanding the foregoing, as part of the Intercompany Settlement described in Section 8.32 below, ABI shall make the services of Roger Marcus, Richard Marcus and Howard Feist, III available to Reorganized Congoleum for two years after the Effective Date in consideration of a base annual fee of $750,000 and an annual incentive fee. Roger Marcus shall serve as Chief Executive Officer and Director of Reorganized Congoleum. Howard Feist III shall serve as Chief Financial Officer of Reorganized Congoleum. Substantially all of Roger Marcus's time, approximately 25% of Richard Marcus's time, and approximately 50% of Howard Feist III's time, in each case, during normal working hours on an annual basis shall be made available by ABI to Reorganized Congoleum for the two years following the Effective Date.

      Further, five percent of Reorganized Congoleum's total authorized number of shares of common stock shall be reserved for issuance by Reorganized Congoleum for equity based compensation and awards to the management team of Reorganized Congoleum with terms to be determined by the Board of Directors of Reorganized Congoleum.
      For further details regarding the economics of the Intercompany Settlement, see the Intercompany Term Sheet attached to the Plan as Exhibit C.

4.4.  Employees and Union Contracts

            As of December 31, 2006, Congoleum employed a total of approximately 823 personnel. Congoleum has entered into collective bargaining agreements with hourly employees at three of its plants and with the drivers of the trucks that provide interplant transportation. These agreements cover approximately 500 of Congoleum's employees. The Marcus Hook plant has a five-year collective bargaining agreement which expires in November 2008 and a separate five-year collective bargaining agreement which expires in January 2009. The Trenton sheet plant has a five-year collective bargaining agreement which was renewed in February 2006 and expires in January 2011. The Trenton tile plant has a five-year collective bargaining agreement which expires in May 2008. The Finksburg plant does not currently have a collective bargaining agreement, but on April 5, 2006, hourly employees at that plant voted to be represented by the United Steelworkers. In the past five years, there have been no significant strikes by employees at Congoleum and Congoleum believes that its employee relations are satisfactory.

4.5. Debt and Equity Structure

      (a) Summary of Pre-Petition Date Indebtedness

            (1) The Credit Facility

            On December 10, 2001, Congoleum entered into a revolving credit agreement (the "Credit Facility") with Wachovia which provides for revolving loans and a letter of credit facility in an aggregate principal amount of up to $30,000,000. Interest payable on revolving loans is equal to .25% above a designated prime rate or 2.75% over an adjusted Eurodollar rate, as applicable, depending on meeting the required covenants under the Credit Facility. The

Credit Facility contains certain covenants which include a covenant requiring the maintenance of adjusted minimum tangible net worth and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) if borrowing availability falls below a certain level. It also includes restrictions on the incurrence of additional debt and limitations on capital expenditures. The covenants and conditions under the Credit Facility must be met in order for Congoleum to borrow under the Credit Facility. The repayment obligations of Congoleum are secured under the Credit Facility by a grant of a perfected security interest in certain of Congoleum's inventory and accounts receivable. In addition, Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., wholly owned subsidiaries of Congoleum as of the date of the Credit Facility, each granted a limited guarantee in favor of Wachovia with regard to the obligations of Congoleum under the Credit Facility.

            Pursuant to the terms of the Credit Facility, amounts received by Congoleum with regard to its accounts receivable and inventory which are subject to the security interest granted by Congoleum to Wachovia are to be deposited by Congoleum, and Congoleum is obligated to direct its customers to remit payments, into a lockbox or blocked account, which funds are controlled and used by Wachovia to offset outstanding amounts borrowed by Congoleum under the Credit Facility.

            In September 2002, Congoleum and Wachovia amended the Credit Facility to revise certain financial and other covenants. In February 2003, Congoleum and Wachovia further amended the Credit Facility to revise certain financial and other covenants on terms negotiated to reflect the transactions contemplated by Congoleum's intended global settlement of its asbestos claims liability. Pursuant to this amendment, CSI and CFI granted a limited guarantee in favor of Wachovia with regard to the obligations of Congoleum under the Credit Facility, which limited guarantee is substantially similar to the limited guarantee that was previously granted by Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., which entities are no longer in existence. As of the Petition Date, the principal amount of all pre-petition obligations owed by the Debtors to Wachovia, both absolute and contingent, pursuant to the Credit Facility existing as of December 31, 2003 consisted of the principal amount of not less than $14,325,937, plus all interest accrued and accruing thereon and fees, costs, expenses and other charges accrued, accruing or chargeable with respect thereto.

            Wachovia has provided debtor-in-possession financing during the pendency of the Reorganization Cases. See Section 5.2(b) - - "Administration of the Reorganization Cases - DIP Financing".

            (2)   The Senior Notes

            On August 3, 1998, Congoleum issued $100 million in aggregate principal amount of 8-5/8% Senior Notes Due 2008 (the "Senior Notes") priced at
99.505 to yield 8.70%. Interest is payable on the Senior Notes semiannually on February 1 and August 1. The Senior Notes mature on August 1, 2008. The Senior Notes are redeemable at the option of Congoleum, in whole or in part, at any time on or after August 1, 2003 at predetermined redemption prices (ranging from 104% to 100%), plus accrued and unpaid interest to the date of redemption. The Indenture under which the notes were issued includes certain restrictions on additional indebtedness and uses of cash, including dividend payments.

            In March 2003, Congoleum and the trustee under the Indenture governing the Senior Notes (the "Indenture Trustee") amended the Indenture to expressly provide Congoleum, under the terms of that Indenture, with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs and the Futures Representative, and soliciting acceptances of and filing a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes outstanding as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

            In August 2003, Congoleum and the Indenture Trustee amended the Indenture to expressly provide Congoleum, under the terms of the Indenture, with greater flexibility to pursue approval of its pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment. See Section 6.3(d) -- "Treatment of Classified Claims and Interests" for a description of the treatment of the Senior Notes under the Plan.

      (b)   Description of Capital Stock

            (1)   Congoleum

            Congoleum currently has 31,000,000 shares of capital stock authorized, of which 20,000,000 shares are designated as Class A Common Stock, 10,000,000 shares are designated as Class B Common Stock and 1,000,000 shares are designated as preferred stock (the "Preferred Stock").

            As of March 10, 2007, 3,663,390 shares of Class A Common Stock, 4,608,945 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding. As of that date, ABI held 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B Common Stock.

            Upon the filing of amended certificates of incorporation in connection with the Effective Date, the Class A Common Stock, the Class B Common Stock and the Preferred Stock will be eliminated. Congoleum will have authority to issue only common stock and the Debtors will be prohibited from issuing non-voting capital stock in accordance with section 1123(a)(5) of the Bankruptcy Code.

                  (A)   Class A Common Stock

            The Class A Common Stock is entitled to one vote per share and, generally, votes together with the Class B Common Stock as a single class. The Class A Common Stock and Class B Common Stock are on parity on a per share basis with respect to dividend and liquidation rights. The Class A Common Stock will be cancelled under the Plan.

            On April 21, 2006, Congoleum received a letter from the American Stock Exchange (the "Amex") indicating that it does not meet the minimum income and stockholders' equity requirements for continued listing of the Class A Common Stock. The letter stated that Congoleum is not in compliance with Section

1003(a)(i) of the Amex Company Guide, with stockholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years; and Section 1003(a)(ii) of the Amex Company Guide, with stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years. The letter also stated that the Congoleum must submit a plan by May 22, 2006 advising the Amex of actions it has taken or will take to achieve compliance with the continued listing standards within eighteen months of receipt of the letter, and that this plan must be approved by the Amex, for Congoleum to maintain its listing. On June 5, 2006, Congoleum received notice that the Amex accepted Congoleum's plan to regain compliance with the continued listing requirements of the Amex and that the Amex will continue to list Congoleum shares.

            However, on September 3, 2007, Congoleum again reported that its shares were threatened with delisting from the Amex because of its failure to file timely its second quarter Form 10-Q with the Securities and Exchange Commission (the "SEC"). In June 2007, Congoleum received a "comment letter" from the SEC indicating that it had reviewed Congoleum's Form 10-K for the year ended December 31, 2006 and requesting supplemental information on Congoleum's accounting policies and disclosures related to asbestos liabilities, insurance settlements, and related costs. Congoleum responded to that letter on August 1, 2007. On August 20, 2007, Congoleum issued a press release reporting that it did not file its Quarterly Report on Form 10-Q for the period ended June 30, 2007 pending completion of the review of its financial statements by the SEC. On October 11, 2007, ABI reported that the SEC recently advised Congoleum that its review had been completed without any required modification of Congoleum's financial statements or accounting policies and at that time the Quarterly Report on Form 10-Q for the period ended June 30, 2007 was filed with the SEC. ABI had been notified previously by the Amex that it was not in compliance with Sections 134 and 1101 of the Amex Company Guide due to the delay in filing the Form 10-Q. By filing the Form 10-Q for Congoleum on October 11, 2007, Congoleum is expected to be in compliance with those sections of the Amex Company Guide.

            Following the Effective Date, unless otherwise determined by the Plan Proponents in accordance with applicable law, Congoleum's common stock will not be publicly traded.

                  (B)   Class B Common Stock

            Generally, the Class B Common Stock is entitled to two votes per share and votes together with the Class A Common Stock as a single class. The Class B Common Stock is only entitled to one vote per share with regard to certain extraordinary transactions. The Class B Common Stock and Class A Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

            A holder of Class B Common Stock may convert any shares of such stock into an equal number of shares of Class A Common Stock at any time at the holder's option. The Class B Common Stock is subject to automatic conversion into Class A Common Stock on a one-for-one basis upon the adoption of a resolution authorizing such conversion approved by the holders of a majority of the outstanding shares of Class B Common Stock voting as a separate class. In addition, any shares of Class B Common Stock sold or otherwise transferred to a person or entity other than an affiliate of the transferor will be automatically converted into an equal number of shares of Class A Common Stock upon such sale or transfer. A pledge of shares of Class B Common Stock is not considered a transfer for this purpose unless and until the pledge is enforced. Also, with respect to shares of Class B Common Stock held by ABI, those shares will automatically be converted into an equal number of shares of Class A Common Stock upon the occurrence of a "change of control" of ABI (as defined under Congoleum's Certificate of Incorporation).

            (2) CFI

            CFI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

            (3) CSI

            CSI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

4.6.  Other Matters

      (a)   Environmental Proceedings

            Congoleum is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, Congoleum has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Pennsylvania and Maryland in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. Congoleum's ultimate liability in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA, and certain other laws, Congoleum, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

            The most significant exposure to which Congoleum has been named a PRP relates to a recycling facility site in Elkton, Maryland (the "Galaxy/Spectron Superfund Site"). The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998 and a groundwater treatment system was installed thereafter. The Environmental Protection Agency ("EPA") has selected a remedy for the soil and shallow groundwater ("Operational Unit 1" or "OU-1"); however, the remedial investigation/feasibility study related to the deep groundwater ("OU-2") has not been completed. The PRP group, of which Congoleum is a part, has entered into a Consent Decree to perform the remedy for OU-1 and resolve natural resource damage claims (the "Consent Decree"). The Consent Decree also requires the PRPs to perform the OU-2 remedy, assuming that the estimated cost of the remedy is not more than $10 million. If the estimated cost of the OU-2 remedy is more than $10 million, the PRPs may decline to perform it or they may elect to perform anyway. Cost estimates for the OU-1 and OU-2 work combined (including natural resource damages) range between $22 million and $34 million, with Congoleum's share ranging between approximately $1.0 million and $1.6 million. This assumes that all parties participate and that none cash-out and pay a premium; those two factors may account for some fluctuation in Congoleum's share. Fifty percent (50%) of Congoleum's share of the costs is presently being paid by one of its insurance carriers, Liberty Mutual Insurance Company, whose remaining policy limits for this claim will cover approximately $0.3 million in additional costs. Congoleum expects to fund the balance to the extent further insurance coverage is not available. The Debtors filed a motion before the Bankruptcy Court seeking authorization and approval of the Consent Decree and related settlement agreements for the Galaxy/Spectron Superfund Site, as well as authorization for Liberty Mutual Insurance Company and Congoleum to make certain payments that have been invoiced to Congoleum with respect to the Consent Decree and related settlement agreements. The Bankruptcy Court approved the motion by Order dated August 22, 2006.

            Congoleum also accrues remediation costs for certain of Congoleum's owned facilities on an undiscounted basis. Congoleum has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has established a remediation trust fund of $100,000 as financial assurance for certain remediation funding obligations. Estimated total cleanup costs of $1.6 million, including capital outlays and future maintenance costs for soil and groundwater remediation, are primarily based on engineering studies.

            Congoleum anticipates that these matters will be resolved over a period of years and that after application of expected insurance recoveries, funding the costs will not have a material adverse impact on Congoleum's liquidity or financial position. However, unfavorable developments in these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of Congoleum.

      (b) Other Matters Material to the Success of Reorganized Congoleum

            The success of Reorganized Congoleum is dependent upon several factors. One factor is the ongoing contributions of senior management employees to be provided by ABI pursuant to the Intercompany Settlement and New ABI Agreement, as well as certain other employees, both management and in the field. In addition, Reorganized Congoleum's continuing commercial relationships with ABI under the New ABI Agreement, and with Congoleum's existing customer base and suppliers will be important to Reorganized Congoleum's success.

4.7. Debt Financing After Giving Effect to the Plan

      (a) Exit Facility. On the Effective Date, the Existing Credit Agreement and debtor-in-possession financing with Wachovia will be repaid and replaced by the Exit Facility, which will have an original principal amount of $30 million and will be secured by substantially all of the assets of the Reorganized Debtors. The Company has spent significant time with Wachovia trying to come to agreement on terms for the Exit Facility but has also been pursuing other options. The performance of Reorganized Congoleum depends in part on Reorganized Congoleum's ability to obtain financing, including the Exit Facility, either from its relationship with Wachovia or from alternative sources during the Reorganization Cases and thereafter. Based on discussions with the Company concerning its previous contacts with lenders and the collateral package the Company is offering, the Plan Proponents would expect the Company to be able to obtain financing for the Exit Facility on reasonable terms, which terms will be set forth in the Exit Facility Commitment Letter or Term Sheet to be filed in the Plan Supplement.

      (b) New Senior Notes. The New Senior Notes will be issued upon the occurrence of the Effective Date as provided in the Plan. The New Senior Notes are Reorganized Congoleum's 9.75% Senior Secured Notes in the aggregate original principal amount of $80 million and which shall be due and payable on the fifth anniversary of the Effective Date. Interest on the New Senior Notes will be payable semi-annually in cash at the rate of 9.75% per annum. The New Senior Notes will be secured pursuant to liens on all of the assets of Reorganized Congoleum, which liens shall be subordinate in priority only to the liens granted by Reorganized Congoleum under the Exit Facility and pari passu with no other security interests. The New Senior Notes shall be governed by the terms and conditions set forth in the New Indenture.

                                    ARTICLE 5
                     EVENTS DURING THE REORGANIZATION CASES

5.1.  Commencement of the Reorganization Cases

            On December 31, 2003 (the "Petition Date"), Congoleum, CSI and CFI each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Each Debtor was authorized to operate its business and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On or about January 7, 2004, the Bankruptcy Court entered an order providing for the joint administration of the Reorganization Cases.

5.2.  Administration of the Reorganization Cases

      (a)   Payment of Pre-Petition Debt Incurred in the Ordinary Course of
            Business

            On January 7, 2004, the Bankruptcy Court entered orders that authorized the Company to pay, in its discretion, all undisputed, unsecured pre-petition indebtedness and obligations (other than the Asbestos Claims, Senior Note Claims and any other indebtedness or liabilities that are impaired and to be restructured under the Plan) which were incurred in the ordinary course of business as such indebtedness and obligations mature in accordance with their terms, and to pay salaries, wages, benefits and other amounts owed to employees and consultants as such obligations become due, including obligations that were, or may have been, incurred prior to the Petition Date.

      (b)   DIP Financing

            In order to fund ongoing business operations and to preserve the value of the Debtors' estates, the Debtors entered into a Ratification and Amendment Agreement (the "Ratification Agreement") with Wachovia to ratify and amend the Credit Facility in order to provide the Debtors with debtor-in-possession financing. The Debtors filed a Motion for Interim and Final Orders Pursuant to Sections 363(c) And 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001 (1) Authorizing the Use of Cash Collateral, (2) Authorizing

Debtors to Obtain Interim Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status, (4) Modifying the Automatic Stay, (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation, and (6) Prescribing Form and Manner of Notice and Time for Final Hearing under Bankruptcy Rule 4001(C) (the "DIP Motion"). On March 8, 2004, the Bankruptcy Court entered a final order authorizing the Debtors to obtain debtor-in-possession financing on a final basis, effective as of February 2, 2004 (the "DIP Order").

            In summary, Wachovia agreed, subject to the terms of the Ratification Agreement, to make post-petition loans to Congoleum in an aggregate principal amount not to exceed $30 million, including a sublimit of $5 million for letters of credit, subject to certain borrowing base and minimum excess availability restrictions. To secure this indebtedness, Wachovia was granted security interests in all of the collateral subject to security interests in the Credit Facility, all present and future accounts, all present and future acquired Inventory and all documents of title. In addition, the DIP Order provides, inter alia, that the obligations of the Debtors under the Ratification Agreement will constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, allowed administrative expense claims against the Debtors in the Reorganization Cases, with such claims having priority over all other administrative expense claims and all unsecured claims of the Debtors then existing or thereafter arising, of any kind or nature whatsoever including, without limitation, all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code. Reference should be made to the DIP Motion (including all exhibits thereto) and the Ratification Agreement, copies of which are on file with the Bankruptcy Court, for more details regarding the terms of the financing.

            On November 22, 2004, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 364 of the Bankruptcy Code for an Order Approving Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court by order dated December 14, 2004. This amendment (i) amended the budget; (ii) extended the term of the existing Credit Facility from December 31, 2004 to June 30, 2005; (iii) placed new limitations on capital expenditures; (iv) provided a new minimum EBITDA covenant and (v) eliminated the minimum tangible net worth requirement. A fee of $150,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

            On May 12, 2005, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 363 and 364 of the Bankruptcy Code for an Order Approving Third Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court on June 6, 2005. This amendment (i) extends the existing Credit Facility from June 30, 2005 to December 31, 2005 and (ii) provides a new minimum EBITDA covenant. A fee of $125,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

            On December 2, 2005, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 363 and 364 of the Bankruptcy Code for an Order Approving Fourth Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court on December 20, 2005. This amendment (i) extended the existing Credit Facility from December 31, 2005 to December 31, 2006 and (ii) provided a new minimum EBITDA covenant. A fee of $250,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

            On October 10, 2006, with the consent of Wachovia, the Debtors filed a notice of non-material modification and amendment to the Ratification Agreement. This amendment caused certain "Bank Products" (as defined in the amendment) to be secured by the Collateral (as defined in the amendment) to establish an $800,000 reserve against availability for such "Bank Products" and making certain related changes. This amendment did not constitute a "material change," as such term is defined in the DIP Order, and therefore did not require Bankruptcy Court approval.

            On November 16, 2006, with the consent of Wachovia, the Debtors filed a notice of non-material modification and amendment to the Ratification Agreement. This amendment (i) decreased the interest rate, (ii) increased the availability of the Borrowing Base (as defined in the amendment) by decreasing certain reserves, and (ii) extended the maturity date to the earlier of (a) the Effective Date of the Eleventh Modified Plan or subsequent plan of reorganization following confirmation of the plan by the Bankruptcy Court, or
(b) June 30, 2007. A fee of $100,000 was paid by the Debtors to Wachovia in consideration for this amendment. This amendment did not constitute a "material change," as such term is defined in the DIP Order, and therefore did not require Bankruptcy Court approval.

            On June 1, 2007, with the consent of Wachovia, the Debtors filed a notice of non-material modification and amendment to the Ratification Agreement. This amendment extended the maturity date to the earlier of (a) December 31, 2007 and (b) the date the plan of reorganization in the Debtors' bankruptcy cases, as confirmed by the Bankruptcy Court, becomes effective. A fee of $100,000 was paid by the Debtors to Wachovia in consideration for this amendment. This amendment did not constitute a "material change," as such term is defined in the DIP Order, and therefore did not require Bankruptcy Court approval.

            On November 27, 2007, with the consent of Wachovia, the Debtors filed a notice of non-material modification and amendment to the Ratification Agreement. This amendment extended the maturity date to the earlier of (a) June 30, 2008 and (b) the date the plan of reorganization in the Debtors' bankruptcy cases, as confirmed by the Bankruptcy Court, becomes effective. A fee of $100,000 was paid by the Debtors to Wachovia in consideration for this amendment. This amendment did not constitute a "material change," as such term is defined in the DIP Order, and therefore did not require Bankruptcy Court approval.

      (c)   Asbestos Property Damage Claim Bar Date

            At the time the Debtors commenced the Reorganization Cases, no Asbestos Property Damage Claims were being asserted against the Debtors. In order to bind holders of Asbestos Property Damage Claims to the Plan, the Debtors needed to ascertain whether any such claims existed, and if so, give such claimants notice and an opportunity to protect their interests. On January 13, 2004, the Debtors filed the Motion re: for Order (i) Establishing Asbestos Property Damage Claim Bar Date; (ii) Approving Property Damage Proof of Claim Form; and (iii) Approving Scope and Form of Notice (the "Asbestos Property Damage Claim Bar Date Motion"). The Bankruptcy Court, on February 2, 2004, entered an Order establishing May 3, 2004 as the deadline by which holders of Asbestos Property Damage Claims were required to assert such claims against the Debtors by the filing of an Asbestos Property Damage Proof of Claim Form or be forever barred from asserting any such claim against the Debtors, the Reorganized Debtors, the Plan Trust and other parties protected by the Bankruptcy Court's Orders or the Plan (the "Asbestos Property Damage Claim Bar Date Order").

            Because the Debtors were unaware of any holders of Asbestos Property Damage Claims, notice of the Asbestos Property Damage Claim Bar Date was provided by publication in certain national newspapers and newspaper inserts, such as The New York Times and Parade Magazine, as well as trade publications for certain industries. In response, thirty-six (36) Asbestos Property Damage Proofs of Claim were filed which asserted Asbestos Property Damage Claims of approximately $900,000 in the aggregate. After reviewing the Asbestos Property Damage Claims to ensure that such claims were based upon the existence of Congoleum manufactured asbestos-containing products in the buildings for which claims are asserted as well as to ensure that such claims complied in all other respects with the Asbestos Property Damage Claim Bar Date Order, the Debtors filed objections to certain of the claims. By Order dated January 18, 2005, several Asbestos Property Damage Claims were expunged. As a result, 19 Allowed Asbestos Property Damage Claims remain, which total approximately $133,000 in the aggregate.

      (d)   Bondholders' Committee's Motion For Bar Date

            On October 12, 2007, the Bondholders' Committee filed a motion seeking the entry of an order establishing January 8, 2008 as the general bar date by which proofs of claim in these Chapter 11 cases, including proofs of claim arising out of asbestos-related claims for which the Debtors allegedly have legal liability, must be filed against the Debtors, and approving the form and manner of notice of the general bar date. Objections to the motion were filed by the Futures Representative, the Asbestos Claimants' Committee, Century Indemnity Company, and counsel to certain asbestos claimants. The Bankruptcy Court held a hearing on November 5, 2007. On February 4, 2008, the Bankruptcy Court entered a Memorandum Opinion and Order denying the motion.

5.3.  Asbestos Claimants' Committee and Bondholders' Committee

            Section 1102 of the Bankruptcy Code authorizes the appointment of a committee of holders of unsecured claims and such other committees as the United States Trustee or the Bankruptcy Court may determine to appoint. On March 23, 2004, a motion was filed requesting that the United States Trustee appoint an official committee of unsecured asbestos-related personal injury claimants. On April 19, 2004, the Bankruptcy Court entered an order requiring the appointment of the Asbestos Claimants' Committee. On April 21, 2004, the United States Trustee appointed the Asbestos Claimants' Committee, which currently consists of the following members: (i) Frank Cettina, c/o Weitz & Luxenberg, P.C.; (ii) Michael Edwards, c/o Baron & Budd, P.C.; (iii) Gerald and Mae Ferro, c/o Kazan, McClain, Abrams, Fernandez, Lyons & Farrise, a Professional Law Corporation;
(iv) Harvey Overman, c/o Motley Rice, LLC; and (v) Lois J. Amati, c/o Robert Taylor, II, PC & Assocs. The Asbestos Claimants' Committee requested and obtained authority to employ the following professionals: (i) Caplin & Drysdale, Chartered as counsel to the Asbestos Claimants' Committee; (ii) Goldstein Lem & Isaacson, P.C. as co-counsel to the Asbestos Claimants' Committee; (iii) LTC as financial advisors; (v) Legal Analysis Systems as an asbestos-related bodily injury consultant; and (vi) Charter Oak Financial Consultants, LLC as financial advisors to replace LTC.

            On January 27, 2006, the United States Trustee appointed the Bondholders' Committee consisting of Deutsche Asset Management, Wells Capital Management and HSBC Bank USA, N.A., as Successor Indenture Trustee, to represent the interests of the holders of Senior Note Claims. Wells Capital Management has since resigned from the Bondholders' Committee. As described in Section 6.3(d),
- "Treatment of Classified Claims and Interests," the Senior Note Claims are Impaired by the Plan. The Bondholders' Committee requested and obtained authority to employ the following professionals: (i) Akin Gump Strauss Hauer & Feld as co-counsel; (ii) Teich Groh as co-counsel; and (iii) Bates White, LLC as an asbestos-related bodily injury consultant.

            On October 8, 2007, the United States Trustee filed a motion seeking the entry of an order appointing an examiner to investigate the conduct of LTC and to determine whether the Debtors or the estates have any causes of action against LTC as a result of allegations that LTC improperly billed the estate for time that it did not work. It is alleged that LTC improperly raised its fees in its filed fee applications causing the estates to pay fees to LTC that were not earned. The Debtors also filed a motion on October 8, 2007, which sought an order requiring LTC (i) to disgorge all the fees and expenses it received in connection with its role as financial advisor to the ACC in these Chapter 11 cases due to LTC's improper conduct relating to its billing practices; (ii) prohibit and enjoin LTC from filing further fee applications for unpaid fees and services in these Chapter 11 cases; and (iii) to reimburse the Debtors' estates for the fees and expenses associated with the investigation of this matter by the Debtors and monitoring of the investigation by other estate professionals. On January 10, 2008, the Honorable Alan H.W. Shiff, United States Bankruptcy Judge for the District of Connecticut, entered an Order Directing the Appointment of an Examiner in the bankruptcy case of L. Tersigni Consulting, CPA, P.C., pending in the District of Connecticut, Case No. 07-50702, to investigate the billing practices and related conduct, including an investigation of any fraud, dishonesty, incompetence, or gross mismanagement of the affairs of LTC by management. On January 14 and 16, 2008, respectively, the United States Trustee and the Debtors each withdrew their motions without prejudice.

5.4.  Bankruptcy Court Appointment of Futures Representative

            On February 18, 2004, the Bankruptcy Court entered an order approving the appointment of R. Scott Williams (also one of the Plan Proponents) as the Futures Representative (the "Futures Representative Appointment Order"). Mr. Williams' qualifications to serve as Futures Representative, and the process by which he was selected, are set forth in Section 3.2 -- "Selection of the Futures Representative." Mr. Williams requested and obtained the authority to employ the following professionals: (i) Swidler Berlin LLP (formerly Swidler Berlin Shereff Friedman LLP) as co-counsel to Mr. Williams; (ii) Ravin Greenberg PC as co-counsel to Mr. Williams; and (iii) CIBC World Markets Corp. as financial advisor to Mr. Williams. In March 2006, Swidler Berlin LLP withdrew as co-counsel to Mr. Williams and Mr. Williams requested and obtained the authority to retain Orrick, Herrington & Sutcliffe LLP as co-counsel to Mr. Williams. In March 2006, CIBC World Markets Corp. also withdrew as financial advisor to Mr. Williams and Mr. Williams requested and obtained authority to retain Piper Jaffray & Co. as financial advisor to Mr. Williams. On November 5, 2007, the Bankruptcy Court approved the retention of Hamilton, Rabinovitz & Associates, Inc. to serve as an asbestos-related bodily injury consultant to Mr. Williams.

            On February 27, 2004, certain insurers of the Debtors appealed the Futures Representative Appointment Order. On August 9, 2004, the District Court entered an order affirming the Futures Representative Appointment Order. On September 8, 2004, the appellants appealed the District Court's order to the United States Court of Appeals for the Third Circuit (the "Court of Appeals"). By order dated February 23, 2005, with the agreement of the parties, the Court of Appeals dismissed the appeal.

5.5.  Retention of Professionals

            The Debtors requested and obtained the authority to employ the following professionals: (i) Saul Ewing LLP ("Saul Ewing") as counsel to the Debtors; (ii) Gilbert Heintz & Randolph LLP ("GHR") as special insurance counsel to the Debtors; (iii) Dughi & Hewit PC (formerly, Dughi Hewit & Palatucci PC) as special insurance counsel to the Debtors; (iv) SSG Capital Advisors, L.P. as financial advisors to the Debtors; (v) Ernst & Young LLP as audit and tax advisors to the Debtors; (vi) Guiliani Capital Advisors LLC (formerly Ernst & Young Corporate Finance LLC) as restructuring advisor to the Debtors; (vii) Peterson Risk Consulting as insurance allocation consultant to the Debtors;
(viii) Daley-Hodkin, LLC as appraiser; (ix) Logan & Co., Inc. as official claims, balloting and noticing agent; (x) FTI Consulting as trial support service provider; (xi) Ritchie & Associates as consultants; and (xii) Gelber Organization, LLC as tax consultants.

            Certain of the Debtors' insurers appealed the Bankruptcy Court's Orders authorizing the retention of Saul Ewing and GHR. On August 26, 2004 the District Court vacated the Bankruptcy Court's order authorizing the retention of Saul Ewing and remanded the matter to the Bankruptcy Court for further fact finding. A stay of this Order was subsequently entered by the District Court pending an appeal by the Debtors. On September 24, 2004, the Debtors appealed the District Court's order to the Court of Appeals.

            While the Debtors and Saul Ewing denied all allegations raised by the insurers challenging Saul Ewing's retention, they decided that further contesting those allegations could entail enduring a costly and potentially distracting appellate process. The Debtors and Saul Ewing did not want to add the prospect of delay, additional cost and unnecessary disruption to the Debtors' bankruptcy cases. Saul Ewing, in consultation with and consent of the Debtors, concluded that it should withdraw as the Debtors' counsel in order to avoid any potential distraction to the Debtors' reorganization efforts and potential additional cost to the Debtors' estates. On October 18, 2004, the Bankruptcy Court approved Saul Ewing's withdrawal as counsel to the Debtors and established a transition period during which Saul Ewing would complete certain work for the Debtors. The Debtors requested and obtained the authority to employ Pillsbury Winthrop Shaw Pittman LLP (formerly Pillsbury Winthrop LLP) and Okin, Hollander & DeLuca, LLP as substitute co-counsel to the Debtors.

            On August 9, 2004, the District Court affirmed the Bankruptcy Court's Order authorizing the retention of GHR. On September 8, 2004, the appellants appealed the District Court's order to the Court of Appeals.

            On October 13, 2005, the Court of Appeals determined that GHR had not obtained effective waivers of certain conflicts of interest, issued a decision disqualifying GHR as counsel to the Debtors (the "Disqualification Decision") and remanded the matter to the District Court for further proceedings consistent with its opinion. On December 6, 2005, the Bankruptcy Court entered an Order authorizing the retention of Covington & Burling to represent the Debtors as co-counsel with Dughi & Hewit in the insurance coverage litigation and with respect to insurance settlement matters previously handled by GHR.

            As a result of the Disqualification Decision, by motion dated October 28, 2005, GHR sought an order authorizing the withdrawal of GHR as special counsel to the Debtors (the "Withdrawal Motion"). In response, certain insurers filed a Cross-Motion For Disgorgement of Fees (the "Cross-Motion"), which was contained in the certain insurers' objection to the Withdrawal Motion. The Cross-Motion was joined, in whole or in part, by several other insurers, the Bondholders' Committee and the Office of the United States Trustee. The Debtors sought mediation with respect to, inter alia, the Cross-Motion.

            The Bankruptcy Court held a hearing on the Cross-Motion on February 6, 2006 and issued an oral decision granting the Cross-Motion on February 7, 2006 (the "GHR Disgorgement Decision"). The Bankruptcy Court denied the Withdrawal Motion as moot at a hearing held on March 6, 2006. On February 27, 2006, the Bankruptcy Court stated that it would grant the Motion of United States Trustee for an Order Compelling Disgorgement of Funds Received by Gilbert Heintz & Randolph based on the identical reasoning contained in the GHR Disgorgement Decision. Accordingly, on March 27, 2006, the Bankruptcy Court entered an Order (the "Disgorgement Order") compelling GHR to disgorge all fees and expenses paid to it in connection with GHR's First through Sixth Fee Applications, such amounts totaling $9,662,486.71 and denying GHR's request for $3,312,151.53 in connection with its Seventh and Eighth Fee Applications. The Disgorgement Order provides for disgorgement within sixty (60) days of March 27, 2006, which was May 26, 2006. The Order further provides that GHR may reapply to the Bankruptcy Court for payment of third party litigation vendors it sought reimbursement for under its previously filed fee applications, provided that any approved amount be subject to setoff against the amount ordered to be disgorged. GHR appealed the Disgorgement Order to the District Court. GHR's request for a stay of the Disgorgement Order pending appeal was denied by the Bankruptcy Court by Order, dated April 27, 2006. On April 28, 2006, GHR filed an Emergency Motion for a stay of the Disgorgement Order pending appeal with the District Court, which was denied by the District Court on May 15, 2006. On May 12, 2006, GHR filed an application with the Bankruptcy Court seeking reimbursement of $1,459,150.55 in expenses (the "GHR Expense Application"), which would have been setoff against the $9,662,486.71 ordered to be disgorged pursuant to the Disgorgement Order. On May 26, 2006, the Debtors filed a Cross-Motion to the GHR Expense Application seeking entry of judgment with respect to the Disgorgement Order and authorization to register the judgment in the districts where GHR maintains its assets. On July 27, 2006, the Debtors advised the Bankruptcy Court that the Debtors and the Bondholders' Committee had reached an agreement in principle with GHR, subject to documentation, settling GHR's liability under the Disgorgement Order. The Debtors and GHR subsequently entered into and agreed to the certain Stipulation and Consent Order Resolving Dispute Regarding GHR Disgorgement Order (the "Stipulation and Consent Order"). The Stipulation and Consent Order was supported by the Bondholders' Committee and the Futures Representative. On October 12, 2006, the Debtors filed a motion for an order pursuant to 11 U.S.C. ss. 105 and Federal Rule of Bankruptcy Procedure 9019 approving the Stipulation and Consent Order. On April 4, 2007, the Bankruptcy Court held a hearing on the motion for approval of the Stipulation and Consent Order, which was granted orally, and an order was entered on April 5, 2007. At the same time, the Bankruptcy Court rendered the Debtors' Cross-Motion and the GHR Expense Application moot. Amounts payable under the Stipulation and Consent Order and related settlement documents will be retained by the Reorganized Debtors to fund their ongoing operations and liabilities.

            On or about February 19, 2004, the Debtors filed an application to retain The Kenesis Group LLC to perform post-petition services. On April 5, 2004, the Bankruptcy Court denied Kenesis' retention application. On December 8, 2005, certain insurers filed a Motion Seeking Disgorgement of Fees by Kenesis and Authority to Commence an Avoidance Action against Kenesis (the "Kenesis Disgorgement Motion") with the Bankruptcy Court. On February 6, 2006, the United States Trustee filed a separate Motion For Disgorgement of Fees by Kenesis and on February 8, 2006, the Debtors filed a Cross-Motion with respect to the Kenesis Disgorgement Motion. The Debtors' Cross-Motion sought disgorgement of fees for services rendered by Kenesis after the Petition Date.

            A hearing on the Kenesis Disgorgement Motion and the Debtors' Cross-Motion was held on February 14, 2006 at which the Bankruptcy Court rendered its decision (the "Kenesis Decision"). By the Kenesis Decision, the Bankruptcy Court granted, in part, the Debtors' Cross-Motion and the Kenesis Disgorgement Motion by ordering Kenesis to disgorge all fees related to services performed after the Petition Date. Kenesis was specifically ordered to disgorge the sum of $181,000, and the Debtors were directed to investigate whether additional disgorgement or fee recovery is appropriate under various legal theories. The Bankruptcy Court denied the Kenesis Disgorgement Motion to the extent that it sought disgorgement of fees for services rendered pre-Petition Date and denied the certain insurers' derivative standing to commence an avoidance action against Kenesis. In February 2006, Kenesis paid the Debtors $181,000 on account of the Kenesis Decision.

            On March 9, 2006, certain insurers filed a cross-motion to appoint an independent examiner for the GHR matters (the "Examiner Cross-Motion"). On April 3, 2006, the Bondholders' Committee filed a Motion for Entry of an Order Granting Leave, Standing and Authority to Prosecute Certain Causes of Actions on Behalf of the Estates Against Gilbert Heintz & Randolph, LLP (the "Bondholders' Standing Motion"). In response to the Bondholders' Standing Motion, by Order, dated April 20, 2006, the Bankruptcy Court granted the Bondholders' Committee standing on behalf of the Debtors to investigate and prosecute malpractice claims against GHR and further granted the Bondholders' Committee standing on behalf of the Debtors to investigate and pursue claims against Kenesis. Accordingly, the Debtors are no longer investigating potential additional claims against Kenesis, but have cooperated with the Bondholders' Committee in its investigation and prosecution of claims on the Debtors' behalf. The Bankruptcy Court denied the Examiner Cross-Motion and certain insurers have appealed the order (the "Examiner Appeal"). On July 13, 2006, the Debtors filed a motion to dismiss the Examiner Appeal. On July 17, 2006, the Bondholders' Committee filed a motion to dismiss the Examiner Appeal. By Stipulation, dated September 27, 2006, the parties agreed to extend the time to respond to the motion to dismiss to no later than October 30, 2006. By Order dated November 17, 2006, with the agreement of the Debtors, certain insurers, and the Bondholders' Committee, the District Court administratively terminated the Examiner Appeal.

5.6.  Motion for Relief from Stay

            On January 6, 2004, certain of Congoleum's insurers filed the Motion of Certain Insurers for Declaration that Section 362(a) of the Bankruptcy Code is not Applicable, or, in the Alternative, for Relief from the Automatic Stay (the "Stay Motion"). The Stay Motion sought a declaration from the Bankruptcy Court that the Coverage Litigation between Congoleum and certain of its insurers, described in Section 2.2(c) above, was not subject to the automatic stay provisions of section 362 of the Bankruptcy Code or, in the alternative, requesting that the Bankruptcy Court grant relief from the automatic stay so that the Coverage Litigation could proceed during the pendency of the Reorganization Cases. On March 22, 2004, the Bankruptcy Court entered an order that permitted the claims asserted in the Coverage Litigation (except for certain claims for rescission of insurance policies issued to Congoleum) to proceed without making a finding as to whether or not the automatic stay provisions of section 362 of the Bankruptcy Code applied to the Coverage Litigation. A motion by the Debtors to vacate this order was denied by the Bankruptcy Court at a hearing held on April 12, 2005.

5.7.  Developments with Regard to Certain Pre-Petition Claims

            On February 28, 2005, the Debtors filed the Objection to Asbestos Personal Injury Claims of Certain Pre-Petition Settlement Claimants (First Set) (the "Claims Objection") seeking the disallowance and expungement of the Asbestos Personal Injury Claims of certain of the claimants that participated in the Claimant Agreement ("Participating Claimants"). The Claims Objection asserted that certain of such claims were potentially invalid because they may have been barred by the statutes of limitations and therefore may not have been filed in good faith. Certain of the claims were withdrawn, and other claimants did not respond. By the Order Concerning Debtors' Objection to Asbestos Personal Injury Claims of Certain Pre-Petition Settlement Claimants (First Set), dated April 5, 2005 and the Consent Order Withdrawing Motion Without Prejudice, dated April 27, 2005, the Bankruptcy Court disallowed approximately 580 claims totaling approximately $4.3 million.

            On September 20, 2005, the Bankruptcy Court entered a Consent Order between the Debtors and Campbell Cherry in which Campbell Cherry agreed on behalf of certain of its clients to withdraw certain claims that had previously been approved under the Claimant Agreement and to forbear from exercising all rights under the Claimant Agreement with respect to such claims. The Consent Order related to claims with an approximate dollar value of $6.5 million.

            On May 2, 2007, the Debtors filed an objection to certain claims pursuant to section 502 of the Bankruptcy Code seeking to disallow and expunge certain pre-petition settlement claimants represented by Campbell Cherry, which the Debtors assert are invalid settled claims because of a failure of one of the conditions for an eligible, qualified claim under the Claimant Agreement. On November 27, 2007, the Bankruptcy Court held a hearing and denied the Debtors' objection.

5.8.  Developments With Regard to Certain Proofs of Claim

      (a)   Wausau

            On or about October 5, 2006, Employers Insurance Company of Wausau f/k/a Employers Insurance of Wausau, a Mutual Company ("Wausau") submitted a proof of claim against the Debtors for an unspecified amount. In its proof of claim, Wausau contends that it is entitled to (1) reimbursement for alleged overpayment of indemnity limits, (2) reimbursement of defense cost overpayments on its primary policies, (3) reimbursement for 87% of defense costs paid by Liberty Mutual Insurance Company, and (4) reimbursement for interest attributable to premature payments to the Debtors. On March 27, 2007, the Debtors filed an objection to Wausau's proof of claim. On November 13, 2007, the Bankruptcy Court entered an Amended Joint Scheduling Order regarding Wausau's proof of claim, which set deadlines for completing discovery and filing dispositive motions. The Bankruptcy Court has scheduled an evidentiary hearing on March 20, 2008.

      (b)   Kaplan Storage Company

            On October 3, 2006, Kaplan Storage Company ("Kaplan") filed a request for payment of administrative expense in the Debtors' bankruptcy case in the amount of $107,550.62. On March 19, 2007, Kaplan filed an amended request for payment of administrative expense in the amount of $170,020.03. The Debtors' contend that the amount requested in that proof of claim was actually $202,486.61 because Kaplan improperly retained a security deposit paid by the Debtors and deducted it from its claim. By its proof of claim, Kaplan sought payment for certain unbilled charged under a certain lease agreement entered into between Kaplan and the Debtors. On June 25, 2007, the Debtors filed an objection to Kaplan's proof of claim. The Bankruptcy Court held a hearing on the Debtors' objection on November 19, 2007. On December 3, 2007, the Bankruptcy Court entered an order providing that Kaplan (1) has an allowed administrative claim against the Debtors' estates in the amount of $45,860.88 which shall be paid by the Debtors within thirty days from the date of the order, (2) has an allowed non-priority general unsecured claim against the Debtors' estates in the amount of $54,611.70, and (3) is permitted to apply the security deposit held in the amount of $32,466.58 to the general unsecured claim leaving an allowed non-priority general unsecured claim in the amount of $22,145.12.

5.9. Tolling Agreements With Respect to Asbestos Personal Injury Claims - Related Avoidance Actions

            On July 19, 2005, the Debtors filed a motion for the entry of an order authorizing and approving the form of tolling agreement ("Asbestos Personal Injury Claim Tolling Agreement") to be entered into between the Debtors and counsel (in their capacity as attorney-in-fact) for certain holders of Asbestos Personal Injury Claims pursuant to Bankruptcy Code ss.ss. 105(a) and 546(a). The Bankruptcy Court entered an order on August 11, 2005 granting the motion. The Debtors were authorized to request counsel for these claimants to enter into Asbestos Personal Injury Claim Tolling Agreements on behalf of their clients that extend and toll the time within which the Plan Trustee (or, if the Plan does not become effective and the Plan Trustee is not appointed, the Debtors) could commence any Plan Trust Bankruptcy Cause of Action with respect to the claimants' Asbestos Personal Injury Claims to and including December 31, 2006. The Asbestos Personal Injury Claim Tolling Agreements also extend and toll the time within which the Debtors may commence any other Bankruptcy Cause of Action with respect to the claimants' Asbestos Personal Injury Claims to and including December 31, 2006.

            As of December 31, 2005, of the 93 firms representing the approximately 79,000 holders of Asbestos Personal Injury Claims secured pre-petition pursuant to the Collateral Trust Agreement (the "Secured Asbestos Claims"), 56 firms signed tolling agreements, and 37 firms did not. The 37 non-signing firms represent approximately 41,800 creditors, or 53% of the total number of holders of Secured Asbestos Claims. The 56 signing firms represent approximately 37,200 creditors, or 47% of the total number of holders of Secured Asbestos Claims.

            To the extent that claimants or their counsel did not voluntarily execute an Asbestos Personal Injury Claim Tolling Agreement, the Debtors commenced avoidance actions against such non-consenting claimants to preserve the interests of the Debtors' estates. The Avoidance Actions are described, in detail, in Section 5.11 below.

            Because the Debtors believed that there were Asbestos Claimants named as defendants who were prepared to waive their rights in the Claimant Agreement and other pre-petition settlements voluntarily and opt out of the Omnibus Avoidance Action, and since the commencement of the Omnibus Avoidance Action, the Debtors have entered into additional tolling agreements ("Asbestos Personal Injury Claim Tolling and Dismissal Agreements") with 16 law firms representing Asbestos Claimants who were named as defendants in the Omnibus Avoidance Action. These 16 signing firms represent approximately 7,800 creditors, or 9% of the total number of holders of Secured Asbestos Claims. Pursuant to these Asbestos Personal Injury Claim Tolling and Dismissal Agreements, these Asbestos Claimants have agreed to be bound by any order, decree, finding or judgment entered in the Omnibus Avoidance Action (including any order, decree, finding or judgment entered with respect to any additional claim that has not already been asserted) to the same extent that any party to the Omnibus Avoidance Action is bound. The Asbestos Personal Injury Claim Tolling and Dismissal Agreements further provide that these Asbestos Claimants have been dismissed without prejudice from the Omnibus Avoidance Action as defendants, but also that these Asbestos Claimants are still bound to any order, decree, finding or judgment entered in the Omnibus Avoidance Action regardless of their dismissal without prejudice. These Asbestos Personal Injury Claim Tolling and Dismissal Agreements also toll through February 28, 2008 the expiration of the time established by Bankruptcy Code ss. 546(a) to bring Plan Trust Bankruptcy Causes of Action or Bankruptcy Causes of Action with respect to the claims of these Asbestos Claimants.

            Since the commencement of the Omnibus Avoidance Action, the Debtors have also entered into additional tolling agreements with 10 law firms representing Asbestos Claimants who signed tolling agreements with the Debtors prior to the filing of the first complaint in the Omnibus Avoidance Action and were not previously named as defendants ("Asbestos Personal Injury Claim Tolling and Binding Agreements"). These 10 signing firms represent approximately 1,300 creditors, or 1.5% of the total number of holders of Secured Asbestos Claims. Pursuant to these Asbestos Personal Injury Claim Tolling and Binding Agreements, these Asbestos Claimants have agreed to be bound by any order, decree, finding or judgment entered in the Omnibus Avoidance Action. These Asbestos Personal Injury Claim Tolling and Binding Agreements also toll through February 28, 2008 the expiration of the time established by Bankruptcy Code ss. 546(a) to bring Plan Trust Bankruptcy Causes of Action or Bankruptcy Causes of Action with respect to the claims of these Asbestos Claimants.

            Finally, since the filing of the Debtors' motion for summary judgment with respect to counts I and II of the first amended complaint in the Omnibus Avoidance Action, the Debtors have entered into additional tolling agreements with 17 law firms representing Asbestos Claimants who signed tolling agreements with the Debtors prior to the filing of the original complaint in the Omnibus Avoidance Action and who were not previously named as defendants ("Modified Asbestos Personal Injury Claim Tolling and Binding Agreements"). These 17 signing firms represent approximately 10,000 creditors, or 12% of the total number of holders of Secured Asbestos Claims. Pursuant to these Modified Asbestos Personal Injury Claim Tolling and Binding Agreements, these Asbestos Claimants have agreed to be bound to the same extent that any party to the Omnibus Avoidance Action is bound, by (i) the ruling on any dispositive motion on the merits or (ii) any final judgment on the merits (except (A) any motion for entry of default or default judgment, or (B) any final judgment by default) entered in the Omnibus Avoidance Action as to counts I and II of the first amended complaint, regarding whether or not alleged pre-petition and post-petition transfers may be avoided under Bankruptcy Code ss.ss. 547 and 549. Unless these Asbestos Claimants signing the Modified Asbestos Personal Injury Claim Tolling and Binding Agreements have already been made a party to this proceeding, to the extent that any stipulation or settlement is offered to any party to the Omnibus Avoidance Action, the Debtors have also agreed to offer the same stipulation or settlement to the Asbestos Claimants signing Modified Asbestos Personal Injury Claim Tolling and Binding Agreements. These Modified Asbestos Personal Injury Claim Tolling and Binding Agreements also toll through February 28, 2008 the expiration of the time established by Bankruptcy Code ss. 546(a) to bring Plan Trust Bankruptcy Causes of Action or Bankruptcy Causes of Action with respect to the claims of these Asbestos Claimants.

5.10. Tolling Agreements With Respect to Other Avoidance Actions

            On August 10, 2005, the Debtors filed a motion for the entry of an order authorizing and approving the form of tolling agreement ("Vendor Tolling Agreement") to be entered into between the Debtors and (i) certain individual directors and officers of the Debtors; (ii) related companies to the Debtors;
(iii) professionals employed by the Debtors; and (iv) certain vendors, creditors and other parties that received transfers during the ninety days preceding the Petition Date with an aggregate value of $100,000.00 or greater, pursuant to Bankruptcy Code sections 105(a) and 546(a). The agreements tolled the expiration of the time established by Bankruptcy Code ss. 546(a) to bring causes of action under Bankruptcy Code ss.ss. 544, 545, 547, 548, 549 or 553 until December 31, 2006. The Bankruptcy Court entered an order on September 8, 2005 granting the motion.

            Among others, the Debtors obtained signed tolling agreements from Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. in their corporate capacities (and not as debtors-in-possession); Richard and Roger Marcus; Howard N. Feist, III, Cyril C. Baldwin, Jr., John N. Irwin III, Mark N. Kaplan, Mark S. Newman, and C. Barnwell Straut; American Biltrite, Inc.; Skadden, Arps, Slate, Meagher & Flom; Gilbert, Heintz & Randolph; Dughi Hewit; and Kenesis Group LLC.

            The Debtors did not obtain signed tolling agreements from the following entities: Motley Rice, LLC; Weitz & Luxenberg P.C.; Ernst & Young LLP; Liberty Mutual Insurance Group; Eastman Chemical Company; and Neville Chemical Company. The Debtors have named Motley Rice, LLC and Weitz & Luxenberg P.C. as defendants in the Omnibus Avoidance Action, which is discussed, in detail, in
Section 5.11 below. Ernst & Young LLP was previously released from its avoidance action liability, and therefore, the Debtors did not seek a tolling agreement from this entity. The Debtors investigated their potential claims against Liberty Mutual Insurance Group, Eastman Chemical Company, and Neville Chemical Company before the expiration of the ss. 546(a) deadline and determined that the commencement of avoidance actions against these entities was not appropriate.

            On September 19, 2006, the Debtors filed a second motion for the entry of an order authorizing and approving a form of amended tolling agreement (the "Amended Tolling Agreement") to be entered into between the Debtors and those individuals, related companies, professionals employed by the Debtors, and vendors and creditors who previously executed Vendor Tolling Agreements. This motion was granted by the Bankruptcy Court by order dated October 17, 2006. The Amended Tolling Agreements further toll the expiration of the time established by Bankruptcy Code ss. 546(a) to bring causes of action under Bankruptcy Code ss.ss. 544, 545, 547, 548, 549 or 553 until December 31, 2007.

            On September 10, 2007, the Debtors filed a third motion for the entry of an order authorizing and approving a form of amended tolling agreement (the "Second Amended Tolling Agreement") to be entered into between the Debtors and those individuals, related companies, professionals employed by the Debtors, and vendors and creditors who previously executed Vendor Tolling Agreements and Amended Tolling Agreements. This motion was granted by the Bankruptcy Court by order dated October 1, 2007. The Second Amended Tolling Agreements further toll the expiration of the time established by Bankruptcy Code ss. 546(a) to bring causes of action under Bankruptcy Code ss.ss. 544, 545, 547, 548, 549 or 553 until December 31, 2008.

5.11. Asbestos Personal Injury Claims - Related Avoidance Actions

      (a) Congoleum Corporation v. Arthur J. Pergament, et al., Adv. Proc. No. 05-06245 (KCF)

            On December 3, 2005, the Debtors commenced the Omnibus Avoidance Action by filing in the Bankruptcy Court a Complaint to Avoid Pre-Petition Liens, to Avoid and Recover Preferential Transfers of Property and Fraudulent Transfers of Property Pursuant to 11 U.S.C. ss.ss. 544, 547, 548, 549 and 550, and to Disallow Claims Pursuant to 11 U.S.C. ss. 502(d) against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; (b) Joseph F. Rice and the law firm of Motley Rice LLC; (c) Perry Weitz and the law firm of Weitz & Luxenberg, P.C.; and (d) those holders of Secured Asbestos Claims that did not voluntarily execute an Asbestos Personal Injury Claim Tolling Agreement.

            The Debtors commenced the Omnibus Avoidance Action for the purpose of (i) avoiding and recovering certain preferential transfers of property made to the Asbestos Claimants named as defendants; (ii) avoiding and recovering certain fraudulent transfers of property made to the Asbestos Claimants named as defendants; (iii) avoiding and/or determining the validity, priority, or extent of certain pre-petition liens granted to secure the claims of the Asbestos Claimants named as defendants; and (iv) preserving, for the benefit of the

Debtors' estates and the Plan Trustee, the claims alleged therein. The Omnibus Avoidance Action also seeks to avoid and recover certain preferential and/or fraudulent transfers of property made to Joseph Rice and/or Motley Rice, and to avoid and recover certain preferential and/or fraudulent transfers of property made to Perry Weitz and/or Weitz & Luxenberg.

            An amended complaint was filed on December 30, 2005, providing additional factual background, clarifying certain language, and including an additional prayer for relief relating to payments made to Asbestos Claimants named as defendants pursuant to Pre-Petition Settlement Agreements. The amended complaint also corrects an error listing certain Asbestos Claimants named therein under multiple law firms, and removes as defendants certain Asbestos Claimants that executed tolling agreements after the filing of the original complaint.

            On December 8, 2005, the Debtors filed a Notice of Plaintiff Congoleum Corporation's Motion Establishing Case Management Procedures and Establishing Briefing and Discovery Schedules, seeking an order with respect to organizing the phases of the action. At a hearing on December 28, 2005, the Bankruptcy Court approved, over certain objections, a case management order for the Omnibus Avoidance Action agreed upon by the Debtors and counsel for certain of the defendants. Pursuant to the case management order, the Omnibus Avoidance Action is divided into three stages. The first stage of the Omnibus Avoidance Action focused on the avoidance of certain of the rights under the Claimant Agreement and other pre-petition settlements as preferential pre-petition and/or unauthorized post-petition transfers of the Debtors in property pursuant to Bankruptcy Code ss.ss. 547 and 549. The second stage of the Omnibus Avoidance Action focused on (i) the avoidance and recovery of certain fraudulent transfers of property made to the Asbestos Claimants named as defendants pursuant to Bankruptcy Code ss. 548 and applicable state law, and (ii) avoiding and/or determining the validity, priority, or extent of the rights under the Claimant Agreement and other pre-petition settlements granted to secure the claims of all of the Asbestos Claimants named as defendants under Bankruptcy Code ss. 544. The third stage of the Omnibus Avoidance Action will focus on the avoidance and recovery of certain preferential and fraudulent transfers of property made to Joseph Rice and/or Motley Rice and Perry Weitz and/or Weitz & Luxenberg pursuant to Bankruptcy Code ss.ss. 547, 548, and 550 and applicable state law, and any additional claims that the Debtors may assert.

            In the first stage, each of the Asbestos Claimants named as defendants were required to answer only Counts I and II of the amended complaint pertaining to the preference and post-petition transfer issues. Such answer was due on January 30, 2006. On that date, counsel for the Collateral Trustee and certain of the Asbestos Claimants named as defendants filed a motion for more definite statement.

            On March 29, 2006, the Bondholders' Committee filed a motion to intervene in the Omnibus Avoidance Action, which the Bankruptcy Court granted pursuant to an order entered on April 25, 2006. On April 13, 2006, the Futures Representative filed a motion to intervene in the Omnibus Avoidance Action, which the Bankruptcy Court granted pursuant to an order entered on May 9, 2006.

            On March 16, 2006, the Debtors filed a motion for summary judgment with respect to the issues in Counts I and II of the amended complaint. On April 13, 2006, the Debtors filed an amended memorandum of law in support of the motion for summary judgment. The motion for summary judgment sought the avoidance of liens and security interests granted to the Asbestos Claimants named as defendants and the allowance of liquidated settlement amounts with respect to these claims during the ninety days before the Petition Date as voidable preferential transfers. The motion also sought the avoidance of liens and security interests granted to the Asbestos Claimants named as defendants and the allowance of liquidated settlement amounts with respect to these claims after the Petition Date, as voidable post-petition transfers.

            Specifically, the Debtors alleged in the amended memorandum of law that under the terms of the Claimant Agreement, the Collateral Trust Agreement, and the Security Agreement, the date that the Collateral Trustee was notified of a particular Asbestos Claimant's qualification as a Participating Claimant is the date the transfer of the lien and the liquidated settlement amount was made. As set forth in further detail in the amended memorandum of law, the Debtors alleged that this notification date was also the date the releases received from the Participating Claimants became effective, thereby completing the transfer of the liquidated settlement amount and the attachment of the lien. Since the first of these notices was not received by the Collateral Trustee until December 30, 2003, or during the period on or within ninety days before the Petition Date (the "Preference Period"), the Debtors alleged that the transfers with respect to the 61,283 Participating Claimants identified on this notice were made during the Preference Period, and for this and other reasons are subject to avoidance under Bankruptcy Code ss. 547. Because the second and third of these notices were not received by the Collateral Trustee until February 27, 2004 and April 1, 2004, the Debtors alleged that the transfers with respect to the 18,347 Participating Claimants identified on these notices were made after the Petition Date, and for this and other reasons are subject to avoidance under Bankruptcy Code ss. 549.

            On April 27, 2006, the defendants who filed the motion for more definite statement filed their opposition to the summary judgment motion, which argued, inter alia, that the transfer of interests granted to the Collateral Trustee occurred and were perfected far outside the Preference Period, and that the dates of the notices to the Collateral Trustee were not relevant, since no interests of the Debtors in property or of property of the estate were made at those times. These defendants also filed a motion to strike as hearsay certain evidence provided by the Debtors in support of their summary judgment motion. On May 3, 2006, the Debtors filed a reply brief, re-alleging their arguments made in the amended memorandum of law and responding to the arguments made in the defendants' opposition.

            On May 8, 2006, the Bankruptcy Court held a hearing and heard argument from the Debtors, the defendants, the Bondholders' Committee, and the Futures Representative on the defendants' motion for more definite statement and the Debtors' motion for summary judgment. The Bankruptcy Court denied the motion for more definite statement and reserved decision on the motion for summary judgment.

            On June 19, 2006, the Bankruptcy Court issued an opinion denying the Debtors' summary judgment motion, and granting summary judgment on Counts I and II in favor of all of the defendants in the Omnibus Adversary Proceeding. The Bankruptcy Court held that the Security Agreement granted a security interest to the Collateral Trustee, not to the individual claimants, but that nothing in the Security Agreement made the grant of the security interest contingent on compliance with the terms of the Claimant Agreement. The Bankruptcy Court further found that the claimants gave value to support the Collateral Trustee's security interest at the time the Claimant Agreement was signed on April 10,

2003, by agreeing to submit their claims for settlement and to enter into a 150-day litigation moratorium. As a result, the Bankruptcy Court held that for the purposes of Bankruptcy Code ss.ss. 547 and 549, the date of the transfer to the Collateral Trustee was June 11, 2003, when the parties signed the Security Agreement, which was before the commencement of the Preference Period and before the Petition Date. The Bankruptcy Court further held that when the claimants' documentation was approved, they did not receive a transfer of a security interest from the Debtors, but rather became beneficiaries of the security interest granted to the Collateral Trustee. An order denying the Debtors' summary judgment motion and granting summary judgment in favor of the defendants on Counts I and II of the amended complaint was entered by the Bankruptcy Court on July 31, 2006.

            On April 16, 2007, the Debtors filed a second Motion for Summary Judgment on the Omnibus Avoidance Action seeking to void the security interests and liens securing pre-petition settlements with certain Asbestos Claimants (the "Summary Judgment Motion").

            On June 7, 2007, the Debtors also filed their Omnibus Objection to Settled Asbestos Personal Injury Claims of all Qualified Pre-Petition Settlement Claimants (Class 2 Claimants) and all Qualified Participating Claimants (Class 3 Claimants) (ECF Doc. #5563) (the "Omnibus Claims Objection"), requesting (i) that the Claims settled under the Claimant Agreement or other pre-petition settlement agreements be disallowed and expunged, or (ii) in the alternative, rescinding the Pre-Petition Settlement Agreements, Claimant Agreement, Security Agreement and Collateral Trust Agreement, disallowing and expunging the claims without prejudice and restoring the parties thereto to status quo ante.

            On July 27, 2007, the Bankruptcy Court issued two decisions regarding the legal status of the settled Claims: the first with respect to the Omnibus Claims Objection (the "Omnibus Claims Objection Opinion") (ECF Doc. #5673) and the second with respect to the Summary Judgment Motion (the "Summary Judgment Opinion") (Adv. Proc. No. 05-06245-KCF) (ECF Doc. #147). Regarding the Omnibus Claims Objection, the Bankruptcy Court held that the relief requested in the Omnibus Claims Objection should be heard in the context of an adversary proceeding in order to ensure that the Bankruptcy Court has jurisdiction over all the affected Claimants and that their due process rights are otherwise protected. The Bankruptcy Court also reiterated and expanded on its view that all the Asbestos Personal Injury Claims, unless they had obtained a final judgment as to liability and damages, are similarly situated and must receive similar treatment in any section 524(g) reorganization plan. On August 14, 2007, the Debtors filed a motion to amend the existing Omnibus Adversary Proceeding along with a proposed amended complaint to assert as causes of action the objections contained in the Omnibus Claims Objection consistent with the Bankruptcy Court's July 27, 2007 Omnibus Claims Objection Opinion.

            In its July 27, 2007 Summary Judgment Opinion, the Bankruptcy Court ruled that the security interests in insurance that were granted to the settled Claimants pre-bankruptcy were ineffective and unenforceable against Congoleum's insurance policies or the proceeds of those policies because the attempts to create a security interest were outside the scope of Article 9 of the Uniform Commercial Code; nor could such security interests be considered to be a common law pledge. The Bankruptcy Court therefore granted summary judgment in Congoleum's favor on Counts V and VI of the Omnibus Avoidance Action, which counts sought to void the security interests and liens securing the pre-petition settlements of Asbestos Claims.

            On August 14, 2007, the Debtors filed a motion seeking leave to amend the Omnibus Avoidance Action to include additional counts reflective of the relief sought in the Omnibus Claims Objection (the "Third Amended Complaint"). On September 4, 2007, the Bankruptcy Court held a hearing on the motion, which was granted. Certain defendants filed answers and counterclaims to the Third Amended Complaint.

            On September 17, 2007, First State Insurance Company and Twin City Fire Insurance Company filed a motion to intervene with respect to counts 17, 18, 19 and 20 of the Third Amended Complaint. On October 2, 2007, the Debtors and certain defendants each filed oppositions to the motion to intervene. On October 9, 2007, the Bankruptcy Court held a hearing on the motion, which was denied and an order was entered on October 10, 2007.

            On October 9, 2007, the Debtors and Bondholders' Committee filed an application for entries of default judgment against certain defendants for their failure to plead or otherwise defend with respect to the Third Amended Complaint. On October 17, 2007, the Bankruptcy Court entered a default judgment against certain defendants. On November 1, 2007, certain defendants filed motions to vacate the default judgments entered against them because they alleged that such default judgments were entered in error. The motions to vacate the default judgments were granted by the Bankruptcy Court on November 27, 2007. On November 16, 2007, certain other defendants filed a motion to vacate the default judgments entered against them alleging that they are not proper parties to the Omnibus Avoidance Action in the first instance because they did not participate in the Claimant Agreement or the Pre-Petition Settlement Agreements. On December 11, 2007, the court entered a stipulation and order vacating default and default judgment with respect to those certain other defendants.

            On November 1, 2007, the Asbestos Claimants' Committee filed a motion to intervene in the Omnibus Avoidance Action. On December 11, 2007, the Bankruptcy Court entered an order approving a stipulation and agreement between the Debtors and the Asbestos Claimants' Committee, which provides, among other things, that the Asbestos Claimants' Committee agrees to withdraw its motion to intervene without prejudice and that it will have the right to appear and be heard in the Omnibus Avoidance Action regarding any issue that it deems relevant to the rights of its general unsecured asbestos claimant constituency.

            On October 12, 2007, the Debtors filed a third motion for summary judgment on the Omnibus Avoidance Action seeking to disallow and expunge with prejudice all claims settled under the Pre-Petition Settlement Agreements and the Claimant Agreement, or alternatively to disallow the asbestos claims settled pursuant to those agreements under the doctrines of legal frustration or equitable disallowance. Objections to the third motion for summary judgment were filed by certain defendants. The Bankruptcy Court held a hearing on the third motion for summary judgment on November 5, 2007 and reserved decision. On December 28, 2007, the Bankruptcy Court denied the third motion for summary judgment and entered an order denying the motion on January 24, 2008. On February 1 and 4, 2008, the Bondholders' Committee and the Debtors, respectively, each filed a notice of appeal to the District Court from the Bankruptcy Court's January 24, 2008 order denying the third motion for summary judgment.

            With respect to any appeal by the Debtors, Bondholders' Committee and/or Futures Representative of the Bankruptcy Court's summary judgment order dated January 24, 2008 (concerning Counts XVII, XVIII, XIX, and XX in the Omnibus Avoidance Action), the defendants therein consent to a stay of such appeal until sixty (60) days after the Effective Date, but otherwise do not waive any rights with regard thereto, and such appeal shall be terminated within sixty (60) days following the Effective Date. The defendants in the Omnibus Avoidance Action do not agree, however, that such order is an appealable final order, and therefore do not agree that any such appeal would be properly taken. In such regard, if the Debtors, Bondholders' Committee and/or Futures Representative appeal such order, then the defendants in the Omnibus Avoidance Action intend to, out of an abundance of caution, cross-appeal the Bankruptcy Court's order dated August 27, 2007 (concerning Counts V and VI of the Omnibus Avoidance Action). Other than filing of such notices of appeal and only such other items that might be necessary to allow the District Court to consider the motion for stay, the parties agree that no further filings (including, but not limited to, defendants' statement of issues on appeal, defendants' designation of the record, a motion to dismiss the appeal, etc.) shall be necessary or shall be made before a stay of the appeal(s) is granted, and the parties agree to extend the deadline for filing any such other filings as necessary to allow a stay to be ordered prior to such filings. The stay shall be sought by motion filed by the Debtors, Bondholders' Committee and/or Futures Representative as soon as possible. All parties agree that such appeal(s) shall not affect or prevent the prosecution of the Continued Adversary Proceeding in the Bankruptcy Court.

      (b) Congoleum Corporation v. Arthur J. Pergament, et al., Adv. Proc. No. 05-06461 (KCF)

            On December 30, 2005, the Debtors commenced the Sealed Avoidance Action by filing under seal a Complaint to Avoid and Recover Fraudulent Transfers of Property Pursuant to 11 U.S.C. ss.ss. 544, 548, 550, the Uniform Fraudulent Transfer Act and Applicable State Law against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; and (b) all holders of Secured Asbestos Claims, including those who voluntarily executed an Asbestos Personal Injury Claim Tolling Agreement. The Sealed Avoidance Action has been assigned Adversary Proceeding No. 05-06461 (KCF).

            The Debtors commenced the Sealed Avoidance Action for the purpose of
(i) avoiding and recovering pursuant to Bankruptcy Code ss.ss. 548(a)(i)(A) and 550(a) transfers of property made to the Asbestos Claimants and (ii) avoiding and recovering pursuant to Bankruptcy Code ss.ss. 544(b) and 550(a), the Uniform Fraudulent Transfer Act, and applicable state law transfers of property made to the Asbestos Claimants. The Sealed Avoidance Action was also commenced for the purpose of preserving, for the benefit of the Debtors' estates and the Plan Trustee, the claims alleged therein.

            The Sealed Avoidance Action was also commenced as a separate adversary proceeding in order to resolve a motion to intervene filed by Continental Casualty Company and Continental Insurance Company (and joined by Century Indemnity Company, ACE American Insurance, ACE Property and Casualty Insurance Company) in the Omnibus Avoidance Action. As set forth in the Bankruptcy Court's Stipulation and Order Relating to Preservation of Certain Claims of the Debtor-in-Possession and CNA's Motion to Intervene and Century's

Joinder to Such Motion (entered in the Omnibus Avoidance Action on December 28,
2005), the Debtors have not sought issuance of any summonses in the Sealed Avoidance Action and the Bankruptcy Court will not require issuance of a summons in the Sealed Avoidance Action until further order of the Bankruptcy Court. The Sealed Avoidance Action also has been stayed and all deadlines tolled until further order of the Bankruptcy Court.

            On April 13, 2006, Continental Casualty Company and Continental Insurance Company filed a motion to unseal the Sealed Avoidance Action, to which the Debtors filed an objection on May 1, 2006. The Debtors resolved the motion with Continental Casualty Company and Continental Insurance Company without holding a hearing, and the motion was withdrawn on May 18, 2006.

            On July 21, 2006, the Bondholders' Committee filed a Motion to Intervene pursuant to 11 U.S.C. ss. 1109(b) and Bankruptcy Rule 7024(a) in the Sealed Avoidance Action (the "Bondholders' Intervention Motion"). On August 14, 2006, the Bankruptcy Court granted the Bondholders' Intervention Motion.

      (c)   Outcome of Omnibus Avoidance Action and Sealed Avoidance Action.

            The effectiveness of the Plan is specifically conditioned, among other things, upon approval of the Omnibus Claimant Settlement by the Bankruptcy Court. The Omnibus Claimant Settlement resolves the outstanding issues in the Avoidance Actions other than the question of whether the liquidated amounts in the pre-petition settlements of Settled Claimants with Litigation Rights may be recognized under the Plan, which is being preserved for the Debtors and such Settled Claimants with Litigation Rights. The Settled Claimants with Litigation Rights will be bound by any final order on this question. The Omnibus Claimant Settlement is the result of extensive negotiations among the Debtors, the Futures Representative, the Asbestos Claimants' Committee, Claimants' Counsel and the Bondholders' Committee. The Plan Proponents believe that the terms of the Omnibus Claimant Settlement set forth in the Plan are consistent with the terms requested by such other parties to be included therein. Therefore, the Plan Proponents intend to request that such other parties support the Omnibus Claimant Settlement in connection with this Solicitation. A detailed description of the Omnibus Claimant Settlement is set forth in Section 8.31 below.

5.12. Settlements with Insurers and Brokers

      (a)   Liberty Mutual Settlement Agreement

            On June 24, 2004, the Debtors filed a motion for approval of a settlement agreement with Liberty Mutual Insurance Company ("Liberty"), which provided primary liability insurance coverage to Congoleum including coverage for asbestos-related claims (the "Liberty Settlement"). On July 29, 2004, the Bankruptcy Court entered an order approving the Liberty Settlement. In summary, the Liberty Settlement provides that Liberty will contribute $14,450,000 for the benefit of the Debtors' Estates. Upon the confirmation order becoming a Final Order, Liberty agreed to contribute an additional $950,000 for the benefit of the Plan Trust. In exchange, the Debtors agreed, among other things, to designate Liberty as a Settling Asbestos Insurance Company, thereby entitling

Liberty to the benefit of certain injunctions under their Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. Reference should be made to the Liberty Settlement, which is attached as an exhibit to the motion seeking approval of the Liberty Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Liberty Settlement.

      (b)   Marsh and Aon Settlements

            On September 28, 2004, the Debtors filed motions for the approval of settlement agreements with Marsh USA, Inc. et al. ("Marsh") and Aon Corporation et al. ("Aon"), both of which provided insurance brokerage services to Congoleum with respect to certain of the policies issued to Congoleum that provide coverage for Asbestos Personal Injury Claims (respectively, the "Marsh Settlement" and the "Aon Settlement"). On October 18, 2004, the Bankruptcy Court approved the Marsh and Aon Settlements. In summary, the Marsh and Aon Settlements provides that Marsh and Aon will contribute $40,000 and $75,000, respectively, for the benefit of the Debtors' Estates. Reference should be made to the Marsh Settlement and the Aon Settlement, which are attached as exhibits to the motions seeking approval of the Marsh and Aon Settlements and which are on file with the Bankruptcy Court for more details regarding the terms of those settlements.

      (c)   AIG Settlement

            On May 13, 2005, the Debtors filed a Motion Pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 363 Approving Insurance Settlement Agreement with Certain AIG Companies ("AIG") (the "AIG Settlement"). On June 28, 2005, the Bankruptcy Court approved the AIG Settlement. AIG provided excess liability insurance coverage to Congoleum for asbestos-related claims. Under the terms of the settlement, AIG will pay $103 million over ten years to the Plan Trust. In exchange, the Debtors agreed, among other things, to designate AIG as a Settling Asbestos Insurance Company, thereby entitling AIG to the benefit of certain injunctions under their Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement resolves coverage obligations of policies with a total of $114 million in liability limits for asbestos bodily injury claims, and is subject to final Bankruptcy Court approval and effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the AIG Settlement, which is attached as an exhibit to the motion seeking approval of the AIG Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the AIG Settlement. An insurer appealed the approval order granted by the Bankruptcy Court to the District Court. The District Court, however, entered an Order on September 8, 2006 that administratively terminated the appeal. AIG has recently reserved the right to argue that a plan, if confirmed, could lead to the possibility that the AIG Settlement may be declared void; for its part, Congoleum has reserved its rights to oppose any such argument. The AIG Settlement further provides that any party may declare that the agreement is null and void if the Confirmation Order fails to become a Final Order by May 10, 2007.

      (d)   Lloyd's and Equitas Settlement

            On June 27, 2005, the Debtors filed a Motion Pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 363 Approving Insurance Settlement Agreement with Certain Underwriters at Lloyd's, London ("Lloyd's Underwriters") (the "Lloyd's Settlement"). On August 11, 2005, the Bankruptcy Court approved the Lloyd's Settlement. Lloyd's Underwriters severally subscribed to certain policies of insurance under which Congoleum is an insured (the "London Policies"). Under the terms of the settlement, Lloyd's Underwriters will pay a


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total of $19.950 million to the Plan Trust and Lloyd's Underwriters and Equitas
Limited, Equitas Reinsurance Limited, Equitas Holdings Limited, Equitas Management Services Limited, and Equitas Policyholders Trust Limited (collectively, "Equitas"), solely in their capacity as Lloyd's Underwriters' reinsurer and run-off agent, will be designated as Settling Asbestos Insurance Companies, thereby entitling Lloyd's Underwriters and Equitas to certain injunctions under the Debtors' plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement is subject to the effectiveness of a plan that contains the Section 524(g) injunction specified in the Lloyd's Settlement. On November 12, 2007, the Debtors filed a motion seeking Bankruptcy Court approval of an amendment to the Lloyd's Settlement, which, among other things, removes the temporal condition to termination of the agreement by any party in exchange for revised terms relating to disposition of interest and earnings that have accrued and will continue to accrue on the $19.950 million settlement amount being held in an escrow account. On December 3, 2007, the Bankruptcy Court entered an order approving the amendment. Reference should be made to the Lloyd's Settlement and its amendment, which are attached as exhibits to the motion seeking approval of the Lloyd's Settlement and the motion seeking approval of the amendment, respectively, which are on file with the Bankruptcy Court, for more details regarding the terms of the Lloyd's Settlement and its amendment.

      (e)   Federal Settlement Agreement

            On August 4, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Approving Insurance Settlement Agreement with Federal Insurance Company ("Federal") (the "Federal Settlement"). On October 11, 2005, the Bankruptcy Court approved the Federal Settlement. Federal provided certain liability insurance coverage to Congoleum for asbestos-related claims. Under the terms of the Federal Settlement, Federal will pay $4 million to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the Federal Settlement agreement goes effective. In exchange, the Debtors agreed, among other things, to designate Federal as a Settling Asbestos Insurance Company, thereby entitling Federal to the benefit of certain injunctions under their plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Federal Settlement contains a downward adjustment mechanism which will permit Federal to pay a settlement amount less than $4 million if certain market conditions occur. The purpose of the downward adjustment mechanism is to equalize the settlement percentage of Federal's settlement amount to the settlement percentages of other high level excess insurers that are similarly situated to Federal in these bankruptcy cases. Reference should be made to the Federal Settlement, which is attached as an exhibit to the motion seeking approval of the Federal Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Federal Settlement.

            The Futures Representative appealed the approval order granted by the Bankruptcy Court to the District Court. The Debtors, Federal and the Futures Representative entered into negotiations in an effort to resolve the Futures Representative's objection to the Federal Settlement. The parties were successful in that effort and on February 14, 2007, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Approving the Amendment to the Settlement Agreement and Release By, Between and Among Congoleum Corporation, the Plan Trust, and Federal Insurance Company. On March 12, 2007, the Bankruptcy Court approved the amendment to the Federal Settlement (the "Amended Federal


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

Settlement"). The Amended Federal Settlement does not include the downward adjustment mechanism, and the original settlement amount of $4 million was adjusted such that Federal will pay $2.1 million to the Plan Trust (rather than an adjustable amount that would not be determined until the end of the Reorganization Cases). Such payment will be made within thirty days of the order approving the Amended Federal Settlement becoming a final order, the occurrence of the effective date of the Debtors' plan, the confirmation order becoming a final order and Federal being designated as a Settling Asbestos Insurance Company.

      (f)   The Mt. McKinley and Everest Settlement

            On October 6, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company ("Mt. McKinley")and Everest Reinsurance Company ("Everest") (the "Mt. McKinley and Everest Settlement"). Under the terms of the Mt. McKinley and Everest Settlement, Mt. McKinley and Everest have paid $21.5 million into an escrow account. The escrow agent will transfer the funds to the Plan Trust once a plan containing the
Section 524(g) protection specified in the Mt. McKinley and Everest Settlement becomes effective. In exchange, the Debtors agreed, among other things, to designate Mt. McKinley and Everest as Settling Asbestos Insurance Companies, thereby entitling Mt. McKinley and Everest to the benefit of certain injunctions under their plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Bankruptcy Court approved the Mt. McKinley and Everest Settlement on November 18, 2005. The Mt. McKinley and Everest Settlement is subject to the effectiveness of a plan of reorganization that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the Mt. McKinley and Everest Settlement, which is attached as an exhibit to the motion seeking approval of the Mt. McKinley and Everest Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Mt. McKinley and Everest Settlement.

            The Futures Representative appealed the approval order granted by the Bankruptcy Court to the District Court. On June 15, 2007, the District Court entered a Stipulated Order withdrawing the appeal of the Futures Representative with respect to approval of the Mt. McKinley and Everest Settlement. Accordingly, the Mt. McKinley and Everest Settlement has now been approved by the Bankruptcy Court and the approval order has become a final order.

      On January 18, 2008, the Debtors and Mt. McKinley and Everest, with the consent of the Asbestos Claimants' Committee and the Futures Representative, entered in to an Amended and Restated Settlement Agreement and Release (the "Amended Mt. McKinley and Everest Settlement"), which amends, among other things, the Mt. McKinley and Everest Settlement by (i) eliminating the sunset provision pursuant to which the Debtors and Mt. McKinley and Everest, in certain circumstances, may terminate the Mt. McKinley and Everest Settlement, (ii) causing the Escrow Agent (as defined in the Amended Mt. McKinley and Everest Settlement) to pay Mt. McKinley and Everest all interest and other income earned in the Escrow Agreement (as defined in the Amended Mt. McKinley and Everest Settlement), net of all applicable fees, taxes and expenses; (iii) restructuring the Mt. McKinley and Everest Settlement as a sale and buyback of the Subject Policies (as defined in the Amended Mt. McKinley and Everest Settlement) pursuant to section 363(f) of the Bankruptcy Code, supplemented by a section 105


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

injunction; (iv) eliminating the condition precedent of the Confirmation Order (as defined in the Mt. McKinley and Everest Settlement); and (v) modifying the terms of the Mt. McKinley and Everest Settlement as further set forth in the Amended Mt. McKinley and Everest Settlement. On January 28, 2008, the Debtors filed a motion in the Bankruptcy Court seeking entry of an order approving the Amended Mt. McKinley and Everest Settlement. A Bankruptcy Court hearing on the motion is scheduled for February 19, 2008.

      (g)   The Harper Settlement

            On March 8, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement With Harper Insurance Limited, Formerly Known as Turegum Insurance Company (the "Harper Settlement"). On April 4, 2006, the Bankruptcy Court approved the Harper Settlement. Under the terms of the Harper Settlement, Harper Insurance Limited ("Harper") has agreed to pay the total amount of $1,375,000 to the Plan Trust within three business days of the Debtors notifying Harper of the order approving the Harper settlement becoming a final order, the confirmation order becoming a final order and a plan containing a Bankruptcy Code ss. 524(g) injunction having become effective. In exchange, the Debtors agreed, among other things, to obtain, for the benefit of Harper, an injunction pursuant to section 524(g) of the Bankruptcy Code. Reference should be made to the Harper Settlement, which is attached as an exhibit to the motion seeking approval of the Harper Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Harper Settlement.

      (h)   The St. Paul Travelers Settlement and Buyback Agreement

            On May 3, 2006, the Debtors filed a Motion For Order Authorizing and Approving the Settlement and Policy Buyback Agreement and Release Among the Congoleum Entities, the Plan Trust, the ABI Entities and the St. Paul Travelers Entities and Sale of Subject Policies Pursuant to Sections 105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure (the "St. Paul Travelers Settlement and Buyback Agreement"). The St. Paul Travelers Entities allegedly issued certain policies of insurance under which Congoleum is an insured (the "Subject Policies"). Under the terms of the settlement, a total of $25 million will be paid in two installments to the Plan Trust, or as otherwise ordered by the Bankruptcy Court, within 13 months of the occurrence of certain events, including confirmation of a plan of reorganization for the Debtors containing a section 524(g) plan trust and channeling injunction for Asbestos Claims. In exchange, the Debtors agreed, among other things, to designate the St. Paul Travelers Entities as Settling Asbestos Insurance Companies, thereby entitling the St. Paul Travelers Entities to the benefit of certain injunctions under their plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The St. Paul Travelers Settlement and Buyback Agreement resolves coverage obligations under the Subject Policies with respect to both asbestos and non-asbestos claims. The St. Paul Travelers Settlement and Buyback Agreement is subject to final Bankruptcy Court approval and effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the terms of the St. Paul Travelers Settlement and Buyback Agreement, which is attached as an exhibit to the motion seeking approval of the St. Paul Travelers Settlement and Buyback Agreement and which is on file with the Bankruptcy Court for more details regarding the terms of the St. Paul Travelers Settlement and Buyback Agreement.


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

            The Futures Representative filed an objection to the settlement, and a hearing to consider approval of the settlement was held on April 12, 2007. At the conclusion of the argument, the Bankruptcy Court reserved decision. On May 11, 2007, the Bankruptcy Court denied the Debtors' motion to approve the St. Paul Travelers Settlement and Buyback Agreement. The Debtors and the St. Paul Travelers Entities have appealed the Bankruptcy Court's decision to the District Court where it remains pending.

      (i)   The Fireman's Fund Settlement

            On May 8, 2006, the Debtors filed their Motion for Order pursuant to Bankruptcy Rule 9019 and 11 U.S.C. ss. 363(f) Authorizing and Approving Settlement Agreement between Congoleum Corporation and Fireman's Fund Insurance Company (the "Fireman's Fund Settlement"). On September 25, 2006, the Bankruptcy Court approved the Fireman's Fund Settlement. Fireman's Fund Insurance Company ("Fireman's Fund") issued an insurance policy (the "Subject Policy") under which Congoleum is an insured. Under the terms of the settlement, Fireman's Fund will pay to Congoleum, or as otherwise directed by the Plan or the Confirmation Order, a total of $1 million within three (3) business days following the date that the Confirmation Order becomes a Final Order. In exchange, the Debtors will designate Fireman's Fund as Settling Asbestos Insurance Company thereby entitling Fireman's Fund to the benefit of certain injunctions under their plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement resolves coverage obligations under the Subject Policy of all asbestos-related claims. The Fireman's Fund Settlement is subject to final Bankruptcy Court approval and effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the Fireman's Fund Settlement, which is attached as an exhibit to the motion seeking approval of the Fireman's Fund Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Fireman's Fund Settlement.

      (j)   The Century Settlement

            Over an objection by Munich Reinsurance America, Inc., f/k/a American Re-Insurance Company, and Mutual Marine Office, Inc., as managing general agent and attorney-in-fact for Employers Mutual Casualty Company (collectively, the "Objecting Insurers"), on September 20, 2006, the Bankruptcy Court entered an Order granting the Debtors' Motion for Order Pursuant to Sections 105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure (i) Authorizing Debtor to Enter into a Settlement and Compromise of Certain Claims, (ii) Approving Sale of Certain Insurance Policies Free and Clear of Liens, Claims, Interests and Other Encumbrances, and (iii) Approving the Settlement and Buyback Agreement and Releases by and between the "Congoleum Entities" and the Century Entities (defined below) (the "Century Settlement and Buyback Agreement") following a hearing on September 11, 2006. Under the terms of the settlement, certain alleged claims against the Debtors (including any claim for substantial contribution) will be released by Century and a total of $16.95 million will be paid to the Plan Trust, or as otherwise ordered by the Bankruptcy Court, within three years of the occurrence of certain events, including confirmation of a plan of reorganization for the Debtors containing a section 524(g) plan trust and channeling injunction for asbestos claims. In exchange, the Debtors agreed, among other things, to designate Century Indemnity Company, individually and as successor to CCI Insurance Company, as successor to Insurance Company of North


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

America and various affiliated described companies as more fully described in the Century Settlement and Buyback Agreement (the "Century Entities") as Settling Asbestos Insurance Companies, thereby entitling the Century Entities to the benefit of certain injunctions under their plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Debtors also agreed that the Reorganized Debtors will not in any way voluntarily assist any person or entity in the establishment of any right, action, cause of action or claim against the Century Entities in any way relating to any asbestos claim or other claim released under the Century Settlement and Buyback Agreement.

            The Century Settlement and Buyback Agreement resolves coverage obligations under certain policies of insurance under which Congoleum is an insured with respect to both asbestos and non-asbestos claims. The Century Settlement and Buyback Agreement is subject to, among other conditions, final Bankruptcy Court approval and the effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the terms of the Century Settlement and Buyback Agreement, which is attached as an exhibit to the motion seeking approval of the Century Settlement and Buyback Agreement and which is on file with the Bankruptcy Court for more details on the Century Settlement and Buyback Agreement.

            The Objecting Insurers appealed the Bankruptcy Court's order approving the Century Settlement and Buyback Agreement. On December 6, 2006, the District Court entered a stipulation and settlement among the Objecting Insurers, the Debtors, and Century, which resolved the appeal.

5.13. Fourth Modified Plan and Subsequent Changes

            On November 12, 2004, the Debtors filed the Fourth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (the "Fourth Modified Plan"). The Futures Representative supported confirmation of the Fourth Modified Plan.

            In January 2005, the Debtors commenced a solicitation with respect to the Fourth Modified Plan. Votes were solicited from holders of impaired Claims and Interests (the "Post-Petition Solicitation"). Based on the votes received for the Post-Petition Solicitation, the Fourth Modified Plan was overwhelmingly supported by a majority of the Debtors' creditors, including the holders of Asbestos Personal Injury Claims.

            In April 2005, while the parties were preparing for a contested confirmation hearing on the Fourth Modified Plan, the Debtors met with the Asbestos Claimants' Committee, the Futures Representative and the Claimants' Representative to discuss further modifications to the Fourth Modified Plan to eliminate or minimize certain objections to the Plan. These discussions led to an agreement in principle that holders of Secured Asbestos Claims would permanently forbear from enforcing their lien and/or security interest claims in and to the Plan Trust Assets and such creditors would share pro rata with holders of Unsecured Asbestos Personal Injury Claims and Demands from a single, common fund to be held in the Plan Trust.

            In July 2005, Congoleum filed an amended plan of reorganization (the "Sixth Modified Plan") and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Futures Representative supported confirmation of the Sixth Modified Plan. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth


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

Modified Plan in August 2005. In September 2005, the Debtors learned that certain Claimants holding Asbestos Secured Claims represented by the Weitz & Luxenburg firm no longer supported the Sixth Modified Plan. The Debtors' attempts to negotiate a consensual resolution of the Weitz Claimants' objections proved to be unsuccessful, and on December 13, 2005, the Debtors withdrew the Sixth Modified Plan. Thereafter, the Debtors continued to have contacts and discussions with representatives of the Asbestos Claimants' Committee, the Futures Representative, certain of the insurers, and representatives of the new Bondholders' Committee concerning the elements of a Seventh and Eighth Modified Plan.

            On February 3, 2006, the Debtors filed the Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (the "Seventh Modified Plan"). The Futures Representative did not support approval of the Seventh Modified Plan. As a result of subsequent negotiations with the Asbestos Claimants' Committee and the Bondholders' Committee, on March 17, 2006, the Debtors filed the Eighth Modified Plan. The Futures Representative did not support approval of the Eighth Modified Plan.

5.14. Mediation and the Consensual Ninth, Tenth and Eleventh Modified Plans

            By the Bankruptcy Court's Order for Mediation, dated May 30, 2006, and with the agreement of the parties with an interest in the resolution of the Debtors' bankruptcy cases and/or the Coverage Litigation, including the non-settling insurance companies, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee, the Claimants' Representative, ABI and the Debtors, the Bankruptcy Court ordered the mediation (the "Mediation") of all issues in the Debtors' bankruptcy cases before the honorable Mark B. Epstein and the honorable Judith H. Wizmur, Chief Judge of the United States Bankruptcy Court for the District of New Jersey. The Mediation, which commenced on June 8, 2006, has continued, both formally and informally, since the filing of the Tenth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., and The Asbestos Claimants' Committee, Dated As Of September 15, 2006 (the "Tenth Modified Plan") and the Eleventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., and The Asbestos Claimants' Committee, Dated As Of October 23, 2006 (the "Eleventh Modified Plan"), which did not have the support of the Futures Representative. The foregoing efforts helped the Plan Proponents formulate the Plan.

5.15. Standing of Insurers to be Heard

            The Debtors filed motions challenging the standing of certain of Congoleum's insurers to raise objections and be heard in the Reorganization Cases, specifically with regard to the Disclosure Statement, the Second Modified Plan and the Fourth Modified Plan. The Bankruptcy Court ruled that the insurers do not have standing to raise objections and be heard with respect to the Disclosure Statement. As to the Second Modified Plan and the Fourth Modified Plan, however, the Bankruptcy Court ruled that the insurers have standing to raise objections and be heard. Many of the insurers filed preliminary objections to the Second Modified Plan and objections to the Fourth Modified Plan (the "Plan Objections"). Certain insurers also filed reservations of rights to object to the plan previously proposed by the Futures Representative.


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

            The Plan Proponents expect that such insurers and others will file objections in connection with Confirmation of the Plan, and the Plan Proponents may assert that such insurers lack standing to do so.

5.16. Expiration of Debtors' Exclusivity to File a Plan and Solicit Acceptances Thereof and the Filing of Competing Plans

            The Bankruptcy Court had approved several extensions of exclusivity for the Debtors to file a plan and solicit acceptances thereof. On November 9, 2005, the Bankruptcy Court denied the Debtors' motion to extend the periods during which the Debtors had the exclusive right to file a plan and solicit acceptances thereof under section 1121(d) of the Bankruptcy Code (the "Exclusive Periods"), thus terminating the Debtors' exclusive right to file a plan of reorganization. As a result of this ruling, on December 2, 2005, Continental Casualty Company and Continental Insurance Company ("CNA") filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "First CNA Plan").

            On February 3, 2006, the Bondholders' Committee filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "Bondholders' Plan"). The Bondholders' Committee subsequently withdrew the Bondholders' Plan.

            On August 18, 2006, CNA and the Bondholders' Committee jointly filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "CNA/Bondholder Plan"), which was subsequently withdrawn when the Bondholders' Committee reached agreement with the Debtors.

            On September 11, 2006, the Bankruptcy Court entered an Amended Pre-Trial Order, pursuant to which the Debtors filed the Tenth Modified Plan and a related disclosure statement (the "Tenth Disclosure Statement") on September 15, 2006. Pursuant to the same order, CNA filed its Second Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "Second CNA Plan"). The Amended Pre-Trial Order also established a briefing schedule for the filing and consideration of motions for summary judgment as to whether any of the pending plans were confirmable as a matter of law and objections to disclosure statements.

            On October 10, 2006, the Debtors and the Asbestos Claimants' Committee filed a joint summary judgment motion, including a supporting statement of material facts, regarding the confirmability of the Second CNA Plan. In addition to addressing the terms of the Second CNA Plan, the Debtors' and Asbestos Claimants' Committee requested the reinstatement of the Debtors' exclusive rights to file and solicit a plan of reorganization.

            On October 10, 2006, each of (i) CNA and (ii) First State Insurance Company and Twin City Fire Insurance Company (collectively, "First State") filed motions for summary judgment requesting the denial of confirmation of the Tenth Modified Plan.


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

            On October 12, 2006, the Debtors and Asbestos Clamants' Committee filed a joint objection to the Disclosure Statement with respect to the Second CNA Plan, and CNA (as joined by Employers Insurance of Wausau) filed an objection to the Tenth Disclosure Statement pending with respect to the Tenth Modified Plan.

            On October 15, 2006, the Debtors and the Asbestos Claimants' Committee filed a joint motion to strike CNA's objection to the Tenth Disclosure Statement on the basis of the Bankruptcy Court's prior rulings limiting insurer standing.

            On October 17, 2006, the Debtors filed a response to the summary judgment motion of the Debtors and the Asbestos Claimants' Committee, and the United States Trustee filed a response to each of the summary judgment motions regarding the Tenth Modified Plan and the Second CNA Plan.

            On October 26, 2006, the Bankruptcy Court held a hearing on the summary judgment motions and the adequacy of the disclosure statements filed with respect to the Tenth Modified Plan and the Second CNA Plan. The Bankruptcy Court declined to rule on the disclosure statement with respect to the Debtors' Eleventh Modified Plan and provisionally approved the disclosure statements filed with respect to the Tenth Modified Plan and the Second CNA Plan pending its decision on the summary judgment motions. The Bankruptcy Court also issued a moratorium on all filings in the Reorganization Cases pending its decision on the summary judgment motions. The Bankruptcy Court required all parties to obtain express written authorization of the Bankruptcy Court in order to file any pleadings on emergent matters.

            On February 1, 2007, the Bankruptcy Court granted summary judgment in part and denied it in part with respect to First State's motion regarding the Tenth Modified Plan, ruling that the Tenth Modified Plan is not confirmable as a matter of law. The Bankruptcy Court granted summary judgment as to the following issues with respect to the Tenth Modified Plan: (1) a bondholder-rejected plan satisfies the funding requirements of section 524(g)(2)(B)(i)(III), (2) a bondholder-supported plan does not satisfy the funding requirements of section 524(g)(2)(B)(i)(III), (3) ABI's contribution does not satisfy the "fair and equitable" requirements of section 524(g)(4)(B)(ii), and (4) the current classification schemes in the Tenth Modified Plan do not provide substantially similar treatment for similarly situated creditors. The Bankruptcy Court denied summary judgment as to the following issues: (i) whether the Debtors' contributions satisfy the "fair and equitable" requirements of section 524(g)(4)(B)(ii), (ii) the release and exculpation provisions because it has not been established that the Bankruptcy Court has jurisdiction pursuant to 28 U.S.C. ss. 1334(b), and (iii) whether the loan from the Congoleum Plan Trust and the escrow agreement violate section 524(g). The Bankruptcy Court also granted summary judgment in part and denied it in part with respect to the Debtors' and the Asbestos Claimants' Committee's motion regarding the Second CNA Plan, ruling that the Second CNA Plan was not confirmable as a matter of law to the extent that it extends a section 524(g) channeling injunction to non-debtor parties and separately classifies unsecured insurer claims. The Bankruptcy Court denied summary judgment on the issue of the feasibility of the Second CNA Plan and declined to reinstate the Debtors' exclusivity period.


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

            On February 9, 2007, the Debtors, joined by the Asbestos Claimants' Committee, filed a notice of appeal and a motion for leave to appeal from the Bankruptcy Court's summary judgment decision granting in part and denying in part First State's motion regarding the Tenth Modified Plan. On February 20, 2007, CNA advised the District Court that it had no objection to the Debtors' motion for leave to appeal. On April 20, 2007, First State advised the District Court that it is their position that the order from which the Debtors seek leave to appeal is final and leave to appeal is not required. In October 2007, the Debtors advised the Asbestos Claimants' Committee that they were no longer pursuing the appeal. On November 8, 2007, the District Court entered an order administratively terminating the appeal.

5.17. Futures Representative's Plan and Disclosure Statement

            On July 3, 2007, the Futures Representative filed a plan and supplemental disclosure statement for the Debtors with the Bankruptcy Court. Certain objections were filed in response thereto on behalf of the Debtors, the Bondholders' Committee, the Asbestos Claimants' Committee and ABI. In addition, in response to the Futures Representative's July 3, 2007 filing, certain insurers filed reservations of rights to object to confirmation of the Plan.

            On August 30, 2007, the Bankruptcy Court held a hearing on the supplemental disclosure statement and all objections thereto. The Bankruptcy Court ordered the Futures Representative to file an amended disclosure statement by October 25, 2007. Objections to the amended disclosure statement were filed on November 1, 2007 on behalf of the Debtors, the Bondholders' Committee, and the Asbestos Claimants' Committee. The Bankruptcy Court held a hearing on the amended disclosure statement and all objections thereto on November 8, 2007. At that hearing, the Bankruptcy Court ordered the Futures Representative to address certain issues relating to the plan and amended disclosure statement and to file such changes on December 3, 2007. On November 30, 2007, the Futures Representative notified the court that he had been working with the Bondholders' Committee, ABI, the Debtors, and the Asbestos Claimants' Committee to resolve their concerns with the Futures Representative's existing plan and that he had reached a tentative agreement with the Bondholders' Committee. At the same time, the Futures Representative was continuing to work with the remaining constituencies in order to reach a consensual plan. In light of this progress, the Futures Representative requested from the Bankruptcy Court, and received, an extension to file a further amended plan and disclosure statement. On January 17, 2008, the Futures Representative filed his second amended plan and disclosure statement, which was the result of negotiations by the Futures Representative with the Bondholders' Committee, the Debtors, Claimants' Counsel, ABI, and the Asbestos Claimants' Committee.

            This Disclosure Statement and the Plan are the result of further negotiations between and among the Plan Proponents, Claimants' Counsel and ABI. Such negotiations led, among other things, to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee becoming joint proponents of the Plan.

5.18. Confirmation Hearing

            A date has not yet been set by the Bankruptcy Court for the Confirmation Hearing. When that date is scheduled, notice of the Confirmation Hearing will be published in one or more newspapers of general circulation in locations where the Debtors have substantial business operations, and will be mailed to all known holders of Claims, at least 25 days before the date of the Confirmation Hearing, unless the Bankruptcy Court specifies otherwise. See
Section 7.2. - "Confirmation Hearing" below.


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                                   ARTICLE 6
                               SUMMARY OF THE PLAN

6.1.  General

            The following is a summary intended as a brief overview of certain provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit A. Other provisions of the Plan not summarized in this Article 6 may be summarized elsewhere in this Disclosure Statement, including in Article 8. Holders of Claims and Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel, or other advisors.

6.2.  Classification

      (a)   Generally

      Article II of the Plan sets forth an explanation of Claims that are not classified under the Plan and a designation of Classes of Claims and Interests. Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under the Plan for Plan purposes only. Each and every Claim filed or to be filed against any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors. Notwithstanding anything contained in the Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on any of the Claims being reinstated and left unimpaired under the Plan, and the legal, equitable, and contractual rights to which the holders of any such Claims are entitled shall be left unaltered by the Plan.

      (b)   Unclassified Claims

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes established in Article II of the Plan. The treatment accorded Administrative Claims and Priority Tax Claims is set forth in Article III of the Plan.

      (c)   Classes

            For purposes of the Plan, the Claims against and Interests in the Debtors are grouped in the following Classes in accordance with section 1122(a) of the Bankruptcy Code:

            Class 1 - Priority Claims

            Class 2 - Lender Secured Claims

            Class 3 - Other Secured Claims


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            Class 4 - Senior Note Claims

            Class 5 - Workers' Compensation Claims

            Class 6 - ABI Claims

            Class 7 - Asbestos Personal Injury Claims

            Class 8 - Asbestos Property Damage Claims

            Class 9 - General Unsecured Claims

            Class 10 - Congoleum Interests

            Class 11 - Subsidiary Interests

      (d)   Administrative Claims

            On the Distribution Date, each holder of an Allowed Administrative Claim, except as otherwise provided in the Plan and subject to the requirements of Section 13.14 of the Plan, will receive, in full satisfaction, settlement, release, extinguishment, and discharge of such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors (whether or not incurred in the ordinary course of business), will be paid by Reorganized Congoleum in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

      (e)   Priority Tax Claims

            On the Distribution Date, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (iii) at Reorganized Congoleum's sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

      (f)   Substantial Contribution Claims

            Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Effective Date and serve such application on counsel for the Debtors, counsel for the Futures Representative, counsel for the Asbestos Claimants' Committee, counsel for the Bondholders' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims shall be paid by Reorganized Congoleum within sixty (60) days of allowance by the Bankruptcy Court.


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6.3.  Treatment of Classified Claims and Interests

            Allowed Claims and Allowed Interests, as classified in Article II of the Plan, will be treated in the manner set forth in Article IV of the Plan. The following constitutes a summary of such treatment:

      (a)   Class 1 - Priority Claims

            (1)   Impairment and Voting

            Class 1 is Unimpaired by the Plan. Each holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Distribution Date, each holder of an Allowed Priority Claim will receive either (i) the Allowed Amount of its Priority Claim in Cash, or
(ii) such different treatment as may be agreed to by such holder and Reorganized Congoleum. Reorganized Congoleum will be responsible for payment of Allowed Priority Claims.

      (b)   Class 2 - Lender Secured Claims

            (1)   Impairment and Voting

            Class 2 is Unimpaired by the Plan. Lender Secured Claims constitute any Claim arising under or relating to the Existing Credit Agreement, Existing Subsidiary Guaranty or any related documents. Each holder of a Lender Secured Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

      (2)   Treatment

            The Lender Secured Claim will be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia will be released from any and all liabilities and causes of action in accordance with the Financing Order.

      (c)   Class 3 - Other Secured Claims

            (1)   Impairment and Voting

            Class 3 is Unimpaired by the Plan. Each sub-Class of Class 3 Other Secured Claims contains a single Other Secured Claim and is a separate Class for all purposes under the Bankruptcy Code and the Plan. Other Secured Claims include any pre-petition Secured Claim asserted against the Debtors, other than Lender Secured Claims. Each holder of an Other Secured Claim in Class 3 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.


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            (2)   Treatment

            Each holder of an Allowed Other Secured Claim shall receive one of the following three treatments at Reorganized Congoleum's sole option: (i) retain unaltered the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim shall be Reinstated on the Effective Date, (ii) the Debtors shall surrender all collateral securing such Claim to the holder thereof, in full satisfaction of such holder's Allowed Class 3 Claim, without representation or warranty by, or recourse against, the Debtors or Reorganized Congoleum or (iii) such holder shall be otherwise treated in a manner so that such Claim shall be rendered Unimpaired.

      (d)   Class 4 - Senior Note Claims

            (1)   Impairment and Voting

            Class 4 is Impaired by the Plan. Each holder of an Allowed Senior Note Claim is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

      Senior Note Claims shall be Allowed in an aggregate amount equal to at least $103,593,750.00, which shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination, counterclaims, defenses, disallowance, impairment or any other challenges under applicable law or regulation by any person or entity. On the Distribution Date, each holder of an Allowed Senior Note Claim shall receive, in full satisfaction of its Senior Note Claim, its Pro Rata share of each of the securities included in the Senior Note Distribution. In addition, any holder of an Allowed Senior Note Claim who is an Eligible Holder shall have the right to become an Additional Backstop Participant (as defined in the Put/Call Agreement) with respect to the Put/Call Agreement in the manner described therein.

      (e)   Class 5 - Workers' Compensation Claims

            (1)   Impairment and Voting

            Class 5 is Unimpaired by the Plan. Each holder of an Allowed Workers' Compensation Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The holders of Allowed Workers' Compensation Claims will be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws that apply to such Claims.


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

      (f)   Class 6 - ABI Claims

            (1)   Impairment and Voting

            Class 6 is Impaired by the Plan. The holder of the Allowed ABI Claims is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

      (2)   Treatment

            Pursuant to and in consideration of the Intercompany Settlement and
Section 5.15 of the Plan and other terms of the Plan, on the Effective Date all Intercompany Agreements shall be rejected and all ABI Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the Plan), including without limitation any ABI Rejection Damages Claims, shall be deemed Disallowed and expunged.

      (g)   Class 7 - Asbestos Personal Injury Claims

            (1)   Impairment and Voting

            Class 7 (including each of its subclasses) is Impaired by the Plan. Class 7 consists of all Asbestos Personal Injury Claims, which is divided into two separate subclasses: Class 7A consists of all Asbestos Personal Injury Claims, including the restored Asbestos Personal Injury Claims of Settled Claimants (other than Settled Claimants with Litigation Rights), and Class 7B consists of all previously liquidated Asbestos Personal Injury Claims held by Settled Claimants with Litigation Rights. Holders of Class 7A Claims and holders of Class 7B are entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Asbestos Personal Injury Claims (which includes all Claims in Class 7A and all Claims in Class 7B) as well as liability for all future Demands shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Asbestos Personal Injury Claim and future Demand shall be resolved pursuant to the Plan Trust Agreement and the TDP. The TDP shall apply to all holders of Asbestos Personal Injury Claims and future Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages.

            As of the Effective Date, all Settled Claimants in Class 7A (that is, other than Settled Claimants with Litigation Rights), pursuant to the Omnibus Claimant Settlement, will have been restored to status quo ante at the time they entered into their Pre-Petition Settlement Agreement or the Claimant Agreement, respectively, and shall be treated by the Plan Trust as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all other Asbestos Personal Injury Claims in Class 7A. Settled Claimants in Class 7A shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimants will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements). As part of the Omnibus Claimant Settlement, each Settled Claimant party to the Claimant Agreement will give up all of its rights under the Claimant Agreement.


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

            All Settled Claimants with Litigation Rights in Class 7B have elected, in accordance with the Omnibus Claimant Settlement, to seek declaratory judgment that the liquidated amounts under their Pre-Petition Settlement Agreements may be recognized and treated in a plan of reorganization pursuant to Bankruptcy Code ss. 524(g). Settled Claimants with Litigation Rights will be treated by the Plan Trust as follows:

                  o Alternative A: If a Final Order in connection with the Continued Adversary Proceeding determines that a ss. 524(g) plan may not treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Settled Claimants with Litigation Rights have agreed and are deemed to voluntarily release any and all rights in their Pre-Petition Settlement Agreements and they (A) shall be restored to their status quo ante at the time they entered into their Pre-Petition Settlement Agreements, and shall be treated as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all Asbestos Personal Injury Claims in Class 7A and (B) shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimants with Litigation Rights will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements); or

                  o Alternative B: If a Final Order in connection with the Continued Adversary Proceeding determines that a ss. 524(g) plan may treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Final Order shall be deemed incorporated into the Plan and Settled Claimants with Litigation Rights shall be entitled to assert a claim under the TDP for the amount for which their Asbestos Personal Injury Claims were settled pre-petition and shall be paid pursuant to the TDP procedures (including application of the Payment Percentage (as defined in the TDP) to such settled amounts.).

      (h)   Class 8 - Asbestos Property Damage Claims

            (1)   Impairment and Voting

            Class 8 is Impaired by the Plan. Asbestos Property Damage Claims constitute all Asbestos Property Damage Claims for which Proofs of Claim have been filed prior to the Asbestos Property Damage Claim Bar Date. The holders of Allowed Asbestos Property Damage Claims are entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.


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

            (2)   Treatment

            As of the Effective Date, all liability for all Allowed Asbestos Property Damage Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Allowed Asbestos Property Damage Claim will be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan Trust Agreement. After the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date will be deemed Disallowed.

      (i)   Class 9 - General Unsecured Claims

            (1)   Impairment and Voting

            Class 9 is Unimpaired by the Plan. Each holder of a General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Distribution Date, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, either
(i) the Allowed Amount of its General Unsecured Claim, in Cash, or (ii) such different treatment as may be agreed to by such holder and Reorganized Congoleum.

      (j)   Class 10 - Congoleum Interests

            (1)   Impairment and Voting

            Class 10 is Impaired by the Plan. The holders of the Congoleum Interests are deemed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code and, accordingly, their separate vote will not be solicited.

            (2)   Treatment

            On the Effective Date, the Congoleum Interests will be cancelled and the holders of the Congoleum Interests will retain and receive nothing on account of such Congoleum Interests.


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

      (k)   Class 11 - Subsidiary Interests

            (1)   Impairment and Voting

            Class 11 is Unimpaired by the Plan. Each holder of a Subsidiary Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the holders of the Subsidiary Interests will retain such Subsidiary Interests.

6.4.  Means for Execution of the Plan

      (a)   Establishment of the Plan Trust

            The Plan Trust will be established in accordance with the Plan Documents on or prior to the Effective Date. See Article 8 -- "Plan Trust and Asbestos Claims Resolution Matters" for a description of the Plan Trust. In addition, on the Effective Date, the Plan Trust established pursuant to the Plan Trust Agreement will become solely responsible for the payment of all Plan Trust Asbestos Claims. See Section 5.1 of the Plan for a further description of the Plan Trust.

      (b)   Plan Trust Funding

            (1)   The New Common Stock

            On the Effective Date, Congoleum will issue shares of its newly created common stock to the Plan Trust in an amount equal to 50.1% of the Congoleum common stock to be issued on the Effective Date. Such newly created common stock shall have the rights set forth in the Amended and Restated Certificate substantially in the form attached to the Plan as Exhibit K.

            (2)   Proceeds of Insurance Settlements

                  Assuming the following settlements remain in place if the Plan becomes effective, the Plan Trust shall receive the following:

                  (A)   The Liberty Payment

            Upon the confirmation order becoming a final order, Liberty will contribute $950,000 to the Plan Trust.

                  (B)   The AIG Payment

            Conditioned upon the order approving the AIG Settlement becoming a final order, the occurrence of the effective date of the Debtors' plan, the confirmation order becoming a final order and AIG having been designated as Settling Asbestos Insurance Companies, AIG will contribute approximately $103 million to the Plan Trust in 40 quarterly installments over a ten year period. The AIG Settlement provides that any party to the settlement may declare the


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settlement null and void under certain circumstances. There can be no assurances that a party to the AIG Settlement will not exercise its right to declare the settlement null and void. Additionally, AIG has notified the Debtors that it may claim the right to declare the settlement null and void because of the failure of the condition regarding Section III.H.(v) of the settlement agreement. The Debtors responded to AIG, confirming that they would not assert any claim or defense against AIG that the delay in terminating the settlement for the failure of such condition gives rise to any waiver of such termination right for any reason.

                  (C)   The Lloyd's Underwriters Payment

            Conditioned upon the occurrence of the effective date of a Debtor-sponsored plan, the Confirmation Order of such a plan becoming a Final Order and Lloyd's Underwriters and Equitas having been designated as Settling Asbestos Insurance Companies, Lloyd's Underwriters will contribute $19.950 million to the Plan Trust. The Lloyd's Settlement provides that any party to the settlement may declare the settlement null and void under certain circumstances. In order to avoid either a termination of the Lloyd's Settlement or the cost and distraction of a dispute over termination rights under the agreement, the Debtors and Lloyd's Underwriters, along with the Futures Representative and the Asbestos Claimants' Committee, participated in discussions to negotiate an appropriate amendment to the Lloyd's Settlement to address the parties' concerns and views. After such negotiations, the parties entered into an amendment, which, among other things, removes the temporal condition to termination of the Lloyd's Settlement by any party in exchange for revised terms relating to disposition of interest and earnings that have accrued and will continue to accrue on the $19.950 million settlement amount being held in an escrow account. On November 12, 2007, the Debtors filed a motion seeking Bankruptcy Court approval of the amendment. On December 3, 2007, the Bankruptcy Court entered an order granting the motion.

                  (D)   The Federal Payment

            Conditioned upon the order approving the Amended Federal Settlement becoming a final order, the occurrence of the effective date of the Debtors' plan, the confirmation order becoming a final order and Federal being designated as a Settling Asbestos Insurance Company, Federal will contribute $2.1 million to the Plan Trust. The Amended Federal Settlement provides that any party to the settlement may declare the settlement null and void under certain circumstances. There can be no assurances that a party to the Amended Federal Settlement will not exercise its right to declare the settlement null and void.

                  (E)   The Mt. McKinley and Everest Payment

            Conditioned upon the order approving the Amended Mt. McKinley and Everest Settlement becoming a final order, Congoleum and Mt. McKinley and Everest shall jointly direct the Escrow Agent (as defined in the Amended Mt. McKinley and Everest Settlement) to release the $21.5 million settlement amount and any interest or income accrued thereon as follows: (a) to Congoleum (or as may be otherwise directed by the Bankruptcy Court in the order approving the Amended Mt. McKinley and Everest Settlement), the settlement amount in full, exclusive of any interest or income accrued thereon; and (b) to Mt. McKinley and Everest, all interest or income accrued on the settlement amount, less any expenses of, or incurred by, the Escrow Agent pursuant to the escrow agreement, including fees, taxes and indemnities.


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

                  (F)   The Harper Payment

            Conditioned upon the occurrence of the effective date of a debtor-sponsored plan, the confirmation order of such a plan becoming a final order and Harper having obtained the benefit of an injunction pursuant to section 524(g) of the Bankruptcy Code, Harper will contribute $1,375,000 to the Plan Trust.

                  (G)   The Fireman's Fund Payment

            Conditioned upon approval of the Fireman's Fund Settlement by the Bankruptcy Court and the order approving the Fireman's Fund Settlement becoming a final order, the occurrence of the effective date of the Debtors' plan, the confirmation order becoming a final order and Fireman's Fund having obtained the benefit of an injunction pursuant to section 524(g) of the Bankruptcy Code, Fireman's Fund will contribute $1,000,000 to the Plan Trust.

                  (H)   The Century Payment

            Conditioned upon the order approving the Century Settlement becoming a final order, the occurrence of the effective date of the Debtors' plan, the confirmation order becoming a final order and the Century Entities having obtained the benefit of injunctions pursuant to sections 524(g) and 105(a) of the Bankruptcy Code, the Century Entities will contribute $16.9 million to the Plan Trust.

      (c)   Plan Distributions

            The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims and Senior Note Claims). Distributions shall be made on the Distribution Date (unless otherwise provided by the Plan or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date will be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims will be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. With respect to Senior Note Claims, Distributions will be made by the Indenture Trustee, whose reasonable fees and expenses in connection with such Distributions shall be paid by Reorganized Congoleum.

      (d)   Distributions of Cash

            Any Distribution of Cash made by Reorganized Congoleum pursuant to the Plan shall, at Reorganized Congoleum's option, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.


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

      (e)   No Interest on Claims

            Unless otherwise specifically provided for in the Plan, the Confirmation Order, or a post-petition agreement in writing between the Debtors and a holder, Post-Petition Interest shall not accrue or be paid on Claims, and no holder shall be entitled to Interest accruing on or after the Petition Date. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Final Distribution is made when and if such Disputed Claim becomes an Allowed Claim. Notwithstanding the foregoing, this provision shall not apply to Plan Trust Asbestos Claims which shall be governed in all cases by the Plan Trust Agreement and the TDP.

      (f)   Delivery of Distributions

            Distributions to holders of Allowed Claims other than Asbestos Claims shall be made by the Disbursing Agent or the Indenture Trustee, as applicable, (a) at the holder's last known address, or (b) at the address in any written notice of address change delivered to the Disbursing Agent or the Indenture Trustee, as applicable. If any holder's distribution made by the Disbursing Agent is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Reorganized Congoleum until such distributions are claimed or become unclaimed property pursuant to Section 6.8 of the Plan. With respect to Plan Trust Asbestos Claims, distributions to the holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. With respect to Senior Note Claims, distributions to holders of Senior Note Claims shall be made in accordance with the Indenture.

      (g)   Distributions to Holders as of the Record Date

            All Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Voting Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. Reorganized Congoleum shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. Reorganized Congoleum shall instead be entitled to recognize and deal for all purposes under the Plan with the Record Holders as of the Record Date.

      (h)   Fractional Securities; Fractional Dollars

            Distributions of fractions of shares of New Common Stock will not be made and shall be rounded (up or down) to the nearest whole number, with half shares or less being rounded down. Reorganized Congoleum shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

      (i)   Withholding of Taxes

            The Disbursing Agent shall withhold from any assets or property distributed under the Plan any assets or property that must be withheld pursuant to applicable law.


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

      (j)   Unclaimed Property

            Any Cash, assets and other property to be distributed on account of any Claim (other than a Plan Trust Asbestos Claim) under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after the date of distribution or (b) 120 calendar days after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred and delivered to, Reorganized Congoleum. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to section 1143 of the Bankruptcy Code and shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

      (k)   Procedures for the Treatment of Disputed Claims

            (1)   Disallowance of Improperly Filed Claims

            Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan will be disallowed if and to the extent that such Proof of Claim (or other filing) is not timely and properly made.

            (2)   Prosecution of Objections to Claims

            Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date Reorganized Congoleum, the Futures Representative, the Bondholders' Committee and the Asbestos Claimants' Committee each shall have the right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims and Professional Fee Claims, at any time on or before ninety (90) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee or the Asbestos Claimants' Committee, as applicable, and (y) neither the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee, nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date Reorganized Congoleum, the Futures Representative, the Bondholders' Committee and the Asbestos Claimants' Committee, subject to Sections 13.8 and 13.14 of the Plan, each shall have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or
(ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the


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Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee, or the Asbestos Claimants' Committee, as applicable, (y) neither the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan, and (z) with respect to any Administrative Claim referred to in sub-clause (a)(4) of the definition of Administrative Expense, no objection may be filed with respect to any such Administrative Expense other than with respect to the reasonableness of such Administrative Expense or whether such Administrative Expense was incurred in accordance with Section 6.6 of the Indenture. Without prejudice to the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses, after the Effective Date, only the Plan Trustee shall have the authority to contest Asbestos Personal Injury Claims and Asbestos Property Damage Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim and Asbestos Property Damage Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, shall be satisfied exclusively in accordance with the Plan Trust Documents.

            (3)   No Distributions Pending Allowance

            Notwithstanding any other provision hereof, if a Claim or any portion of a Claim (other than an Asbestos Personal Injury Claim) is a Disputed Claim, no payment or distribution shall be made on account of the Disputed Claim, unless and until such Disputed Claim becomes an Allowed Claim.

            (4)   Distributions After Allowance

            Payments and distributions to each holder of a Claim that is Disputed, or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions hereof governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim (other than a disputed Asbestos Claim) becomes a Final Order, Reorganized Congoleum shall distribute to the holder of such Claim any payment or property that would have been distributed to such holder if the Claim had been Allowed as of the Effective Date (or such other date on which such distribution would have been made).

6.5.  Executory Contracts and Unexpired Leases

      (a)   Assumption or Rejection of Executory Contracts and Unexpired Leases

            (i) Assumption. Except for any unexpired lease or executory contract that the Plan Proponents reject or designate as being subject to rejection on or before the Effective Date, as of the Effective Date, all executory contracts and unexpired leases not previously assumed or rejected by the Debtors pursuant to section 365 of the Bankruptcy Code shall be deemed to have been assumed by the Debtors, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best


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interests of the Debtors, the Estates and all parties in interest in the
Reorganization Cases. With respect to each such executory contract or unexpired lease assumed by the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto on or before the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors and, if disputed, established pursuant to applicable law by the Bankruptcy Court, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amounts, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

            (ii) Rejection. Notwithstanding subpart (a) of this Section 6.5, the Plan Proponents may reject those executory contracts and unexpired leases listed on an exhibit to be filed with the Bankruptcy Court as part of the Plan Supplement (as such list may be amended or supplemented up to and including the Confirmation Date).

            (iii) ABI Canada License Agreement; Intercompany Agreements. Pursuant to and in consideration of the Intercompany Settlement and Section 5.15 of the Plan and other terms of the Plan, on the Effective Date (A) the ABI Canada License Agreement shall be amended as provided in the Intercompany Settlement and deemed to have been assumed by Congoleum and become a contractual obligation of Reorganized Congoleum, and the Plan shall constitute a motion to assume such license agreement and (B) all Intercompany Agreements shall be rejected and all ABI Claims, including without limitation any ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the
Plan), shall be deemed Disallowed and expunged.

      (b)   Damages Upon Rejection

            Except to the extent arising out of or based on the rejection of any executory contract related to or involving asbestos which shall be dealt with under the TDP, the Bankruptcy Court will determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Class 9 General Unsecured Claim, and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan unless such Claim is held by ABI, in which case such Claim shall be Disallowed and expunged.

6.6.  Insurance Agreements.

            Except to the extent expressly set forth in any Asbestos Insurance Settlement Agreement, nothing contained in the Plan or any negotiations leading up to the Plan, including this Section 6.6, shall constitute a waiver of: (i) any claim, right, or cause of action that any of the Debtors or the Plan Trust, as applicable, may have against any insurer, including under any insurance agreement; or (ii) any Asbestos Insurer Coverage Defenses that any Asbestos Insurance Company may have against the Debtors or the Plan Trust. The discharge


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

and release provisions contained in the Plan shall neither diminish nor impair the duties or obligations of any Debtor or any other Entity under any Asbestos Insurance Policy or agreement relating thereto (including any Asbestos Insurance Settlement Agreement), nor shall the discharge and release provisions contained in the Plan diminish nor impair the duties, obligations or the Asbestos Insurer Coverage Defenses of any Asbestos Insurance Company under any Asbestos Insurance Policy or agreement relating thereto. The Reorganized Debtors shall not voluntarily assist any Person in the establishment of any rights, action, cause of action or claim against the Century Entities in anyway relating to any Asbestos Claim or other claim released under the Settlement and Buyback Agreement.

6.7.  Compensation and Benefits Programs

            Except for the Congoleum Interests which are treated elsewhere in the Plan, unless otherwise agreed to by the affected parties or modified by order of the Bankruptcy Court, all of the Debtors' obligations under employment and severance policies, and all compensation and benefit plans, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under the Plan.

            As of the Effective Date, the Pension Plans will be deemed to have been assumed by Reorganized Congoleum. Reorganized Congoleum will continue the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082, and administer the Pension Plans in accordance with their terms and the provisions of ERISA. Furthermore, nothing in the Plan will be construed as discharging, releasing or relieving the Debtors or Reorganized Congoleum, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation ("PBGC"). The PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan or the Confirmation Order. Notwithstanding anything in this Section 6.7, the Plan Trust shall not assume any of the liabilities, obligations, or responsibilities of the Debtors or Reorganized Congoleum with respect to the Pension Plans or the PBGC.

6.8.  Retiree Benefits

            Notwithstanding any other provisions of the Plan (other than the last sentence of this Section 6.8), any payments that are due to any individual for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period, if any, that the Debtors have obligated themselves to provide such benefits. Notwithstanding the foregoing, no employee or retired employee (nor their spouses or dependents and beneficiaries) of the Debtors or the Reorganized Debtors shall be entitled to assert any Asbestos Claim against the Debtors or the Reorganized Debtors.


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6.9.  Indemnification of Directors, Officers and Employees

            The obligations of the Debtors to indemnify their current and former directors, officers or employees to the extent provided in the Debtors' constituent documents or required pursuant to applicable general corporation law shall be deemed and treated as obligations that are assumed by Reorganized Congoleum pursuant to the Plan as of the Effective Date, provided, however, that
(i) with respect to acts or omissions occurring prior to the Petition Date, the indemnification obligation of Reorganization Congoleum is limited exclusively to the extent of proceeds available under any applicable directors and officers insurance policy for the act(s) and/or omission(s) at issue, (ii) with respect to acts or omissions occurring on or after the Petition Date, the indemnification obligation of Reorganized Congoleum is limited exclusively to
(a) the acts or omissions for which such officers, directors and employees receive exculpation pursuant to Section 11.2 of the Plan, and (b) other acts or omissions to the extent of proceeds available under any applicable directors and officers insurance policy for the act(s) and/or omission(s) at issue, and (iii) no current or former director, officer or employee shall be indemnified with respect to the gross negligence, fraud or willful misconduct of such party.

6.10. Plan Supplement

            The Plan Supplement will contain, among other things, without limitation, substantially final forms of the New ABI Agreement, a schedule identifying rejected contracts, the Exit Facility Commitment Letter or Term Sheet, the Registration Rights Agreement, and schedules identifying the initial officers and the initial board of directors of Reorganized Congoleum, and shall be filed with the Bankruptcy Court no later than ten (10) Business Days prior to the last date for filing objections to Confirmation of the Plan. Notwithstanding the foregoing, the Plan Proponents may amend the Plan Supplement and any attachments thereto, through and including the Confirmation Date.

6.11. Injunctions, Releases and Discharge

      (a) Term of Certain Injunctions and Automatic Stay

            (A) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, section 362, section 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation will remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Plan Proponents may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (B) Each of the Injunctions will become effective on the Effective Date and will continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions will be enjoined during the period between the Confirmation Date and the Effective Date.


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      (b) Discharge

            (i) Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation will discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date will be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties. Notwithstanding anything herein to the contrary, nothing in Section 11.1 of the Plan will affect the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses.

            (ii) Notwithstanding any other provision of the Plan to the contrary, Confirmation will not discharge any pre-Petition Date or post-Petition Date, pre-Confirmation Date liability that may be due from any of the Debtors to the Internal Revenue Service as currently set forth in certain Proofs of Claim and Administrative Expense Claim, as amended, filed by the Internal Revenue Service. Should any pre-Petition Date or post-Petition Date, pre-Confirmation Date tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors for any of the tax periods reflected by such Proofs of Claim or Administrative Expense Claim, such liabilities will be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had the Reorganization Cases not been commenced. Any resulting liabilities determined pursuant to a Final Order or other final determination will be paid as if the Reorganization Cases had not been commenced.

      (c)   Exculpation

            Only to the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Debtors, the Futures Representative, the Asbestos Claimants' Committee, the Bondholders' Committee, and each of their respective Representatives (i) shall not have or incur any liability to any Entity for any act or omission taken on or after the Petition Date in connection with or arising out of the negotiation of the Plan, any Plan Document or any prior plan of reorganization relating to the Debtors or other related documents, the pursuit of Confirmation of the Plan or any prior plan of reorganization relating to the Debtors, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, provided, however, that this exculpation provision shall not apply to Asbestos Insurer Coverage Defenses; and (ii) in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents, provided further, that, except as otherwise provided in or contemplated by the Omnibus Claimant Settlement, in no event shall Section 11.2 of the Plan exculpate any party from liability for any claim asserted in the Avoidance Actions and in no event shall Gilbert Randolph LLP or the Kenesis Group, LLC be exculpated from liability under Section 11.2 of the Plan. For the avoidance of doubt, in no event shall any such party be exculpated from liability under Section 11.2 of the Plan in the case of the gross negligence, fraud or willful misconduct of such party.


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

      (d)   Releases by Holders of Claims

            Pursuant to Section 11.3 of the Plan and the Confirmation Order, which may include release(s) for the benefit of any Settling Asbestos Insurance Company consistent with the terms of such Section 11.3 and the terms of the relevant Asbestos Insurance Settlement Agreement, any holder of a Plan Trust Asbestos Claim that receives a payment from the Plan Trust shall be deemed to have unconditionally released the Plan Trust and each Settling Asbestos Insurance Company from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, arising from, relating to, or involving the manufacture, sale, distribution, installation, formulation, marketing, transport, handling or any other activity involving any asbestos containing products of Congoleum and any of Congoleum entities identified in the Confirmation Order, which may incorporate the terms of one or more Asbestos Insurance Settlement Agreement, or their premises to the extent such Claim arises from, relates to or involves exposure to asbestos, including without limitation, any operation claims, contribution claims, direct action claims, and insurance coverage claims. For the avoidance of doubt, in no event shall any such party be released in the case of the gross negligence, fraud or willful misconduct of such party.

      (e)   Discharge Injunction

            Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Section 11.1 of the Plan will also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (i) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, or the Plan Trust by any Entity and (ii) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (i) of this clause (e).

      (f)   Asbestos Channeling Injunction

            THE SOLE RECOURSE OF THE HOLDER OF A PLAN TRUST ASBESTOS CLAIM OR DEMAND ON ACCOUNT OF SUCH CLAIM OR DEMAND OR OF A PERSON THAT HAD OR COULD HAVE ASSERTED AN ASBESTOS CLAIM OR DEMAND WILL BE TO THE PLAN TRUST PURSUANT TO THE PROVISIONS OF THE ASBESTOS CHANNELING INJUNCTION, THE PLAN, THE PLAN TRUST AGREEMENT AND THE TDP, AND SUCH HOLDER WILL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS PLAN TRUST ASBESTOS CLAIM OR DEMAND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, ANY OTHER PROTECTED PARTY, OR ANY PROPERTY OR INTEREST IN PROPERTY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY OTHER PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, FROM AND AFTER THE EFFECTIVE DATE, THE ASBESTOS


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CHANNELING INJUNCTION WILL APPLY TO ALL PRESENT AND FUTURE HOLDERS OF PLAN TRUST
ASBESTOS CLAIMS AND DEMANDS, AND ALL SUCH HOLDERS WILL BE PERMANENTLY AND
FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY OF THE FOLLOWING
ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY PLAN TRUST ASBESTOS CLAIMS AND DEMANDS, OTHER THAN FROM THE PLAN TRUST IN ACCORDANCE WITH THE ASBESTOS CHANNELING INJUNCTION AND PURSUANT TO THE PLAN, THE PLAN TRUST AGREEMENT AND THE
TDP:

            (I) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING (INCLUDING A JUDICIAL, ARBITRATION, ADMINISTRATIVE, OR OTHER PROCEEDING) IN ANY FORUM AGAINST OR AFFECTING ANY PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY;

            (II) ENFORCING, LEVYING, ATTACHING (INCLUDING ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MEANS OR IN ANY MANNER, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER AGAINST ANY PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY;

            (III) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE AGAINST ANY PROTECTED PARTY, OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY;

            (IV) SETTING OFF, SEEKING REIMBURSEMENT OF, CONTRIBUTION FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OWED TO ANY PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY; AND

            (V) PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE PLAN TRUST, EXCEPT IN CONFORMITY AND COMPLIANCE WITH THE PLAN, THE PLAN TRUST AGREEMENT AND THE TDP.

            ANY RIGHT, CLAIM OR CAUSE OF ACTION THAT AN ASBESTOS INSURANCE COMPANY MAY HAVE BEEN ENTITLED TO ASSERT AGAINST A SETTLING ASBESTOS INSURANCE COMPANY BASED ON OR RELATING TO ASBESTOS CLAIMS WILL BE CHANNELED TO AND BECOME A RIGHT, CLAIM OR CAUSE OF ACTION AS AN OFFSET CLAIM AGAINST THE PLAN TRUST AND NOT AGAINST THE SETTLING ASBESTOS INSURANCE COMPANY IN QUESTION AND ALL PERSONS, INCLUDING ANY ASBESTOS INSURANCE COMPANY, WILL BE ENJOINED FROM ASSERTING ANY SUCH RIGHT, CLAIM OR CAUSE OF ACTION AGAINST A SETTLING ASBESTOS INSURANCE COMPANY.


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

            EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, NOTHING CONTAINED IN THE PLAN WILL CONSTITUTE OR BE DEEMED A WAIVER OF ANY CLAIM, RIGHT OR CAUSE OF ACTION THAT THE DEBTORS, THE REORGANIZED DEBTORS, OR THE PLAN TRUST MAY HAVE AGAINST ANY ENTITY IN CONNECTION WITH OR ARISING OUT OF OR RELATED TO AN ASBESTOS CLAIM. NOTWITHSTANDING ANY OTHER PROVISION IN THE PLAN TO THE CONTRARY, NOTHING IN THE PLAN WILL BE UNDERSTOOD TO CHANNEL, PREVENT, IMPAIR OR LIMIT IN ANY WAY ENFORCEMENT AGAINST THE DEBTORS, REORGANIZED CONGOLEUM, OR ANY OTHER PROTECTED PARTY OF ANY RIGHTS PROVIDED IN CONNECTION WITH ANY WORKERS' COMPENSATION CLAIM.

      (g)   Reservation of Rights

            Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI of the Plan, will not serve to satisfy, discharge, release, or enjoin (a) claims by any Entity (other than the Reorganized Debtors and their Affiliates) against the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (b) claims by any Entity against the Plan Trust for the payment of Plan Trust Expenses, (c) claims by the Reorganized Debtors, the Plan Trust, or any other Entity to enforce the provisions of any Asbestos Insurance Settlement Agreement or any provision of the Plan or another Plan Document, (d) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company or (e) the rights of the Debtors, the Plan Trust and any Settled Claimant with Litigation Rights to pursue such causes of actions as are permitted by the Omnibus Claimant Settlement.

      (h)   Rights Against Non-Debtors under Securities Laws

            Notwithstanding any language to the contrary contained in this Disclosure Statement, the Plan, and/or the Confirmation Order, no provision will release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

      (i)   Rights Against Debtors under Environmental Laws

            Environmental rights and Claims of Governmental Units under applicable Environmental Laws will survive the Reorganization Cases, will not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and will be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan will be construed as releasing or relieving any Entity of any liability under any Environmental Law.


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

      (j)   Disallowed Claims and Disallowed Interests

            On and after the Effective Date, the Debtors will be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided in the Plan or ordered by the Bankruptcy Court, will constitute an order: (i) disallowing all Claims (other than Plan Trust Asbestos Claims that have not been previously expunged by Final Order of the Bankruptcy Court or withdrawn) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and (ii) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      (k)   Anti-Suit Injunction

            With respect to any Settling Asbestos Insurance Company, Section
11.10 of the Plan will operate as an injunction, pursuant to section 105(a) of the Bankruptcy Code, permanently and forever prohibiting and enjoining the commencement, conduct or continuation of any action or cause of action, whether known or unknown, the employment of process or any act to collect, recover from or offset any non-asbestos claim, Claim or demand against any Settling Asbestos Insurance Company arising out of, relating to, or in connection with an Asbestos Insurance Policy or any other insurance policy or rights under such other insurance policy issued to or insuring the relationship of the relevant Settling Asbestos Insurance Companies with, the relevant Congoleum entities that are insureds under such policies, but such injunction pursuant to section 105(a) of the Bankruptcy Code will not affect or modify the rights of Persons insured under policies of insurance except to the extent released in an Asbestos Insurance Settlement Agreement.

      (l)   Insurance Neutrality

            Section 11.11(a) of the Plan provides that except as otherwise provided in Section 11.11(b) of the Plan:

            (i) Nothing in the Plan, the Plan Documents or the Confirmation Order shall preclude any Entity from asserting in any proceeding any and all claims, defenses, rights or causes of action that it has or may have under or in connection with any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement with respect thereto;

            (ii) Nothing in the Plan, the Plan Documents or the Confirmation Order shall be deemed to waive any claims, defenses, rights or causes of action that any Entity has or may have under the provisions, terms, conditions, defenses and/or exclusions contained in any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement with respect thereto, including but not limited to any and all such claims, defenses, rights or causes of action based upon or arising out of Asbestos Personal Injury Claims that are liquidated, resolved, discharged, channeled, or paid in connection with the Plan; and

            (iii) Notwithstanding anything to the contrary in the Confirmation Order, the Plan, or any of the Plan Documents, nothing in the Confirmation Order, the Plan, or any of the Plan Documents (including any other provision that purports to be preemptory or supervening other than Section 11.11(b)), shall in any way operate to impair, or have the effect of impairing, the insurers' legal, equitable, or contractual rights, if any, in any respect. The rights of insurers shall be determined under the applicable Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement with respect thereto.

            Notwithstanding the foregoing, Section 11.11(b) of the Plan states that Section 11.11(a) of the Plan does not, nor shall it be construed to, preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Asbestos Insurance Company with respect to any issue that is actually litigated by such Asbestos Insurance Company as part of its objections, if any, to confirmation of the Plan or as part of any contested matter or adversary proceeding filed by such Asbestos Insurance Company in conjunction with or related to confirmation of the Plan and that Asbestos Insurance Companies shall be bound by the Bankruptcy Court's findings and conclusions with respect to whether, under the Bankruptcy Code, the assignment or transfer of rights under the Asbestos Insurance Assignment is valid and enforceable against each Asbestos Insurance Company notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy and applicable state law, and therefore Asbestos Insurance Companies shall be entitled to litigate that issue in connection with Confirmation, and shall retain all rights of appeal with respect thereto.

      (m)   No Liability for Solicitation or Participation

            Pursuant to section 1125(e) of the Bankruptcy Code, the Confirmation Order will provide that all of the Persons who have solicited acceptances or rejections of the Plan (including the Plan Proponents, and each of their respective members and Representatives, as applicable, and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

6.12. Matters Incident to Plan Confirmation

      (a)   No Successor Liability

            Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, their Affiliates, the Asbestos Claimants' Committee, the Bondholders' Committee, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, their


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

Affiliates, nor the Plan Trust is, or will be, a successor to the Debtors by reason of any theory of law or equity, and none will have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust will assume the obligations specified in the Plan and the Confirmation Order.

      (b)   Revesting of Assets

            Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized Congoleum will be vested with all of the assets and property of the Estates, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

      (c)   Vesting and Enforcement of Causes of Action

            Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, Reorganized Congoleum will be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of Reorganized Congoleum; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust Asbestos Claims or any Plan Trust Assets, including the right to pursue such claims, if any, in the name of any Debtor, if necessary; and for this purpose the Plan Trust will be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan.

            After the Effective Date, Reorganized Congoleum, in its sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Causes of Action (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. Reorganized Congoleum, or any successors, in the exercise of its sole discretion, may pursue such Causes of Action so long as it is in the best interests of Reorganized Congoleum or any successors holding such rights of action. The failure of the Plan Proponents to specifically list any claim, right of action, suit, proceeding or other Causes of Action in the Plan or the Plan Supplement does not, and will not be deemed to, constitute a waiver or release by the Debtors or Reorganized Congoleum of such claim, right of action, suit, proceeding or other Causes of Action, and Reorganized Congoleum will retain the right to pursue such claims, rights of action, suits, proceedings and other Causes of Action in its sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit, proceeding or other Causes of Action upon or after the confirmation or consummation of the Plan.


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

      (d)   Plan Trust Bankruptcy Causes of Action

            On the Effective Date, the Debtors shall assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action. All such Plan Trust Bankruptcy Causes of Action shall constitute part of the Plan Trust Assets, and shall be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust shall be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate.

      (e)   Bankruptcy Causes of Action

            On the Effective Date, all Bankruptcy Causes of Action, including the GHR/Kenesis Actions, shall be preserved for enforcement solely by, and for the sole benefit of, Reorganized Congoleum.

6.13. Retention of Jurisdiction

      (a)   Jurisdiction

            Until the Reorganization Cases are closed, the Bankruptcy Court will retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court will retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained in the Plan will prevent the Debtors, Reorganized Congoleum, or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which any Debtor has or may have and which may not have been enforced or prosecuted by such Debtor, which cause of action will survive Confirmation of the Plan and will not be affected thereby except as specifically provided in the Plan. Nothing contained in the Plan concerning the retention of jurisdiction by the Bankruptcy Court will be deemed to be a retention of exclusive jurisdiction with respect to any Asbestos Insurance Action; rather any court other than the Bankruptcy Court which has jurisdiction over an Asbestos Insurance Action will have the continuing right to exercise such jurisdiction.

      (b)   General Retention

            Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust will be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court will also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, will not be deemed a waiver of the right of the Debtors, Reorganized Congoleum, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.


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

      (c)   Specific Purposes

            In addition to the foregoing, the Bankruptcy Court will retain exclusive jurisdiction for the following specific purposes after the Confirmation Date:

            o to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

            o to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided in the Plan so that the intended effect of the Plan may be substantially realized thereby;

            o to assure the performance by the Disbursing Agent and the Plan Trustee of their respective obligations to make distributions under the Plan;

            o to enforce and interpret the terms and conditions of the Plan Documents;

            o to enter such orders or judgments, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, the Futures Representative and the Trust Advisory Committee, or (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

            o to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

            o to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

            o to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

            o to hear and determine any claim, causes of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby against the Debtors, the Reorganized Debtors, the Bondholders' Committee, the Backstop Participants, the Asbestos Claimants' Committee, the Trust Advisory Committee, the Plan Trust, the Plan Trustee, or the Futures Representative and each of their respective Representatives;


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

            o to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            o to determine the allowance and/or disallowance of any Claims against the Debtors or their Estates, including, without limitation, any objections to any such Claims and the compromise and settlement of any Claim against the Debtors or their Estates;

            o to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            o to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

            o to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, Reorganized Congoleum or the Plan Trust;

            o to hear and determine any other matters related to the Plan, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Reorganization Cases;

            o to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

            o to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP;

            o to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described in the Plan, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, the Settling Asbestos Insurance Companies; and

            o to hear and determine any motions or contested matters involving or related to any GHR/Kenesis Action or any Avoidance Action.

6.14. Miscellaneous Provisions

      (a)   Payment of Statutory Fees


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

            All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date and thereafter by Reorganized Congoleum as due until the Reorganization Cases are closed, converted or dismissed.

      (b)   Securities Law Matters

            It is an integral and essential element of the Plan that the issuance of the New Common Stock pursuant to the Plan shall be exempt from registration under the Securities Act, pursuant to Section 1145 of the Bankruptcy Code and from registration under state securities laws. Nothing in the Plan is intended to preclude the Securities and Exchange Commission from exercising its police and regulatory powers relating to the Debtors or any other entity.

      (c)   Allocation of Plan Distributions Between Principal and Interest

            To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest. Notwithstanding the foregoing, no Distribution shall be made on account of Post-Petition Interest.

      (d) The Asbestos Claimants' Committee, the Futures Representative and the Bondholders' Committee

            The Asbestos Claimants' Committee shall continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative shall (a) continue in existence and the rights, duties and responsibilities of the Futures Representative appointed by the Bankruptcy Court to serve after the Effective Date shall be as set forth in the Plan Trust Documents and (b) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases shall, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Bondholders' Committee shall be dissolved except for the purposes of: (i) any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (ii) pending adversary proceedings; and (iii) prosecuting and/or objecting to Professional Fee Claims, and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.


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

      (e)   Modification of the Plan

            The Plan Proponents may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code and as herein provided, to the extent applicable law permits. Subject to the limitations contained herein, the Plan Proponents may modify the Plan in accordance with this paragraph, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. After Confirmation, the Plan Proponents may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan, provided, however, that none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee, the Bondholders' Committee and Claimants' Counsel shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation but prior to the Effective Date, the Plan Documents shall not be modified, supplemented, changed or amended in any material respect except with the written consent of the Plan Proponents. In the event of any modification on or before Confirmation, any votes to accept or reject the Plan shall be deemed to be votes to accept or reject the Plan as modified, unless the Bankruptcy Court finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes. The Plan Proponents reserve the right in accordance with section 1127 of the Bankruptcy Code to modify the Plan at any time before the Confirmation Date.

      (f)   Revocation of the Plan

            The Plan Proponents reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Plan Proponents revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then, with respect to all parties in interest, the Plan will be deemed null and void and nothing contained therein will be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      (g)   Modification of Payment Terms

            Reorganized Congoleum shall have the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date with the consent of the holder of such Allowed Claim.

      (h)   Entire Agreement

            The Plan Documents and the Plan Trust Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.


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

      (i)   Headings

            Headings are utilized in the Disclosure Statement are for convenience and reference only and shall not constitute a part of the Disclosure Statement for any other purpose.

      (j)   Professional Fee Claims

            All final requests for payment of Professional Fee Claims must be filed and served on Reorganized Congoleum and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of such Bankruptcy Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the respective applicant and its counsel no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received. Reorganized Congoleum may pay the reasonable charges that they incur on and after the Effective Date for Bankruptcy Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court. Reorganized Congoleum shall pay the reasonable fees and expenses of the Bondholders' Committee, Asbestos Claimants' Committee and Futures Representative after the Effective Date in connection with the purposes set forth in Section 13.8 of the Plan, without application to the Bankruptcy Court.

      (k)   Recordable Order

            Upon Confirmation of the Plan, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

      (l)   Preparation of Estates' Returns and Resolution of Tax Claims.

            The Debtors or Reorganized Congoleum shall file all tax returns and other filings with governmental authorities and may file determination requests under section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority.

      (m)   No Admission

            Nothing contained in the Plan or in the Disclosure Statement shall be deemed as an admission by the Plan Proponents with respect to any matter set forth herein or therein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      (n)   Consent to Jurisdiction

            Upon default under the Plan or any Plan Documents, the Debtors, Reorganized Congoleum, the Affiliates, the Plan Trust, the Trust Advisory Committee, the Futures Representative, the Backstop Participants, ABI and the Plan Trustee consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.


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

      (o)   Setoffs

            Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but will not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the Plan Trust Common Stock against any claim that Reorganized Congoleum may have against the Plan Trust.

      (p)   Successors and Assigns

            The rights, duties, and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

      (q)   Non-Debtor Waiver of Rights

            Non-Debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if, and then only to the extent that, such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

      (r)   Further Authorizations

            The Debtors, Reorganized Congoleum, the Bondholders' Committee, the Plan Trust, and the Futures Representative, if and to the extent necessary, may seek with notice to the others such orders, judgments, injunctions, and rulings that any of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

      (s)   No Bar to Suits

            Except as otherwise provided in Article XI of the Plan, neither the Plan nor Confirmation hereof shall operate to bar or estop the Debtors or Reorganized Congoleum from commencing any Cause of Action, including any Bankruptcy Cause of Action, or any other legal action against any holder of a Claim or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity, whether such Cause of Action, or any other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Cause of Action, or any other legal action was disclosed in any disclosure statement filed by the Debtors in connection with the Plan or whether or not any payment was made or is made on account of any Claim.


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

      (t)   Conflicts

            Unless otherwise provided in the Confirmation Order, in the event of a conflict between the terms or provisions of the Plan and any other Plan Document, the terms of the other Plan Document will control.

      (u)   Notices

            All notices, requests, elections, or demands in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

If to the Debtors:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10033-4039
Attn: Richard L. Epling
      Robin L. Spear
      Kerry A. Brennan

Okin, Hollander & DeLuca, LLP
Parker Plaza
400 Kelby Street
Fort Lee, NJ 07024
Attn: Paul S. Hollander
      James J. DeLuca

If to the Futures Representative:

R. Scott Williams, Esquire
Haskell Slaughter Young & Rediker, L.L.C.
2001 Park Place North, Suite 1400
Birmingham, AL 35203

      and

Orrick, Herrington & Sutcliffe LLP
1152 15th Street, N.W.
Washington, D.C.  20005
Attn: Roger Frankel
      Richard Wyron
      Jonathan Guy


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

If to the Asbestos Claimants' Committee:

Caplin & Drysdale, Chartered
One Thomas Circle, N.W.
Washington, D.C. 20005
Attn: Peter Van N. Lockwood
      Ronald Reinsel

If to the Bondholders' Committee:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022
Attn: Michael S. Stamer

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036
Attn: James R. Savin

If to Claimants' Counsel:

Stutzman, Bromberg, Esserman & Plifka
2323 Bryan Street, Suite 2200
Dallas, TX  75201
Attn: Sander Esserman

      (v)   Duty to Cooperate

            Notwithstanding anything therein to the contrary, nothing in the Plan, the Plan Documents or the Confirmation Order shall relieve (by way of injunction or otherwise) any of the Debtors or Reorganized Congoleum or any other Entity which is or claims to be an insured or entitled to indemnity under an Asbestos Insurance Policy from any duty to cooperate that may be required by any such insurance policy under applicable law with respect to the defense and/or settlement of any Claim for which coverage is sought under such Asbestos Insurance Policy. To the extent that any entity incurs costs in satisfying such duty to cooperate with respect to Asbestos Personal Injury Claims after the Effective Date, the Plan Trust shall reimburse such entity for all such reasonable out-of-pocket expenses.

      (w)   Governing Law

            Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would require application of any other law.


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

                                   ARTICLE 7
                            CONFIRMATION OF THE PLAN

7.1.  Acceptance or Rejection of the Plan

      (a)   Persons Entitled to Vote on the Plan

            Pursuant to section 1126 of the Bankruptcy Code, only Classes of Claims and Interests that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. Generally speaking, under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" under a plan of reorganization unless, with respect to each claim or interest in such class, the plan in question (1) leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder of such claim or interest; or (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default (A) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of the kind specified in section 365(b)(2) thereof; (B) reinstates the maturity of such claim or interest as such maturity existed before such default; (C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest. Only those claimants whose claims are Allowed or have been temporarily allowed for voting purposes will be entitled to vote on the Plan.

            Under the Plan, Classes 1, 2, 3, 5, 9 and 11 are Unimpaired; therefore, the holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The Plan Proponents will not solicit acceptances of the Plan from holders of Claims and Interests in these Classes.

            Classes 4, 6, 7, 8, and 10 are Impaired; therefore, the holders of Claims and Interests in Classes 4, 6, 7, 8, and 10 are entitled to vote to accept or reject the Plan; provided however that the holders of Congoleum Interests in Class 10 are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Court and accordingly their votes are not being solicited. Section 524(g) of the Bankruptcy Code permits supplementary injunctions to be issued which channel all asbestos claims to a trust if, among other things, 75% of those claimants voting in the Class or Classes of claimants whose Claims are to be addressed by the trust vote for the plan. Because the Claims in Classes 7 and 8 are to be channeled into the Plan Trust, the Plan Proponents are soliciting acceptances of the Plan for purposes of section 524(g) from these Classes.

            The Plan Proponents believe that the Plan provides the best available alternative for maximizing the distributions that holders of Asbestos Claims and other unsecured claims will receive from the Estates.


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

      (b)   Voting Instructions

      The voting procedures summarized in this Article 7 are based on the voting procedures order of the Bankruptcy Court and the attached voting procedures which are included with the solicitation package accompanying this Disclosure Statement (the "Voting Procedures Order"). You should carefully read the Voting Procedures Order. It establishes, among other things: (1) the deadlines, procedures and instructions for voting to accept or reject the Plan, (2) the applicable standards for tabulating ballots, (3) the deadline for filing objections to confirmation of the Plan, and (4) the date and time of the Confirmation Hearing.

      The Voting Procedures Order should be referred to if you have any questions concerning the procedures described herein. If there are any inconsistencies or ambiguities between this Disclosure Statement and the Voting Procedures Order, the Voting Procedures Order will control.

      Please note that, in soliciting votes on the Plan, the Plan Proponents have relied on databases created by or on behalf of the Debtors in connection with solicitations of the Debtors' prior plans of reorganization.

            (1)   Completion and Return of Ballots:

                  PLEASE USE THE BALLOT SENT TO YOU WITH THIS DISCLOSURE STATEMENT IN VOTING FOR OR AGAINST THE PLAN. YOU SHOULD COMPLETE AND SIGN THE BALLOT AND RETURN IT TO THE VOTING AGENT, AT THE APPROPRIATE ADDRESS SET FORTH BELOW AND IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT, ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON _________________, 2008, UNLESS OTHERWISE EXTENDED BY THE BANKRUPTCY COURT. ALL BALLOTS WILL BE TABULATED BY THE VOTING AGENT.

                  IN ORDER TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON _________________, 2008, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE APPROPRIATE ADDRESS SET FORTH BELOW AND IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT.

                  (i) Place to Send Completed Ballots: All ballots should be returned by mail, hand-delivery or overnight courier to:

                              Logan & Company, Inc.
                              Re: Congoleum Corporation - Plan Ballots
                              546 Valley Road
                              Upper Montclair, NJ 07043


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

                  (II) DEADLINE FOR RECEIVING COMPLETED BALLOTS: ALL BALLOTS MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE. THE VOTING AGENT WILL NOT ACCEPT BALLOTS SUBMITTED BY FACSIMILE OR ELECTRONIC TRANSMISSION.

                  (iii) The Voting Agent will date and time-stamp all ballots received before and after the Voting Deadline.

                  (iv) Ballots will be made available for inspection and copying at the inspecting party's cost at the offices of the Voting Agent beginnon a date specified by the Voting Agent.

            (2)   Claimant's Allowance Motions

                  Only claimants whose Claims (i) are treated as Impaired under the Plan, (ii) are not in a Class that is deemed to have accepted and/or rejected the Plan, (iii) are known to the Plan Proponents as of the Record Date, and (iv) are not the subject of an objection that is pending as of the Record Date may vote on the Plan.

                  Any claimant who is not entitled to vote because such claimant's claim is the subject of an objection pending before the Bankruptcy Court, or otherwise, or who seeks a determination from the Bankruptcy Court, for purposes of voting only, the amount to be used to tabulate acceptance or rejection of the Plan, may file an allowance motion (a "Claimant's Allowance Motion"). A Claimant's Allowance Motion must be filed by the dated specified in the Voting Procedures Order, an objection to such motion must be filed by the dated specified in the Voting Procedures Order, and a hearing to address unresolved objections will be held on the dated specified in the Voting Procedures Order. As to any claimant filing such a motion, such claimant's ballot will not be counted unless temporarily allowed by the Bankruptcy Court for voting purposes, after notice and a hearing.

            (3)   Tabulation of Votes -- Ballots Excluded:

                  Any ballot pertaining to a Claim will not be counted if any of the following, without limitation, applies to such ballot:

                  (i) The ballot attempts to vote a Claim that is not entitled to vote pursuant to the Voting Procedures.

                  (ii) The ballot is not actually received by the Voting Agent by the Voting Deadline.

                  (iii) The ballot is returned to the Voting Agent indicating acceptance or rejection of the Plan but is unsigned.

                  (iv) The ballot is received after the Voting Deadline, regardless of when it is postmarked.

                  (v) The ballot is illegible or contains insufficient information (such as incomplete or missing social security numbers for holders of Asbestos Personal Injury Claims) to permit the identification of the claimant.

                  (vi) The ballot is transmitted to the Voting Agent by facsimile or other electronic means.

                  (vii) A vote is submitted on a ballot other than provided with the Solicitation Package.

                  (viii) A ballot that is incomplete, including, without
                        limitation, because of the failure to make the required certifications.

                  (ix) A ballot is signed by counsel that has not filed an Approved 2019 Statement.

                  (x) A ballot to the extent that it purports to vote on the behalf of a holder of a Previously Expunged or Withdrawn Claim.

            (4)   Tabulation of Votes - General Voting Procedures and Standard
                  Assumptions:

                  In addition to the foregoing, the following voting procedures and standard assumptions will be used in tabulating ballots:

                  (i)   The holder of a Claim may not split a vote. Accordingly,
                        (a) each Claim holder will have a single vote within a particular Class, (b) the full claim amount of the Claim holder within a particular Class will be deemed to have been voted either to accept or reject a Plan, and (c) any ballot that partially rejects and partially accepts the Plan will not be counted.

                  (ii) The Voting Agent, in its discretion, may contact voters or their counsel to cure any defects in a client list or ballot.

                  (iii) There shall be a rebuttable presumption that any
                        claimant who submits a properly completed superseding ballot on or before the Voting Deadline has sufficient cause, within the meaning of Bankruptcy Rule 3018(a), to change or withdraw such claimant's previous acceptance or rejection of the Plan.

                  (iv) A ballot that is completed, but on which the claimant did not note whether to accept or reject the Plan, shall not be counted as a vote to accept or reject the Plan.

                  (v) A ballot that is complete, but on which the claimant noted both an acceptance and rejection of the Plan, shall not be counted.

                  (vi) If multiple ballots are received from a holder of a Claim and someone purporting to be such holder's attorney or agent, the ballot received from the holder of the Claim will be the ballot that is counted, and the vote of the purported attorney or agent will not be counted.

                  (vii) If a holder of a Claim casts more than one ballot voting the same Claim before the Voting Deadline, the last-dated ballot received before the Voting Deadline will be deemed to reflect the voter's intent and thus will supersede any prior ballots.

            (5)   Extension of the Solicitation Period

            The solicitation period for ballots with respect to the Plan will expire at 5:00 p.m., Prevailing Eastern Time, on _________________, 2008 unless otherwise ordered by the Bankruptcy Court. Except to the extent allowed by the Bankruptcy Court, ballots that are received after the Voting Deadline may not be accepted or used by the Plan Proponents in connection with its request for Confirmation of the Plan or any modification thereof.

            (6)   Ballot Retention

            The original ballots will be maintained by the Voting Agent for a period of two (2) years following the Effective Date, unless otherwise instructed by the Plan Proponents, in writing, or otherwise ordered by the Bankruptcy Court.

      (c)   Class Acceptance Requirement

            Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim vote in favor of the Plan for it to be confirmed by the Bankruptcy Court. Instead, the Bankruptcy Code defines acceptance of the Plan by a Class of Claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that Class that have voted on the Plan, excluding any holders of Claims designated pursuant to section 1126(e) of the Bankruptcy Code. Acceptance by a Class of Interests is defined as acceptance by holders of at least two-thirds in amount of the Allowed Interests of that Class held by holders of such Interests that have voted on the Plan, excluding any holders of Interests designated pursuant to section 1126(e) of the Bankruptcy Code. Section 1126(e) provides that a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that an Entity's acceptance or rejection of the Plan was not in good faith, or was not solicited or procured in good faith, or in accordance with the provisions of the Bankruptcy Code.

      (d)   Acceptance Pursuant to Section 524(g) of the Bankruptcy Code

            In accordance with section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, a supplementary injunction may be issued if, among other things, 75% of those voting in the Class or Classes of claimants addressed by the Plan Trust vote in favor of the Plan.

7.2.  Confirmation Hearing

            Section 1128(a) of the Bankruptcy Code requires the court, after notice, to hold a hearing on confirmation of a plan. Notice of the Confirmation Hearing will be provided to all creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objecting party, the nature and amount of Claims or Interests held or asserted by the objectant against the Debtor or property, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court by the date and time set forth in the notice of the Confirmation Hearing, and served upon the parties and their counsel, so as to be received no later than the date and time for service of the objections, all as designated in the notice of the Confirmation Hearing.

7.3.  Requirements for Confirmation

      (a)   Confirmation Under Section 1129(a) of the Bankruptcy Code

            At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court will enter the Confirmation Order. Such requirements include, among others:

                  (i) That the Plan complies with applicable provisions of the Bankruptcy Code.

                  (ii) That the Plan Proponents have complied with the applicable provisions of the Bankruptcy Code.

                  (iii) That the Plan has been proposed in good faith and not by any means forbidden by law.

                  (iv) That any payment made by the Debtors or promised under the Plan to any Entity for services, costs or expenses in or in connection with the Reorganization Cases or the Plan has been approved by or is subject to approval by the Bankruptcy Court as reasonable.

                  (v) That the Plan Proponents have disclosed the identity and affiliations of any individual proposed to serve as a director or an officer of the Reorganized Debtors after confirmation of the Plan and that the appointment to, or continuance in, such office by such individual is consistent with the interests of holders of Claims and Interests and with public policy.

                  (vi) That the Plan is in the best interests of the holders of Claims and Interests; that is, each holder of an Allowed Claim or Allowed Interest either has accepted the Plan or will receive or retain on account of its Claim or Equity Interest property with a value, as of the Effective Date, that is not less than the amount that the holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

                  (vii) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan; provided, however, that if such requirement is not met, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

                  (viii) The Plan does not discriminate unfairly, and is fair and equitable, with respect to each Class, if any, of Claims and Interests that is impaired under and has not accepted the Plan.

                  (ix) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Expense Claims and Allowed Priority Claims will be paid in full on the Effective Date and that Allowed Priority Tax Claims will be either paid in full on the Effective Date or will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Effective Date, equal to the Allowed Amount of such Claims.

                  (x) At least one Impaired Class of Claims has accepted the Plan, without regard to the votes of any insiders.

                  (xi) That the Plan is feasible; that is, confirmation is not likely to be followed by the need for liquidation or further reorganization of the Reorganized Debtors.

                  (xii) All fees comparable to the fees payable under section 1930 of title 28 of the U.S. Code, if and to the extent due, have been paid on or prior to the Effective Date.

                  (xiii) The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, without modification by the Plan, thereby complying with section 1114 of the Bankruptcy Code.

            The Plan Proponents believe that the Plan satisfies all applicable requirements of section 1129(a) of the Bankruptcy Code. A discussion of the reasons the Plan Proponents believe the Plan satisfies certain of such requirements is set forth below:

            (1)   Best Interests Test

            Under the best interests test, the Plan may be confirmed if, with respect to each Impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class either (A) has accepted the Plan or (B) will receive or retain under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Company were to be liquidated under Chapter 7 of the Bankruptcy Code.

      To determine what the holders in each Class of Claims or Interests would receive if the Company were to be liquidated, the Bankruptcy Court must estimate the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. The cash amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Company would consist of the proceeds resulting from the disposition of the assets of the Company, augmented by the cash held by the Company at the time of the commencement of a Chapter 7 case. Such cash amount would be reduced by the costs and expenses of the liquidation and by any additional Administrative Claims and Priority Claims that would result from the termination of the Company's business and the use of a Chapter 7 proceeding for the purposes of liquidation. See Exhibit B (Liquidation Analysis).(1) The Liquidation Analysis was prepared using the Debtors' valuation of its assets in a liquidation and is based on the estimated values of such assets as of August 31, 2007; such values have not been subject to any review, compilation or audit by any independent accounting firm.

            The timing of distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan. In addition, the ability of the trustee in a Chapter 7 case to negotiate settlements with insurance companies without the benefit of the section 524(g) injunctions is likely to be impaired, with the result that fewer settlements are likely to be achieved, and the terms of any such settlements are likely to be less favorable to Asbestos Claimants than settlements achievable in the Reorganization Cases. Furthermore, unlike the Plan Trust in the Reorganization Cases, a Chapter 7 trustee would not receive the benefits of the Plan Trust Common Stock.

            The Plan Proponents believe that the members of each Class of Impaired Claims will receive more under the Plan than they would receive if the Company was liquidated under Chapter 7 and that the holders of Congoleum Interests would not recover anything if the Company was liquidated under Chapter
7. The Plan Proponents therefore believe that the Plan is in the best interests of all holders of Claims and Interests.

            (2)   Feasibility of the Plan

            In order for the Plan to be confirmed, the Bankruptcy Court also must determine that the Plan is feasible -- that is, that the need for further reorganization or a subsequent liquidation of the Company is not likely to result following confirmation of the Plan. In determining whether a plan of reorganization is feasible, a court will consider (A) the adequacy of the proposed capital structure of the reorganized entity, (B) its earning power, (C) the overall economic conditions in which it will operate, (D) the capability of its management, (E) the continuity of its management and (F) any other factors the court deems relevant to the successful operation of the reorganized entity to perform the provisions of the plan of reorganization.


----------
(1) The attached Liquidation Analysis does not give effect to rights under insurance policies.

            The Reorganized Debtors will be discharged from Asbestos Claims and otherwise in general will be free of prepetition and other debt, other than indebtedness in respect of or under (1) the Exit Facility effected to refinance the Lender Secured Claim, (2) Other Secured Claims and (3) the New Senior Notes, as well as ongoing business expenses and reorganization costs. The Plan Proponents believe that the cash flow generated by Reorganized Congoleum's business and assets will be sufficient to pay their ongoing obligations under their long-term debt and business expenses.

            The Plan Proponents, therefore, believe that the Plan is feasible.

            (3)   Acceptance by an Impaired Class

            Because the Plan impairs several Classes of Claims (Classes 4, 6, 7, 8, and 10), section 1129(a)(10) of the Bankruptcy Code requires that for the Plan to be confirmed, at least one Impaired Class of Claims must accept the Plan by the requisite vote. As more fully described in Section 7.1(c) - "Acceptance or Rejection of the Plan -- Class Acceptance Requirement," an Impaired Class of Claims will have accepted the Plan if and only if at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that vote have voted to accept the Plan. Holders of Congoleum Interests are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Code and their votes are not being solicited. Accordingly, if at least one voting Class accepts the Plan, the Plan Proponents will seek to confirm the Plan under the "cram down" provision of section 1129(b) with respect to Congoleum Interests and with respect to any other non-accepting Class, to the extent that section is applicable.

            (4)   Unfair Discrimination and Fair and Equitable Tests

            To obtain confirmation of the Plan, it must be demonstrated that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, non-accepting Class. The Bankruptcy Code provides the following non-exclusive definition of the phrase "fair and equitable," as it applies to unsecured creditors and equity holders:

                  (i)   Unsecured Creditors

                  With respect to any class of unsecured claims that rejects a plan, the Bankruptcy Code requires that either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the rejecting class of unsecured creditors will not receive or retain any property under the plan. This test will be applicable if any of Class 4 (Senior Note Claims), Class 6 (ABI Claims), Class 7 (Asbestos Personal Injury Claims), or Class 8 (Asbestos Property Damage Claims) rejects the Plan.

                  (ii)  Equity Holders

                  With respect to any class of equity interests that rejects a plan, the Bankruptcy Code requires that either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan. Holders of Congoleum Interests are deemed to have rejected the Plan. Nevertheless, the Plan Proponents believe that the Plan satisfies clause (ii) of the foregoing test because there is no junior class to the Congoleum Interests. It follows that no interest junior to Congoleum Interests will receive any property under the Plan.

      (b)   Conditions to Confirmation

            Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 10.3 the Plan. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article XI of the Plan will be effective, binding and enforceable, are as follows:

            (i) The Bankruptcy Court will have made specific findings and determinations, among others, in substantially the following form:

                  (A) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                  (B) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (C) The Plan Trust, upon the Effective Date, will assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (D) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the Plan Trust Common Stock, which constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (E) On the Effective Date, the Plan Trust will own a majority of the voting shares of Reorganized Congoleum;

                  (F) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;

                  (G) Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (H) The actual amounts, numbers and timing of future Demands cannot be determined;

                  (I) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (J) The Plan establishes a separate Class 7 for Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in each of Class 7A and Class 7B have accepted the Plan;

                  (K) The Plan establishes a separate class of Asbestos Property Damage Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the claimants voting in such class have accepted the Plan;

                  (L) Pursuant to court orders or otherwise, the Plan Trust will operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (M) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                  (N) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (O) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (P) Congoleum's contribution to the Plan Trust provided for in the Plan, together with the Asbestos Insurance Assignment and the Plan Trust Common Stock, constitute substantial assets of the Plan Trust and the reorganization;

                  (Q) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights pursuant to the Insurance Assignment Agreement;

                  (R) The Settling Asbestos Insurance Companies are entitled to the benefits of the Asbestos Channeling Injunction with respect to Plan Trust Asbestos Claims;

                  (S) After Confirmation, each Asbestos Insurance Settlement Agreement of a Settling Asbestos Insurance Company and each Final Order of the Bankruptcy Court approving such Settlement Agreements will be binding upon and inure to the benefit of the Plan Trust and the Plan Trustee, and the Plan Trust will become fully bound by, and entitled to all of the rights afforded to the Plan Trust and/or the Debtors under, all of the terms and conditions of each such Asbestos Insurance Settlement Agreement without need for further act or documentation of any kind;

                  (T) After Confirmation, none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee, and Claimants' Counsel will seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company;

                  (U) As of the Effective Date, the Insurance Assignment Agreement shall be a valid and binding obligation of each of the parties thereto, shall be in full force and effect and shall be enforceable in accordance with its terms, in each case notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy and applicable state law; and

                  (V) The Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto.

            (ii) The Bankruptcy Court will have made such findings and determinations regarding the Plan as will enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which will be in form and substance acceptable to Plan Proponents, and, insofar as such findings and determinations affect the Financing Order or the rights of Wachovia thereunder, Wachovia.

      (c)   Conditions for Effective Date

            Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan will not occur unless and until each of the following conditions has been satisfied or, if applicable, waived in accordance with Section 10.3 of the Plan:

            (1)   Confirmation Order

            The Confirmation Order will have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court, and the Confirmation Order and any order of the District Court will be in form and substance acceptable to the Plan Proponents, and the Confirmation Order (and the affirming order of the District Court) will have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Plan Proponents unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Plan Proponents, on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (2)   Injunctions

            The Discharge Injunction, the Asbestos Channeling Injunction and the Anti-Suit Injunction will be in full force and effect.

            (3)   Exit Facility

            The Exit Facility to be entered into by Reorganized Congoleum, and all documents to be executed in connection with the Exit Facility, shall be in form and substance reasonably satisfactory to the Plan Proponents and shall have been executed and delivered and all conditions precedent to effectiveness thereof shall have been satisfied or waived by the parties thereto.

            (4)   New Senior Notes and New Indenture

            The New Indenture shall have been executed and authorized and the New Senior Notes shall have been delivered in accordance with the New Indenture and shall constitute valid senior secured indebtedness of Reorganized Congoleum.

            (5)   New Common Stock

            The New Common Stock shall have been issued in accordance with the Plan.

            (6)   Plan Documents

            The Plan Documents necessary or appropriate to implement the Plan (which shall include without limitation, the Plan, the Plan Trust Agreement, the TDP, the Exit Facility, the New Senior Notes, the New Indenture, the Registration Rights Agreement, the Amended and Restated Certificate, the Amended and Restated Bylaws, the New ABI Agreement, the Stockholders Agreement, the Put/Call Agreement and the Insurance Assignment Agreement) shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of such Plan Documents shall have been satisfied or waived by the respective parties thereto (including without limitation all conditions precedent to the obligations of the Backstop Participants under the Put/Call Agreement); and the Plan Documents shall be in full force and effect. The Plan Documents shall be acceptable to the Plan Proponents and the Backstop Participants.

            (7)   Other Assurances

            The Plan Proponents will have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Futures Representative, the Debtors and the Asbestos Claimants' Committee.

            (8)   Omnibus Claimant Settlement

            The Omnibus Claimant Settlement will have been approved by the Bankruptcy Court and will be in full force and effect and binding in accordance with its terms.

            (9)   Merger

            The Bankruptcy Court will have made a specific finding and determined that the merger of the Subsidiary Debtors with and into Congoleum, with Reorganized Congoleum as the sole surviving corporation, is authorized.

            (10)  Judicial Fees

            All fees payable pursuant to 28 U.S.C. ss. 1930 if and to the extent assessed against the Bankruptcy Estates of the Debtors will have been paid in full.

            (11)  Commitment Fee and Other Expenses

            The commitment fee payable under the Put/Call Agreement shall have been paid in full and all attorneys' fees and expenses due and payable prior to the Effective Date under the Put/Call Agreement shall have been paid in full.

            (12)  Claimant's Counsel Expenses

            All Claimant's Counsel Expenses in excess of the Expense Payments made under Section VI of the Claimant Agreement approved prior to the Effective Date will have been paid to MR and WL.

            (13)   Other Approvals, Documents and Actions

            All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan will have been obtained, and all actions, documents, and agreements necessary to implement the Plan will have been effected or executed.

      (d)   Waiver of Conditions

            Each of the conditions set forth in Sections 10.1 and 10.2 of the Plan may be waived in whole or in part by the Plan Proponents without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

      (e)   Nonconsensual Confirmation Under Section 1129(b) of the
            Bankruptcy Code

            Although section 1129(a)(8) of the Bankruptcy Code requires that a plan be accepted by each class that is impaired by such plan, section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may still confirm the Plan at the request of the Plan Proponents if all requirements of section 1129(a) other than section 1129(a)(8) are met and if, with respect to each Class of Claims or Interests that is impaired under the Plan and has not voted to accept the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan confirmed on the basis of this provision is commonly referred to as a "cramdown" plan. A cramdown plan is only available pursuant to section 1129(a)(10) of the Bankruptcy Code if at least one impaired class of claims accepts the plan. In the event there is no Impaired accepting Class, the Plan Proponents could not seek cramdown confirmation of the Plan because the Plan would not comply with the requirements of section 1129(a)(10) of the Bankruptcy Code. For a more detailed description of Bankruptcy Code Section 1129(b)'s "unfair discrimination" and "fair and equitable" tests, see Section 7.3 - "Requirements for Confirmation" above.


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      (f)   Injunction Under Section 524(g) of the Bankruptcy Code

            Section 524(g) of the Bankruptcy Code authorizes the Bankruptcy Court to enjoin Entities from taking action to collect, recover or receive payment or recovery with respect to any Claim or Demand that is to be paid in whole or in part by a trust created by a plan of reorganization that satisfies the requirements of the Bankruptcy Code. The injunction may also bar any action based on such Claims or Demands against Congoleum that are directed at third parties.

            To obtain the injunction, a trust must be established that (1) assumes Congoleum's Plan Trust Asbestos Claims; (2) is funded in whole or in part by securities of Congoleum and with an obligation by Congoleum to make future payments; (3) owns or is entitled to own if specified contingencies occur, a majority of the voting shares of Congoleum; and (4) uses its assets or income to satisfy claims and demands.

            As a requirement before issuing an injunction under section 524(g) of the Bankruptcy Code, the Bankruptcy Court must determine that (1) Congoleum is likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that give rise to the Claims that are addressed by the injunction; (2) the actual amounts, numbers and timing of such Demands cannot be determined; (3) pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands; and (4) the Plan Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Claims and Demands, or other comparable mechanisms that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Claims and Demands that involve similar Claims in substantially the same manner.

            The Bankruptcy Court must also ensure that the terms of any proposed section 524(g) injunction are set forth in the plan and disclosure statement and that a separate Class or Classes of claimants whose Claims are to be addressed by the trust be established and vote, by at least seventy-five percent (75%) of those voting in such Class or Classes, in favor of the Plan. Moreover, the injunction will be valid and enforceable as to future claimants only if a legal representative is appointed to protect their rights in the proceedings and if the court determines that applying the injunction to future claimants in favor of the beneficiaries of the injunction is fair and equitable with respect to the Persons that might subsequently assert such Demands, in light of the benefits provided, or to be provided, to the Plan Trust on behalf of Congoleum or a beneficiary of the third party injunction.

            The order confirming the Plan must be issued or affirmed by the District Court that has jurisdiction over the Reorganization Cases.


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            The Plan Proponents believe that they will be able to satisfy the requirements of section 524(g) of the Bankruptcy Code if the requisite number of claimants in Class 7 and Class 8 vote in favor of the Plan.

            Under the jurisdictional scheme applicable to bankruptcy courts, jurisdiction over bankruptcy cases and proceedings arising under the Bankruptcy Code or arising in or related to bankruptcy cases is vested in the district courts. However, the district courts may refer them to the bankruptcy judges of the district. In most districts, the district court has entered a standing order referring all such matters to the bankruptcy judges.

            The Company filed the Reorganization Cases with the Bankruptcy Court of the District of New Jersey. Because section 524(g) requires, however, that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court, the reference may be withdrawn and the Reorganization Cases might proceed before a district judge. In this instance, the Reorganization Cases have been assigned to the Hon. Katherine Ferguson, a United States Bankruptcy Judge, and it is anticipated that the Bankruptcy Judge will conduct the Confirmation Hearing and enter the Confirmation Order. In that instance, the section 524(g) injunctions will not be enforceable until the Confirmation Order is affirmed by a District Court judge.

7.4.  Effect of Confirmation

            Upon the Bankruptcy Court's entry of the Confirmation Order (and, if the District Court is not the issuing court of the Confirmation Order, the Confirmation Order being affirmed thereof by the District Court as required by section 524(g) of the Bankruptcy Code), and subject to the occurrence of the Effective Date, the Plan will be binding upon the Company, all holders of Claims and Interests and all other parties in interest, regardless of whether they have accepted the Plan.

                                   ARTICLE 8
                           IMPLEMENTATION OF THE PLAN

            THE FOLLOWING INCLUDES A SUMMARY OF CERTAIN SIGNIFICANT FEATURES OF THE PLAN TRUST AND OTHER PROVISIONS MATERIAL TO IMPLEMENTATION OF THE PLAN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN TRUST DOCUMENTS AND THE PLAN.

8.1.  Establishment and Purpose of the Plan Trust

            On or prior to the Effective Date, the Plan Trust shall be established in accordance with the Plan Trust Agreement. The Plan Trust shall be a "qualified settlement fund" within the meaning of section 468B of the IRC and the Treasury Regulations promulgated thereunder. The purpose of the Plan Trust shall be to, among other things: (i) pay all Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement, the TDP and the Confirmation Order; (ii) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP; (iii) prosecute, settle and manage the disposition of the Asbestos In-Place Insurance Coverage; and (iv) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions.


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

            All Plan Trust Asbestos Claims, including the future Asbestos Claims and Demands of Plan Trust Asbestos Claimants that are presently unknown, will be resolved pursuant to the Plan, the Plan Trust Agreement and the TDP.

8.2.  Funding and Receipt of Plan Trust Assets

            On the Effective Date, Reorganized Congoleum shall issue the Plan Trust Common Stock to the Plan Trust in accordance with the Plan and all Plan Trust Assets shall be transferred to, vested in, and assumed by, the Plan Trust free and clear of all Claims, Liens and encumbrances; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets shall be transferred to, vested in, and assumed by the Plan Trust free and clear of Claims, Liens and encumbrances, as soon as practicable after the Effective Date.

8.3.  Insurance Assignment Agreement

            On the Effective Date, the Debtors shall deliver the Insurance Assignment Agreement attached to the Plan as Exhibit B. Such agreement shall be valid, binding and enforceable. The Insurance Assignment Agreement shall transfer claims and rights set forth therein as Debtors may have, subject to any and all Asbestos Insurer Coverage Defenses.

8.4.  Creation of Asbestos Property Damage Claim Sub-Account

            On the Effective Date, the Plan Trust shall cause the Asbestos Property Damage Insurance Rights and any proceeds thereof, including $1.2 million from the proceeds of that certain settlement agreement between the Debtors and Liberty Mutual Insurance Company approved by the Bankruptcy Court by order dated July 30, 2004, to be held in the Asbestos Property Damage Claim Sub-Account. In accordance with the terms of the Plan Trust Agreement, the Plan Trustee shall be permitted to transfer monies from the Asbestos Property Damage Claim Sub-Account to the Asbestos Personal Injury Claim Sub-Account, from time to time, to the extent that the funds in the Asbestos Property Damage Claim Sub-Account exceed the aggregate amount of all unpaid Asbestos Property Damage Claims that have been filed prior to the Asbestos Property Damage Claim Bar Date, and a reasonable reserve for Plan Trust Expenses and indemnification costs or expenses, in either case, related to Asbestos Property Damage Claims.

8.5.  Assumption of Liabilities by Plan Trust

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims shall be transferred to the Plan Trust as set forth herein and the Plan Trustee, on behalf of the Plan Trust, shall expressly assume all liability for all Plan Trust Asbestos Claims and Demands as set forth herein, subject to the provisions of the Plan Trust Agreement. With the exception of the liabilities identified in the preceding sentence, the Plan Trust shall not assume any of the liabilities, obligations or responsibilities of the Debtors or Reorganized Congoleum.


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8.6.  Discharge of Liabilities to Holders of Asbestos Claims

            Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in, and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan shall, among other things, discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

8.7.  TDP

            From and after the Effective Date, the Plan Trust shall pay the Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP. The Plan Trustee shall have the power to administer, amend, supplement or modify the TDP in accordance with the terms thereof.

8.8.  Payment of Allowed Asbestos Property Damage Claims

            From and after the Effective Date, the Plan Trust shall cause the payment of Allowed Asbestos Property Damage Claims from the Asbestos Property Damage Claim Sub-Account in accordance with the Plan Trust Agreement, provided, however that once the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims.

8.9.  Excess Plan Trust Assets

            To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets will be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which is to be determined by the Plan Trustee; provided, however, that the purpose thereof, if practicable, will be related to the treatment of or research regarding asbestos-related disorders.

8.10. Plan Trust Expenses

            The Plan Trust shall pay all Plan Trust Expenses from the Plan Trust Assets in accordance with the Plan Trust Agreement. Neither the Debtors, the Reorganized Debtors, nor their Affiliates shall have any obligation to pay any Plan Trust Expenses. The Plan Trustee, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.


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8.11. Appointment of the Initial Plan Trustee

            Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial Plan Trustee to serve as Plan Trustee in accordance with the Plan Trust Agreement. The Plan Trustee shall be designated no later than thirty
(30) days prior to the Confirmation Hearing and shall be mutually acceptable to the Asbestos Claimants' Committee and the Futures Representative. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustee shall be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustee shall be the "administrator" of the Plan Trust as that term is used in Treas. Reg. Section 1.468B-2(k)(3).

8.12. The Futures Representative

            Effective as of the Effective Date, the Bankruptcy Court shall appoint a Person to serve as the Futures Representative from and after the Effective Date pursuant to the terms of the Plan Trust Agreement and who shall have the functions and rights provided in the Plan Trust Documents.

8.13. Appointment of Members of the Trust Advisory Committee

            Effective as of the Effective Date, the Bankruptcy Court shall appoint five initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

8.14. Institution and Maintenance of Legal and Other Proceedings

            As of the Effective Date, the Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Plan Trust including without limitation the Continued Adversary Proceeding, in each case to the extent not adjudicated, compromised or settled prior to the Effective Date. The Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors and/or Reorganized Congoleum if deemed necessary or appropriate by the Plan Trustee. Except as otherwise provided by law or agreement, the Plan Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to the Effective Date arising from or associated with any legal action or other proceeding brought pursuant to this Section 8.14 and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of insurance proceeds by the Plan Trust. Without in any way limiting the foregoing and subject to any Asbestos Insurer Coverage Defenses, the Plan Trust shall be empowered to elect to (or not to), initiate, prosecute, defend, settle, and resolve all Plan Trust Bankruptcy Causes of Action, Asbestos Insurance Actions and Direct Actions, and to maintain, administer, preserve, or pursue the Asbestos-In-Place Insurance Coverage, the Asbestos Insurance Action Recoveries, Asbestos Insurance Rights, the Asbestos Insurance Policies and rights under the Asbestos Insurance Settlement Agreements.


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8.15. Preservation of Insurance Claims

            The discharge and releases provided herein, and the injunctive protection provided to the Debtors, the Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands as provided in the Plan, shall neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies by any Entity except (i) to the extent that any such Asbestos Insurance Company is also a Settling Asbestos Insurance Company or (ii) that all Asbestos Insurer Coverage Defenses are preserved.

8.16. Indemnification by the Plan Trust

            Pursuant to section 4.6 of the Plan Trust Agreement, the Plan Trust shall indemnify and defend the Plan Trustee, the members of the TAC and the Futures Representative in the performance of their duties under the Plan Trust Agreement to the fullest extent that a statutory trust or corporation organized under the laws of the state of Delaware is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties under the Plan Trust Agreement or in connection with activities undertaken by them prior to the Effective Date in connection with the formation, establishment, or funding of the Plan Trust. The Plan Trust shall indemnify any of the Additional Indemnitees (as defined in the Plan Trust Agreement) in the performance of their duties under the Plan Trust Agreement to the fullest extent that a statutory trust or corporation organized under the laws of the Plan Trust's jurisdiction of organization is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties under the Plan Trust Agreement or in connection with activities undertaken by them prior to the Effective Date in connection with the formation, establishment or funding of the Plan Trust. Notwithstanding the foregoing, the Plan Trustee and the Additional Indemnitees shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he, she or it is ultimately liable under Section 4.4 of the Plan Trust Agreement.

            As more fully described in section 4.6(c) of the Plan Trust Agreement, and subject to the limitations set forth therein, the Plan Trust shall also indemnify and hold harmless each of the Claimants' Counsel and the Collateral Trustee to the extent that they, either jointly or individually, become a party, or are threatened to be made a party, to any threatened or pending judicial, administrative or arbitrative action, suit or proceeding.

      Pursuant to section 1.4(d) of the Plan Trust Agreement, the Plan Trust shall also indemnify, defend and hold harmless each of the Debtors, the Reorganized Debtors and their past, present and future Representatives for any expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective
Date), judgments, settlements or other liabilities arising from or incurred in connection with, any Plan Trust Asbestos Claim, including but not limited to indemnification or contribution for Plan Trust Asbestos Claims prosecuted against the Reorganized Debtors after the Effective Date but excluding (i) any amounts paid prior to or on the Effective Date by the Debtors or their past or present Representatives and (ii) any amounts paid or incurred by any Reorganized Debtor or its Representatives, whether before or after the Effective Date, in connection with defending, objecting to, or otherwise related to any proceedings to determine whether an Asbestos Property Damage Claim is or should be Allowed.


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8.17. Establishment of the TDP

            Following the Effective Date, the Plan Trustee will promptly implement the TDP. The TDP sets forth the procedures for resolving Plan Trust PI Asbestos Claims. The TDP also provides mechanisms such as structured, periodic or supplemental payments, pro rata distributions, or periodic review of estimates of the numbers and values of present Unsecured Asbestos Personal Injury Claims and future Demands, or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value and be in a financial position to pay similar Asbestos Personal Injury Claims in substantially the same manner. The TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

8.18. Coverage Costs

            Notwithstanding anything in the Plan or this Disclosure Statement to the contrary, Coverage Costs shall be paid to Reorganized Congoleum in accordance with the terms of that certain settlement agreement with Liberty Mutual Insurance Company, which was approved by the Bankruptcy Court by an Order dated June 29, 2004.

8.19. Certain Mergers

            On the Effective Date, the Subsidiary Debtors shall merge with and into Congoleum, with Reorganized Congoleum as the sole surviving corporation.

8.20. The Amended and Restated Certificate and the Amended and Restated Bylaws.

            The Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum shall be in form and substance acceptable to the Plan Proponents and shall be consistent with the provisions of the Plan and the Bankruptcy Code. The Amended and Restated Certificate shall, among other things
(a) authorize the issuance of New Common Stock pursuant to Section 5.7 of the Plan, and (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting common equity securities. The Amended and Restated Bylaws and the Amended and Restated Certificate of Reorganized Congoleum shall be substantially in the form attached to the Plan as Exhibits J and K, respectively.

8.21. Directors and Officers of Reorganized Congoleum

            The initial board of directors of Reorganized Congoleum shall consist of five (5) directors. One of such directors shall be selected by the Bondholders' Committee, one of such directors shall be selected by a majority in amount of the Initial Backstop Participants, two of such directors shall be selected jointly by the Futures Representative and the Asbestos Claimants' Committee, and one of such directors shall be Reorganized Congoleum's chief executive officer. The identity of such directors shall be disclosed by the Plan Proponents in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed prior to the Confirmation Hearing. Each of the Persons on the initial board of directors of Reorganized Congoleum shall serve in accordance with the Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum, as the same may be amended from time to time. Subsequently, Reorganized Congoleum's board of directors shall be elected in accordance with Reorganized Congoleum's governing documents.

            The initial officers of Reorganized Congoleum shall be set forth in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed at such time. The initial officers shall serve in accordance with the Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum, as the same may be amended from time to time.

      Notwithstanding the foregoing, as part of the Intercompany Settlement described in Section 8.32 below, ABI shall make the services of Roger Marcus, Richard Marcus and Howard Feist, III available to Reorganized Congoleum for two years after the Effective Date in consideration of a base annual fee of $750,000 and an annual incentive fee. Roger Marcus shall serve as Chief Executive Officer and Director of Reorganized Congoleum. Howard Feist III shall serve as Chief Financial Officer of Reorganized Congoleum. Substantially all of Roger Marcus's time, approximately 25% of Richard Marcus's time, and approximately 50% of Howard Feist III's time, in each case, during normal working hours on an annual basis shall be made available by ABI to Reorganized Congoleum for the two years following the Effective Date.

      Further, five percent of Reorganized Congoleum's total authorized number of shares of common stock shall be reserved for issuance by Reorganized Congoleum for equity based compensation and awards to the management team of Reorganized Congoleum with terms to be determined by the Board of Directors of Reorganized Congoleum.

      For further details regarding the economics of the Intercompany Settlement, see the Intercompany Term Sheet attached to the Plan as Exhibit C.

8.22. Cancellation of Existing Securities and Agreements of the
      Debtors/Discharge of the Indenture Trustee.

            Except as set forth in the Plan, upon the Effective Date, the Existing Securities shall be cancelled and the holders thereof shall have no further rights or entitlements in respect thereof against the Debtors except the right to receive any Distributions to be made to such holders under the Plan. To the extent possible, Distributions to be made under the Plan to the beneficial owners of the Senior Notes shall be made through the Depository Trust Company and its participants. The Confirmation Order shall authorize and direct the Indenture Trustee to take whatever action may be necessary or appropriate, in its reasonable discretion, to deliver the Distributions, including, without limitation, obtaining an order of the Bankruptcy Court. On the Effective Date, the Indenture Trustee and its agents shall be discharged of all their obligations associated with (i) the Senior Notes, (ii) the Indenture, and (iii) any related documents, and released from all Claims arising in the Reorganization Cases. As of the Effective Date, the Indenture shall be deemed fully satisfied and cancelled, except that such cancellation shall not impair the rights of the holders of the Senior Notes to receive Distributions under the Plan.


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8.23. Exit Facility.

            On the Effective Date, Reorganized Congoleum shall obtain exit financing consistent with the terms and conditions set forth in the Exit Facility Commitment Letter or Term Sheet, which shall be filed as part of the Plan Supplement, from the Exit Facility Lenders.

8.24. Issuance of New Securities and Debt Instruments.

            (a)   New Common Stock

            On the Effective Date, Reorganized Congoleum shall issue the New Common Stock pursuant to the Plan. The Amended and Restated Certificate, a substantially similar form of which is attached to the Plan as Exhibit K, sets forth the rights and preferences of the New Common Stock. The New Common Stock shall be issued subject to the Stockholders Agreement described below.

            (b)   New Senior Notes

            On the Effective Date, Reorganized Congoleum shall issue $80 million in aggregate principal amount of 9.75% New Senior Notes, which shall mature on the fifth anniversary of the Effective Date. The New Senior Notes shall be governed by the terms and conditions set forth in the New Indenture.

8.25. Registration Rights Agreement.

            In the event the board of directors of Reorganized Congoleum determines in its discretion to register any of the New Common Stock with the Securities and Exchange Commission, or if Reorganized Congoleum is required under the Stockholders Agreement or applicable securities laws to register any of the New Common Stock with the Securities and Exchange Commission, any Person receiving Distributions of the New Common Stock issued on the Effective Date that is not entitled to an exemption from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of the New Common Stock is otherwise restricted under the securities laws, shall be entitled to become a party to the Registration Rights Agreement. The Registration Rights Agreement shall be satisfactory in form and substance to the Plan Proponents, a substantially similar form of which will be filed in the Plan Supplement.

8.26. Stockholders Agreement.

            On the Effective Date, the Stockholders Agreement will be adopted by Reorganized Congoleum and be binding upon all holders of New Common Stock. All Holders of New Common Stock will be subject to the Stockholders Agreement which will, among other things, govern the access each holder of New Common Stock shall have to information with respect to Reorganized Congoleum and the ability to transfer such holder's New Common Stock. Each certificate representing share(s) of New Common Stock shall bear a legend indicating that the New Common Stock is subject to the Stockholders Agreement. The Stockholders Agreement will be effective as of the Effective Date. The Stockholders Agreement shall be satisfactory in form and substance to the Plan Proponents and the Ad Hoc Bondholders Committee, a substantially similar form of which is attached to the Plan as Exhibit L.


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8.27. Effectuating Documents/Further Transactions.

            Each of the Debtors (subject to the consent of the Futures Representative, the Bondholders' Committee and the Asbestos Claimants' Committee) and Reorganized Congoleum, and their respective officers and designees, is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be requested by the Plan Proponents, or as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan, the Exit Facility, or any other Plan Document, or to otherwise comply with applicable law.

8.28. Exemption from Certain Transfer Taxes and Recording Fees.

            Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to Reorganized Congoleum or to any other Person or entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

8.29. Section 346 Injunction.

            In accordance with section 346 of the Bankruptcy Code for the purposes of any state or local law imposing a tax, income will not be realized by the Estates, the Debtors or the Reorganized Debtors by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against the Debtors or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under the Plan.

8.30. Corporate Action.

            All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Congoleum, or any corporate action to be taken by, or required of the Debtors or Reorganized Congoleum shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities.


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8.31. Omnibus Claimant Settlement.

            (a) Omnibus Claimant Settlement Generally. The Plan implements a compromise and settlement with respect to each person whose Asbestos Personal Injury Claim was liquidated pursuant to or was subject to liquidation pursuant to the Claimant Agreement or a Pre-Petition Settlement Agreement, as the case may be, and the Omnibus Claimant Settlement shall be binding on such persons, the Claimants' Counsel, the Collateral Trustee, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee, the Debtors, the Reorganized Debtors, and the Plan Trust provided that the Omnibus Claimant Settlement is approved by the Bankruptcy Court. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan constitutes a motion for approval of, and the Confirmation Order shall constitute Bankruptcy Court approval of, the Omnibus Claimant Settlement. Upon Confirmation of the Plan, all Settled Claimants in Class 7A and all Settled Claimants with Litigation Rights in Class 7B shall receive the respective treatment described in Section 4.1(g) of the Plan and be bound by the Plan, including the Omnibus Claimant Settlement, even where such holder did not vote with respect to, or voted to reject, the Plan. Claimants' Counsel agree that they shall undertake to contact legal counsel for Settled Claimants who are represented by other attorneys and to recommend that such Settled Claimants vote in favor of the Plan and thus accept the Omnibus Claimant Settlement. The decision to vote for or against the Plan, however, shall rest with the individual Settled Claimants and their counsel.

            (b) Settlement Election and Voting. Each Settled Claimant that is a party to a Pre-Petition Settlement Agreement will be entitled to elect to be treated in the Omnibus Claimant Settlement as (i) a Settled Claimant, or (ii) a Settled Claimant with Litigation Rights. A Settled Claimant that is a party to a Pre-Petition Settlement Agreement shall only be entitled to be treated as a Settled Claimant with Litigation Rights if such Settled Claimant votes in favor of the Plan and elects on its ballot to be treated as a Settled Claimant with Litigation Rights. All other Settled Claimants, including all Settled Claimants party to a Pre-Petition Settlement Agreement who did not vote or did not make an election on their ballots to be treated as a Settled Claimant with Litigation Rights or who voted against the Plan, shall be bound to the Plan and shall be deemed to be Settled Claimants in Class 7A. Settled Claimants party to a Pre-Petition Settlement Agreement who elect on their ballot to participate in the Omnibus Claimant Settlement as Settled Claimants with Litigation Rights shall be entitled at any time after such ballot to revoke such election and thereupon shall be entitled to participate as a Settled Claimant. The ballots for voting with respect to the Plan shall also indicate that a vote accepting the Plan by any Settled Claimant shall operate to grant the releases by such Settled Claimant as contemplated herein as of the Effective Date. Voting procedures with respect to Class 7A and Class 7B shall be satisfactory to the Debtors, the Asbestos Claimants' Committee, Claimants' Counsel, the Futures Representative, the Bondholders' Committee and the Collateral Trustee.

            (c) Dismissals and Releases. The following dismissals and releases shall be implemented as part of the Omnibus Claimant Settlement:

                  (i) The Debtors, Bondholders' Committee and Futures Representative will dismiss with prejudice any and all claims asserted in the Avoidance Actions. The Debtors will further release all defendants in the Avoidance Actions from all claims made in the Avoidance Actions and all claims tolled pursuant to the order of the Bankruptcy Court in the Avoidance Actions. The defendants in the Avoidance Actions will dismiss with prejudice any and all


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counterclaims in the Avoidance Actions and release the Debtors from such claims except that the Settled Claimants with Litigation Rights may pursue the Scope of Continued Adversary Proceeding in the Continued Adversary Proceeding. As a condition precedent, the dismissals and releases referred to in Section 5.14(c)(i) of the Plan are subject to Confirmation of the Settlement Plan, which Plan shall contain the provisions of Section 5.14 of the Plan, the treatment set forth in Section 4.1(g) of the Plan and the condition set forth in section 10.2(l) of the Plan in each case in the form filed with the Bankruptcy Court on February 5, 2008 (the Plan with provisions in such form or in such other form as shall be agreed to by the Plan Proponents, the Collateral Trustee and Claimants' Counsel is referred to herein as the "Settlement Plan") and such dismissals shall be effective as of the Effective Date of the Settlement Plan, and if the Effective Date of the Settlement Plan does not occur, the Debtors, the Bondholders' Committee, and/or the Futures Representative may prosecute any and all such claims and the defendants in the Avoidance Action may prosecute their counterclaims. All of the defendants in the Avoidance Actions, the Claimants' Counsel, the Collateral Trustee, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee and the Debtors agree to a stay of such proceedings, other than the Scope of Continued Adversary Proceeding, and to a further tolling of all causes of action that could be asserted by the Debtors against the defendants in the Avoidance Actions until sixty (60) days after the Effective Date.

                  (ii) Effective as of the Effective Date, each of the Settled Claimants, the Claimants' Counsel, the Collateral Trustee, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee, the Debtors and Reorganized Congoleum (i) release each other from any and all claims arising out of or relating to the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement, including any claims relating to the negotiation, execution, implementation or enforcement thereof, and (ii) further release each other from any and all claims arising out of or related to the Pre-Petition Settlement Agreements, including any claims related to the negotiation, execution, implementation or enforcement thereof, except that Settled Claimants with Litigation Rights shall retain any and all rights to the Pre-Petition Settlement Agreements only with respect to the liquidated settlement amounts and as otherwise set forth under the Omnibus Claimant Settlement and the Debtors and the Plan Trust shall retain any and all rights with respect to the issues to be litigated in the Continued Adversary Proceeding.

                  (iii) Nothing herein shall in any way operate to release or affect the underlying asbestos-related tort claim of any Settled Claimant. The release to Claimant's Counsel herein relates, and arises out of, their role as Claimant's Counsel, but extends to them individually as well as in their capacity as Claimant's Counsel.

                  (iv) The Asbestos Claimants' Committee shall terminate its appeal with respect to the Bankruptcy Court's summary judgment decision on the Tenth Modified Joint Plan of Reorganization of Congoleum Corporation, et al., and the Asbestos Claimants' Committee, however, such termination of the appeal shall not have the effect of res judicata, collateral estoppel, law of the case, or any similar theory with regard to the issues to be litigated in the Continued Adversary Proceeding. With respect to any appeal by the Debtors, Bondholders' Committee and/or Futures Representative of the Bankruptcy Court's summary judgment order dated January 24, 2008 (concerning Counts XVII, XVIII, XIX, and XX in the Omnibus Avoidance Action), the defendants therein consent to a stay of such appeal until sixty (60) days after the Effective Date, but otherwise do not


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waive any rights with regard thereto, and such appeal shall be terminated within sixty (60) days following the Effective Date. The defendants in the Omnibus Avoidance Action do not agree, however, that such order is an appealable final order, and therefore do not agree that any such appeal would be properly taken. In such regard, if the Debtors, Bondholders' Committee and/or Futures Representative appeal such order, then the defendants in the Omnibus Avoidance Action intend to, out of an abundance of caution, cross-appeal the Bankruptcy Court's order dated August 27, 2007 (concerning Counts V and VI of the Omnibus Avoidance Action). Other than filing of such notices of appeal and only such other items that might be necessary to allow the District Court to consider the motion for stay, under the Omnibus Claimant Settlement, the parties agree that no further filings (including, but not limited to, defendants' statement of issues on appeal, defendants' designation of the record, a motion to dismiss the appeal, etc.) shall be necessary or shall be made before a stay of the appeal(s) is granted, and the parties agree to extend the deadline for filing any such other filings as necessary to allow a stay to be ordered prior to such filings. The stay shall be sought by motion filed by the Debtors, Bondholders' Committee and/or Futures Representative as soon as possible. Under the Omnibus Claimant Settlement, all parties agree that such appeal(s) shall not affect or prevent the prosecution of the Continued Adversary Proceeding in the Bankruptcy Court.

            (d) TDP. The TDP shall be in the form filed with the Settlement
Plan.

            (e) Provisions Governing Settled Claimants with Litigation Rights.

                  (i) The Settled Claimants with Litigation Rights may continue the Omnibus Avoidance Action against Congoleum Corporation (the "Continued Adversary Proceeding") to seek declaratory judgment that the liquidated amounts of their Pre-Petition Settlement Agreements may be recognized and treated in a plan of reorganization pursuant to Bankruptcy Code ss. 524(g) and Congoleum Corporation (or subsequent to the Effective Date, the Plan Trustee) may object to such declaratory judgment count (such limitation on the Continued Adversary Proceeding is referred to in the Plan and this Disclosure Statement as the "Scope of Continued Adversary Proceeding"). Consistent therewith, any initial amendment by such Settled Claimants with Litigation Rights to their declaratory judgment count pleading consistent with the Scope of Continued Adversary Proceeding shall be filed and served within twenty (20) days following the entry of the Disclosure Statement Approval Order. The Continued Adversary Proceeding shall be limited to the Scope of Continued Adversary Proceeding. The parties to the Continued Adversary Proceeding shall set and complete a pre-trial schedule on such declaratory judgment count in order that trial shall be held on such declaratory judgment count in the Continued Adversary Proceeding contemporaneously with the Confirmation Hearing. Consistent with Section 5.14(c) of the Plan, as of the Effective Date the Settled Claimants with Litigation Rights shall release all other claims, counterclaims and appeals from the Omnibus Avoidance Action and Sealed Avoidance Action, including any rights to appeal the Bankruptcy Court's summary judgment decision that a valid security interest was not conveyed to the Collateral Trustee or the claimants party to Pre-Petition Settlement Agreements in, the Pre-Petition Settlement Agreement, the Security Agreement and/or the Collateral Trust Agreement, except that such Settled Claimants with Litigation Rights may pursue the Scope of Continued


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Adversary Proceeding. Also as of the Effective Date, no party shall be entitled to appeal or challenge the Bankruptcy Court's summary judgment decision of December 28, 2007, to the extent that it determined certain rights of the claimants party to Pre-Petition Settlement Agreements, and no party shall be entitled to challenge the Pre-Petition Settlement Agreements, including, but not limited to, the validity of the settlements, their reasonableness, and/or the liquidated amounts thereof, and in consideration therefor, the Settled Claimants with Litigation Rights waive and release any claim that their settlements are secured and that their settlements constitute unsecured contract claims that must be paid in full outside of the TDP. The Settled Claimants with Litigation Rights and the Debtors may appeal any decision in the Continued Adversary Proceeding until a Final Order is obtained.

                  (ii) Upon the Effective Date of the Plan, the Reorganized Debtors will assign to the Plan Trust the Continued Adversary Proceeding, and the Plan Trustee shall step into the Debtors' place and otherwise replace the Debtors in the Continued Adversary Proceeding.

                  (iii) Settled Claimants with Litigation Rights will at a minimum be entitled in any event to the treatment afforded Settled Claimants in Class 7A as set forth in Section 4.1(g) of the Plan. Even if the Settled Claimants with Litigation Rights prevail in the Continued Adversary Proceeding or any appeal therefrom, such Settled Claimants with Litigation Rights shall seek only to assert their liquidated settlement amounts for payment subject to the Payment Percentage (as defined in the TDP and provided for under the TDP).

            (f) Effectiveness of Plan. The Plan shall become effective as of the Effective Date notwithstanding the pendency of the Continued Adversary Proceeding and any appeals therefrom by either the Settled Claimants with Litigation Rights or the Debtors and/or the Plan Trustee, as the case may be.

            (g) Additional Releases With Respect to Claimant Agreement. Without limitation of the releases granted in Section 5.14(c) of the Plan, the Settled Claimants party to the Claimant Agreement and Claimants' Counsel, as of the Effective Date, release Congoleum and the Collateral Trustee from all continuing obligations under the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement with respect to such Settled Claimants, including (i) Congoleum's obligation to pursue insurance coverage for claims settled on behalf of the Settled Claimants party to the Claimant Agreement in the Coverage Action,
(ii) Congoleum's obligation to obtain Claimants' Counsel's agreement to legal counsel for the Coverage Action, and (iii) Congoleum's obligation to obtain the consent of Claimants' Counsel prior to entering into any settlement of claims against Congoleum's insurers. All remaining causes of action in the Coverage Action will be assigned to the Plan Trust pursuant to the Insurance Assignment Agreement. As a result of the Omnibus Claimant Settlement and pending approval of such settlement in connection with Confirmation of the Plan, the Asbestos Claimants' Committee, Bondholders' Committee and Futures Representative shall support the Debtors' filing of a stay application before the State court and/or Bankruptcy Court as necessary to stay the Coverage Action until sixty (60) days after the Effective Date of the Plan.

            (h) Payment of Claimants' Counsel Fees and Expenses. Joseph F. Rice and/or Motley Rice, LLC (collectively "MR"), and Perry Weitz and/or Weitz & Luxenberg P.C. (collectively "WL") shall be reimbursed for any reasonable fees and/or expenses incurred through the Effective Date in connection with the Reorganization Cases (whether pre- or post-petition, and including, but not


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limited to, efforts to negotiate and obtain Confirmation of the Settlement Plan)
or the Avoidance Actions, or after the Effective Date, in connection with the Continued Adversary Proceeding ("Claimant's Counsel Expenses"), and the Expense Payments (as defined in and made under Section VI of the Claimant Agreement) shall be applied by MR and WL to such Claimant's Counsel Expenses. To the extent that either MR or WL do not expend the Expense Payments made under Section VI of the Claimant Agreement in connection with Claimant's Counsel Expenses, the remainder of the Expense Payment shall be paid to the Plan Trust by MR and/or WL within ninety (90) days following entry of a Final Order in the Continued Adversary Proceeding. In March 2006, MR and WL provided to the Debtors documentary support for $858,034.55 and $449,102.77, respectively, of fees and expenses expended and/or incurred by MR and WL. In June 2006, MR and WL provided to the Debtors documentary support for additional fees and expenses expended and/or incurred by MR and WL. The March 2006 and June 2006 submissions have been reviewed by the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors, and are not disputed and are approved. In January 2008, MR and WL provided to the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors documentary support for additional fees and expenses expended and/or incurred by MR and WL, and such submissions have been reviewed by the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors, and are not disputed and are approved. Prior to the Effective Date, MR and/or WL may periodically (but no more frequently than every sixty (60) days) provide to the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors documentary support of additional fees and expenses expended, and such parties shall have ten (10) Business Days to review such documentary support and confirm that such fees and expenses were reasonable and within the scope of Claimant's Counsel Expenses, and failure to respond within such time shall constitute approval. Upon the Effective Date, all previously approved Claimant's Counsel Expenses in excess of the Expenses Payments made under Section VI of the Claimant Agreement shall be paid to MR and WL. After the Effective Date, MR and/or WL may periodically (but no more frequently than every sixty (60) days) provide to the Plan Trustee documentary support of additional fees and expenses expended, and the Plan Trustee shall have ten (10) Business Days to review such documentary support and confirm that such fees and expenses were reasonable and within the scope of Claimant's Counsel Expenses, and failure to respond within such time shall constitute approval. After the Effective Date, payment of any approved fees and expenses shall be made within thirty (30) days of approval. Within forty-five (45) days following entry of a Final Order in the Continued Adversary Proceeding, MR and/or WL shall provide final documentary support for any fees and expenses incurred and/or expended for which they seek reimbursement under this provision and which have not been previously approved. Upon receipt of such final documentary support, the Plan Trustee shall have ten
(10) Business Days to review and approve the final documentary support and confirm that such fees and expenses were reasonable and within the scope of Claimant's Counsel Expenses, and failure to respond within such time shall constitute approval. Payment of any reasonable fees and expenses to MR and WL with respect to Claimant's Counsel Expenses in excess of the Expenses Payments made under Section VI of the Claimant Agreement shall be funded from the proceeds of the Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company. Any dispute arising under Section 5.14(h) of the Plan (including, but not limited to, whether fees and expenses have been incurred as set forth herein or whether a reimbursement should be made) shall be settled by binding arbitration between the objecting party and MR and/or WL, with Mark Epstein as arbitrator (or if he shall be unwilling or unable to serve in such capacity, by a single arbitrator agreed to by the objecting party and MR and/or WL, or if there is no agreement, appointed by the American Arbitration Association).


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            (i) Indemnification. The Plan Trust shall indemnify Claimants'
Counsel and the Collateral Trustee as and to the extent set forth in Section 4.6(c) of the Plan Trust Agreement filed with the Settlement Plan.

            (j) Collateral Trustee. On the Effective Date, the Reorganized Debtors shall reimburse the Collateral Trustee for the fees and expenses of the Collateral Trustee and the Collateral Trust that would have been subject to payment and/or reimbursement under the Collateral Trust Agreement. Prior to the Effective Date, the Collateral Trustee may periodically (but no more frequently than every 60 days) provide to the Debtors documentary support of such fees and expenses, and the Debtors shall have ten (10) business days to review such documentary support and confirm that such fees and expenses are subject to this provision, and failure to respond within such time shall constitute approval. Upon the Effective Date, all previously approved fees and expenses shall be paid to the Collateral Trustee. Any dispute arising under Section 5.14(j) of the Plan (including, but not limited to, whether fees and expenses have been incurred or whether a reimbursement should be made) shall be settled by binding arbitration between the Collateral Trustee and the Reorganized Debtors with Mark Epstein as arbitrator (or if he shall be unwilling or unable to serve in such capacity, by a single arbitrator agreed to by the parties, or if there is no agreement, appointed by the American Arbitration Association).

            (k) Settlement Not Approved by the Bankruptcy Court. In the event that the Omnibus Claimant Settlement is not approved by a Final Order of the Bankruptcy Court, nothing in the Plan shall not be deemed an admission or used as evidence by any party in interest and all Causes of Action pending against Settled Claimants (including any Settled Claimants with Litigation Rights) and all defenses thereto shall be fully reserved.

8.32. Intercompany Settlement.

            (a) The Plan implements a compromise and settlement with respect to ABI, the ABI Claims and the Intercompany Agreements (as set forth in Section
5.15 of the Plan, the "Intercompany Settlement"). Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan shall constitute a motion for approval of, and the Confirmation Order shall authorize and constitute Bankruptcy Court approval of, the Intercompany Settlement.

            (b) On the Effective Date, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, in full and final satisfaction of the ABI Claims, and for good and valuable consideration including ABI's agreement to the treatment specified in the Plan for the ABI Claims and the Claims and Interests asserted by other parties in interest, the ABI Settlement shall be effectuated in accordance with the following terms:

                  1. All ABI Claims, including without limitation ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the
Plan), shall be deemed Disallowed and expunged.


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                  2. All Intercompany Agreements shall be deemed rejected, and any and all ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with
Section 5.15(b)(4)(B) of the Plan) arising therefrom shall be deemed Disallowed and expunged.

                  3. ABI and Reorganized Congoleum shall enter into and effectuate the New ABI Agreement, which shall be consistent with the Intercompany Term Sheet, and which shall govern the relationship between ABI and Reorganized Congoleum upon the Effective Date.

                  4. The ABI Parties and ABI and their respective
Representatives (in their capacities as such) shall be deemed to have received and exchanged mutual general releases with and from the Debtors, their Estates and Reorganized Congoleum, such that:

                        A. As of the Effective Date, the Debtors, their Estates and Reorganized Congoleum shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, demands, debts, rights, causes of action and liabilities (other than their rights to enforce the terms of the Intercompany Settlement, the New ABI Agreement and the ABI Canada License Agreement, as amended by Section 5.15(b)(5) of the Plan, and their rights to payment of not more than $2 million on account of net Unpaid Intercompany Amounts remaining after intercompany offsets of Unpaid Intercompany Amounts), including without limitation Bankruptcy Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, Reorganized Congoleum, the Reorganization Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or Reorganized Congoleum, as of the Petition Date or thereafter, against the ABI Parties, ABI and/or their respective Representatives (in their capacities as such); and

                        B. As of the Effective Date, the ABI Parties, ABI and their respective Representatives (in their capacities as such) shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, demands, debts, rights, causes of action and liabilities (other than their rights to enforce the terms of the Intercompany Settlement, the New ABI Agreement and the ABI Canada License Agreement, as amended by Section 5.15(b)(5) of the Plan, and their rights to payment of not more than $2 million on account of net Unpaid Intercompany Amounts remaining after intercompany offsets of Unpaid Intercompany Amounts), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, Reorganized Congoleum, the Reorganization Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the ABI Parties, ABI and their respective Representatives (in their capacities as such), as of the Petition Date or thereafter, against the Debtors, their Estates or Reorganized Congoleum.


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

                  5. The ABI Parties Canada License Agreement shall be deemed to have been assumed by Congoleum and become an obligation of Reorganized Congoleum, provided, however, that Article 7.02 of the ABI Canada License Agreement shall be modified so that the "Term" thereof shall expire two years from the Effective Date and the ABI Canada License Agreement shall be deemed amended accordingly as of the Effective Date without any further action of any Person or Entity.

8.33. Deemed Consolidation of Debtors For Plan Purposes Only.

            Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under the Plan for Plan purposes only. Each and every Claim filed or to be filed against any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors. Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section 8.33) affect: (i) the legal and organizational structure of the Debtors; or (ii) any Liens that are required to be maintained under the Plan (A) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (B) pursuant to the Plan, or (C) in connection with any Exit Facility. Notwithstanding anything contained in the Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on any of the Claims being reinstated and left unimpaired under the Plan, and the legal, equitable, and contractual rights to which the holders of any such Claims are entitled shall be left unaltered by the Plan.

8.34. Put/Call Agreement.

            On the Effective Date, the Plan Trust will execute and deliver the Put/Call Agreement and, to the extent that they have not done so already, Reorganized Congoleum and the Backstop Participants will also execute and deliver to the other parties thereto the Put/Call Agreement and the Put/Call Agreement will be binding on the Plan Trust and Reorganized Congoleum, without any further action of any party.


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            The following is an overview of the material terms and provisions of the Put/Call Agreement:(2)

                               Put/Call Agreement
                               ------------------

Put Right:                       The Plan Trust has the right to sell all, but
                                 not less than all, of the Plan Trust Common
                                 Stock to the Backstop Participants for an aggregate purchase price of $5.25 million
                                 (the "Put Purchase Price") during the 60 days following the Effective Date.

Put Right Exercise:              Each of the Additional Backstop Participants
                                 will be obligated to purchase their Pro Rata
                                 Portion of the Trust Shares and to pay their corresponding portion of the Put Purchase
                                 Price and each of the Initial Backstop
                                 Participants will be obligated to purchase their Pro Rata Portion of the Unallocated
                                 Trust Shares and to pay their corresponding portion of the Put Purchase Price.

Call Right:                      The Backstop Participants may purchase all,
                                 but not less than all, of the Plan Trust
                                 Common Stock for an aggregate purchase price of $7.5 million (the "Call Purchase Price") during the 90 days following the Effective
                                 Date

Call Right Exercise by Initial   The exercising Initial Backstop Participant
Backstop Participant:            shall be obligated to purchase its Pro Rata
                                 Portion of the Trust Shares and shall also deliver a copy of the Call Exercise Notice to each other Backstop Participant concurrently with the delivery of the Call Exercise Notice to the Trustee.

                                 Each Additional Backstop Participant shall have the right to elect to either (i) participate in the Call Right by purchasing its Pro Rata Portion of the Trust Shares, or (ii) refuse to participate in the Call Right in any capacity.

                                 Each Initial Backstop Participant other than the Exercising Bondholder shall have the right to elect to (i) participate in the Call Right by purchasing its Pro Rata Portion of the Trust Shares, (ii) not only purchase its Pro Rata Portion of the Trust Shares but also its Pro Rata Portion of the Unallocated Trust Shares, or (iii) refuse to participate in the Call Right in any capacity.

----------
(2) This summary of the Put/Call Agreement is superseded by the actual terms and provisions of the Put/Call Agreement, a copy of which is provided as
      Exhibit I to the Plan. Any capitalized terms not otherwise defined in the Plan shall have the meanings ascribed to them in the Put/Call Agreement.


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

Call Right Exercise by           The exercising Additional Backstop
Additional Backstop Participant: Participant shall be obligated to purchase its Pro Rata Portion of the Trust Shares and shall also deliver a copy of the Call Exercise
                                 Notice to each Initial Backstop Participant and to each other Additional Backstop Participant concurrently with the delivery of the Call
                                 Exercise Notice to the Trustee.

                                 Each Backstop Participant shall have the right to elect to (i) participate in the Call Right by purchasing its Pro Rata Portion of the Trust Shares, (ii) not only purchase its Pro Rata Portion of the Trust Shares but also its Pro Rata Portion of the Unallocated Trust Shares; provided, however, that no Additional Backstop Participant (including any Exercising Bondholder that is an Additional Backstop Participant) may purchase its Pro Rata Portion of the Unallocated Trust Shares if any Initial Backstop Participant has elected to purchase its Pro Rata Portion of the Unallocated Trust Shares, or (iii) refuse to participate in the Call Right in any capacity.

                                 The Exercising Bondholder shall be solely responsible for purchasing all of the Unallocated Trust Shares unless (i) any Initial Backstop Participant has elected to purchase its Pro Rata Portion of the Unallocated Trust Shares in which case all of the Unallocated Trust Shares shall be purchased by such Initial Backstop Participants so electing, or (ii) if no Initial Backstop Participant elects to purchase its Pro Rata Portion of the Unallocated Trust Shares, the Exercising Bondholder together with any other Additional Backstop Participant that has elected to purchase their Pro Rata Portion of the Unallocated Trust Shares will each be obligated to purchase their Pro Rata Portion of the Unallocated Trust Shares and to pay their corresponding portion of the Call Purchase Price.

Commitment Fee:                  Congoleum will be required to pay to the
                                 Initial Backstop Participants a commitment fee of $262,500 regardless of whether the Plan is confirmed or the Effective Date occurs.


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

Fee & Expense Reimbursement:     Congoleum will be required to reimburse or
                                 pay up to $150,000 of the standard fees and out-of-pocket expenses of one law firm retained by the Initial Backstop Participants for purposes of negotiating and drafting the Put/Call Agreement and consummating the transactions contemplated thereby and incurred since December 1, 2007, provided, however, that if the Initial Backstop
                                 Participants' fees and expenses for such purposes exceed $150,000 due to delays in the process of confirming the Plan or other causes beyond the control of the Initial
                                 Backstop Participants, the Initial Backstop
                                 Participants may request reimbursement for such additional fees and expenses.

Indemnity:                       Congoleum will be required to indemnify the
                                 Backstop Participants to the extent set forth in the Put/Call Agreement.

Termination Rights:              The Initial Backstop Participants may
                                 terminate the Put/Call Agreement if (i) the Bankruptcy Court has not entered an order approving the Put/Call Agreement, the exhibits attached thereto, and the payment of the Commitment Fee and such order has not become a final order by March 31, 2008; (ii) the Commitment Fee is not paid within three
                                 (3) business days of the date when due; and
                                 (iii) if (a) the Bankruptcy Court has not entered the Confirmation Order, (b) such Confirmation Order has not become a final order, and (c) the Effective Date have not all occurred by June 30, 2008 (the
                                 "Termination Deadline").

Extension of Termination         The Termination Deadline shall be
Deadline:                        automatically extended through September 5,
                                 2008 so long as (i) the Bankruptcy Court has entered the Confirmation Order by June 30,
                                 2008; (ii) the parties are proceeding in good faith and are using their best efforts to cause the Confirmation Order to become a final order and/or to cause the Effective Date to occur and
                                 (iii) no material adverse change has occurred to Congoleum's business, financial condition, or financial prospects.

      There is a risk that certain of the conditions described above, and more fully described in the Put/Call Agreement, may not occur and/or that additional fees may need to be paid to the Initial Backstop Participants should any further extensions of the Put/Call Agreement be negotiated.


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8.35. Put/Call Participation.

            Until the expiration of the Election Deadline, any holder of an Allowed Secured Note Claim that is an Eligible Holder will have the opportunity to participate in the Put/Call Agreement to the extent described therein. Among other representations required by the Put/Call Agreement, all Backstop Participants must represent that they are a "qualified institutional buyer," as such term is defined in Rule 144(A) promulgated under the Securities Act of 1933, as amended.

                                   ARTICLE 9
                            ESTIMATED CLAIMS BY CLASS

            The Company and its professionals have attempted to determine the number and amount of Asbestos Claims likely to be asserted in the case. There are such inherent difficulties in doing so that no representation can be made as to the precise accuracy of such information. Nonetheless, the Company provided estimates of Claims against the Company in the Tenth Disclosure Statement which the Plan Proponents have incorporated below into the relevant classes under the Plan.

9.1.  Claims other than Asbestos Claims

      (a)   Administrative Expense Claims

            The Company has estimated that the costs and expenses of the Reorganization Cases will likely total approximately $100 million (before any reimbursement of Coverage Costs), including the costs of professionals retained during the Reorganization Cases.

      (b)   Priority Tax Claims

            The Company has stated it is likely that there will be few, if any, Priority Tax Claims.

      (c)   Priority Claims (Class 1)

            The Company obtained approval of the Bankruptcy Court to pay Priority Claims in the ordinary course of business, including wages due to employees and contributions on its employees' behalf to employee benefit plans. The Company has stated that there will be few, if any, Priority Claims remaining unpaid at the Effective Date.

      (d)   Lender Secured Claims (Class 2)

            The Company has estimated that the Lender Secured Claims (Class 2) total approximately $11.8 million.

      (e)   Senior Note Claims (Class 4)

            The Company noted that it expects that the Senior Note Claims total approximately $100 million, plus accrued interest.


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      (f)   Workers' Compensation Claims (Class 5)

            According to the Company, as of the Petition Date, the current incurred liability was estimated to be approximately $3.2 million.

      (g)   ABI Claims (Class 6)

            The Company has estimated such Claims total approximately $1.8 million.

      (h)   General Unsecured Claims (Class 9)

      As described in Section 5.8 above, the Plan Proponents, after consulting with their financial advisors and the Company, understand that there are two General Unsecured Claims relating to pre-petition periods that remain unpaid. Pursuant to a Bankruptcy Court order, Kaplan holds an Allowed General Unsecured Claim in the amount of $22,145.12 that remains unpaid. Wausau has submitted a proof of claim against the Debtors for an unspecified amount relating to certain reimbursements for alleged overpayments of indemnity limits, defense costs, and interest. Wausau's claim remains unresolved. An evidentiary hearing on Wausau's claims is scheduled for March 20, 2008.

      The Company obtained authority from the Bankruptcy Court at the beginning of the Reorganization Cases to pay operating expenses and trade claims in the ordinary course of business, when such claims become due. In addition, all executory contracts (other than contracts with ABI which are treated in the Class of ABI Claims) will be assumed. Therefore, the Plan Proponents believe that any other General Unsecured Claims included in Class 9 will be de minimus.

9.2.  Asbestos Claims

      (a)   Asbestos Property Damage Claims (Class 8)

            According to the Company, the aggregate amount of Allowed Asbestos Property Damage Claims is approximately $133,000 and does not exceed the amount of proceeds from insurance coverage available for such Claims.

      (b)   Asbestos Personal Injury Claims (Class 7)

            Consistent with the disclosure statements filed by the Debtors and approved by the Bankruptcy Court, the Plan Proponents have not provided an estimate of Asbestos Personal Injury Claims due to the uncertainties and difficulties inherent in determining the number and amount of Asbestos Personal Injury Claims. However, the Debtors have asserted that as of the Petition Date there were approximately 22,000 pending lawsuits (including workers' compensation cases) involving approximately 106,000 individuals alleging personal injury or death from exposure to asbestos or asbestos-containing products. Moreover, under the terms of the Claimant Agreement, 79,630 claims meeting the requirements of the Claimant Agreement with a settlement value in excess of $466 million were processed. In addition, pre-existing settlement agreements and trial-listed settlement agreements with claims secured by the Collateral Trust total approximately $25 million. As a result of tabulating ballots on its Fourth Modified Plan, the Company is also aware of claims by claimants whose claims were not determined under the Claimant Agreement but who have submitted claims with a value of approximately $512 million. The Plan Proponents believe that the classification and treatment provided by the Plan complies with applicable law and is fair and equitable.


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                                   ARTICLE 10
                                RISKS OF THE PLAN

10.1. General

            The following is intended as a summary of certain risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each holder of a Claim with such holder's own counsel and other advisors.

10.2. Confirmation Risks

            For the Plan to be confirmed, each Impaired Class of Claims is given the opportunity to vote to accept or reject the Plan. With regard to the Impaired Classes which vote on the Plan, the Plan will be deemed accepted by a Class of Impaired Claims if the Plan is accepted by holders of Claims of such Class who hold at least two-thirds in dollar amount and more than one-half in number of the total Allowed Claims of such Class actually voting on the Plan. Only those members of a Class who vote to accept or reject the Plan will be counted for voting purposes. The Plan must also comply with the requirements of section 524(g) of the Bankruptcy Code. Thus, if votes of holders of Claims in Classes 4, 6, 7, and 8 are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan and issue a supplemental injunction under section 524(g) of the Bankruptcy Code, the Plan Proponents intend to seek, as promptly as practicable, confirmation of the Plan.

            Any objection to the Plan by a party in interest could either prevent, or delay for a significant period of time, Confirmation of the Plan. The Plan Proponents expect insurers that filed reservations of rights in connection with the Futures Representative's July 3, 2007 plan filing to object to Confirmation of the Plan.

            Moreover, although the Plan Proponents believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court (including the cramdown requirements specified in Section 7.3(a)(4)(ii) above with respect to Congoleum Interests which have been deemed to reject the Plan), there can be no assurance that the Bankruptcy Court will reach the same conclusion.

10.3. Insurance Coverage for Plan Trust Asbestos Claims

            Congoleum's insurers have asserted that Congoleum does not have the right to negotiate or agree to claims resolution criteria and bankruptcy trust distribution procedures as part of its plan of reorganization over their objections and/or without their consent and/or without their participation and that Congoleum has breached and continues to breach the terms of its insurance policies when it negotiates claims resolution criteria as part of its plan of reorganization and bankruptcy trust distribution procedures without their participation or consent. According to Congoleum's insurers, Congoleum has


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violated numerous provisions in its insurance policies by negotiating claims resolution criteria as part of its plan of reorganization and bankruptcy trust distribution procedures without insurers' participation or consent, including consent-to-settlement clauses, cooperation clauses, consent-to-assignment clauses, and other clauses. In addition, the insurers have asserted that the claims resolution criteria in the plan of reorganization and bankruptcy trust distribution procedures are unfair and unreasonable and were not and are not being negotiated in good faith and are the result of improper "collusion" among counsel representing Asbestos Claimants and Congoleum and that, for these reasons as well as others, the insurers do not and will not owe coverage for any claims resolved and/or paid under the bankruptcy trust distribution procedures. Various insurers have written letters objecting to Congoleum's plan and trust distribution procedures and stating various reasons for contending that Congoleum was and is in breach of insurance policies and various reasons for contending that the insurers will not owe coverage for claims resolved or paid under terms of Congoleum's plan.

            Because of the risks involved with respect to the effects of various potential rulings by the Bankruptcy Court or an appeal thereof, as well as the uncertainty in the resolution of any present or future Asbestos Insurance Action, including the Coverage Litigation, the ultimate value of the insurance proceeds that will be available to the Plan Trust is uncertain. The Plan Proponents have addressed the potential impact of this uncertainty on the Plan Trust by authorizing the Plan Trustee, with the consent of the TAC and the Futures Representative, to amend the TDP and/or the Plan Trust Agreement under certain circumstances. Moreover, the possibility that one or more of the insurance companies may become insolvent in the future may impact the value of Congoleum's insurance coverage, and thus the value of the Plan Trust Assets.

            As noted in Section 2.3(a) above, on May 18, 2007, the Superior Court of New Jersey issued its decision on the Phase I trial, ruling that the Claimant Agreement is an unreasonable agreement, not made in good faith, and therefore Congoleum's insurers have no coverage obligations for the Claimant Agreement. The Confirmation condition and risk discussed in Section 10.6 below should eliminate coverage issues with respect to the Claimant Agreement. However, while the Plan Proponents have attempted to address insurer objections in the TDP associated with the Plan, there can be no assurance that insurer objections similar to those noted above with respect to plans proposed by Congoleum will not be made with respect to such TDP. Counsel for First State Insurance Company and Twin City Fire Insurance Company, Wausau, Continental Casualty Company and Continental Insurance Company, and Certain London Market Insurance Companies have each sent letters to the Plan Proponents identifying some of their objections and concerns with, among other things, the TDP filed with the Futures Representative's previous plan.

10.4. Distributions under the TDP

            Payments that will be made on Plan Trust Asbestos Claims will be determined under the TDP, the Plan and the Plan Trust Agreement and will be based on one hand, upon estimates of the number, types and amount of present and expected future Plan Trust Asbestos Claims and, on the other hand, on the value of the Plan Trust Assets, the liquidity of the Plan Trust Assets, the Plan Trust's expected future expenses and income, as well as other material matters that are reasonable and likely to affect the sufficiency of funds to pay all holders of Plan Trust Asbestos Claims. There can be no certainty as to the precise amounts that will be distributed by the Plan Trust in any particular time period or when Plan Trust Asbestos Claims will be paid by the Plan Trust.


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10.5. Risk of Post-Confirmation Default

            Although no guarantees can be given, the Plan Proponents believe that the cash flow generated by the Reorganized Debtors' business and assets will be sufficient to pay their ongoing obligations under their long-term debt and business expenses. At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible in order to confirm the Plan.

10.6. Exit Facility

            There can be no assurance that the Company will be able to reach terms with lenders to provide the Exit Facility needed for the Company to emerge from bankruptcy.

10.7. Omnibus Claimant Settlement

            The Omnibus Claimant Settlement is an integral part of the Plan. There can be no assurance that the Bankruptcy Court will approve the Omnibus Claimant Settlement.

10.8. Put/Call Agreement

            There is a risk that certain of the conditions in the Put/Call Agreement, as described therein and in section 8.34 above, may not occur and/or that additional fees may need to be paid to the Initial Backstop Participants should any further extensions of the Put/Call Agreement be negotiated. Moreover, there can be no assurance that the Bankruptcy Court will approve the Put/Call Agreement.

            As described in the Put/Call Agreement, any Initial Backstop Participant may terminate the Put/Call Agreement if:

                  (a) The Bankruptcy Court has not entered an order approving the Put/Call Agreement, the exhibits attached thereto, and the payment of the Commitment Fee and such order has not become a final order by March 31, 2008.

                  (b) The Commitment Fee is not paid within three (3) business days of the date when due.

                  (c) (i) The Bankruptcy Court has not entered the Confirmation Order, (ii) such Confirmation Order has not become a final order, and (iii) the Effective Date have not all occurred by June 30, 2008, provided however, that, the June 30, 2008 deadline for the Confirmation Order to become a final order and the Effective Date to occur shall be automatically extended through September 5, 2008 so long as (x) the Bankruptcy Court has entered the Confirmation Order by June 30, 2008; (y) the parties are proceeding in good faith and using their best efforts to cause the Confirmation Order to become a final order and/or to cause the Effective Date to occur and (z) no material adverse change has occurred to Congoleum's business, financial condition or financial prospects.


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

      In the event that any of the Initial Backstop Participants terminate the Put/Call Agreement for the reasons stated above and in the Put/Call Agreement, the parties will work in good faith to negotiate new terms for the Put/Call Agreement, if necessary.

                                   ARTICLE 11
            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

            If the Plan is not confirmed and consummated, the alternatives to the Plan include (a) liquidation of the Company under Chapter 7 of the Bankruptcy Code; (b) an alternative plan of reorganization, including a plan of reorganization proposed by the CNA or other parties in interest, and (c) dismissal of the Reorganization Cases.

11.1. Liquidation under Chapter 7

            If no plan can be confirmed, the Reorganization Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests and a Liquidation Analysis with respect to the Debtors are set forth above in Section 7.3(a)(1) - "Best Interests Test." The Plan Proponents agree that the timing of the distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan, because, among other things, (a) a Chapter 7 trustee would not receive the benefits of the enterprise value represented by the shares of Plan Trust Common Stock to be issued by Reorganized Congoleum to the Plan Trust, and (b) the ability of the trustee in a Chapter 7 case to negotiate settlements with Asbestos Insurance Companies is likely to be impaired.

            Attached hereto as Exhibit B is a Liquidation Analysis, which was prepared based on asset valuations provided by the Debtors, which assumes that a bankruptcy case under Chapter 7 is commenced immediately and that the Debtors' assets are liquidated by a Chapter 7 trustee in an orderly liquidation. The Liquidation Analysis is based upon a number of estimates and assumptions which, are inherently beyond the control of the Plan Proponents or any Chapter 7 trustee. Accordingly, there can be no assurances that the values reflected in the Liquidation Analysis would be realized if the Debtors were to undergo such a Chapter 7 liquidation; actual results could vary materially from those shown in Exhibit B. In addition, any liquidation would necessarily take place in the future under circumstances which presently cannot be predicted. Accordingly, if the Estates were liquidated, the actual liquidation proceeds could be materially lower or higher than the amounts set forth in Exhibit B, and no representation or warranty can be made with respect to the actual proceeds that could be received in a Chapter 7 liquidation.

11.2. Alternative Plan of Reorganization

            The Plan Proponents believe that the Plan provides a greater recovery to the holders of valid Claims than any plan filed or proposed to date and is otherwise in the best interests of the Debtors' Estates, but holders of Claims must rely on their own examination of the terms of any plan of reorganization that is filed and has not been ruled to be unconfirmable as a matter of law.


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

11.3. Dismissal of Cases

            Under Section 1112(b) of the Bankruptcy Code, the Bankruptcy Court can dismiss the Reorganization Cases if it finds that dismissal is in the best interests of creditors and the Estates. After dismissal, Claims against the Debtors would be resolved in accordance with applicable nonbankruptcy law. The Plan Proponents believe that the Debtors lack sufficient assets to pay all Asbestos Personal Injury Claims and other Claims.

            THE PLAN PROPONENTS BELIEVE THAT THE CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES BECAUSE IT SHOULD PROVIDE GREATER RECOVERIES THAN THOSE AVAILABLE IN LIQUIDATION OR UNDER ANY ALTERNATIVE PLAN.

                                   ARTICLE 12
               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF CLAIMS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF CLAIMS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS UNDER THE IRC; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF U.S. TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER. HOLDERS OF CONGOLEUM INTERESTS ARE NOT BEING SOLICITED PURSUANT TO THIS DISCLOSURE STATEMENT AND THEREFORE THE CONSEQUENCES OF THE CANCELLATION OF CONGOLEUM INTERESTS TO THE HOLDERS THEREOF IS NOT ADDRESSED HEREIN.

            A summary description of certain United States federal income tax consequences of the Plan is provided below. This summary is for informational purposes only and should not be relied upon for purposes of determining the specific tax consequences of the Plan to a particular holder of a Claim. Only the principal United States federal income tax consequences of the Plan to Congoleum, the Plan Trust and certain impaired holders of Claims are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service or any other taxing authority have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the Internal Revenue Service or any other taxing authority. No assurance can be given that the Internal Revenue Service or any other taxing authority would not assert, or that a court would not sustain, a different position from any discussed herein.


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

            This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be important to a particular holder of a Claim in light of such holder's individual investment circumstances or to certain types of holders of Claims subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons), all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any foreign, state, or local tax considerations. In addition, this summary does not address the possible application of IRC provisions and United States Treasury regulations concerning reportable transactions, which include transactions with respect to which, under certain circumstances, taxpayers claim losses.

            This summary is not intended to constitute a complete analysis of all tax considerations relevant to a particular holder of a Claim. Each holder of a Claim should seek advice from its own independent tax advisors concerning the United States federal, state, local, foreign income and other tax consequences of the Plan to them in light of their particular circumstances.

12.1. Tax Consequences to Congoleum

      (a)   Discharge of Indebtedness

            In general, a taxpayer must include in gross income the amount of any indebtedness that is cancelled ("COD Income") during the taxable year. However, Section 108(a)(1)(A) of the IRC provides an exception to this rule where a taxpayer is subject to the jurisdiction of a bankruptcy court and the cancellation of indebtedness is granted by, or effected pursuant to, a plan approved by such court, as would be the case upon the confirmation of the Plan. In this event, rather than being included in gross income, the COD Income is applied to reduce the following tax attributes of the taxpayer in the following order: net operating losses, business and minimum tax credit carry forwards, capital loss carry forwards, the basis of the taxpayer's assets, and foreign tax credit carry forwards (collectively, the "Tax Attributes"). Under Section 108(b)(5) of the IRC, a taxpayer may elect to first apply the reduction to the basis of the taxpayer's depreciable assets, with any remaining balance applied to the other Tax Attributes in the order stated above. Additionally, Section 108(e)(2) of the IRC provides that no COD Income is realized to the extent that the taxpayer's satisfaction of the cancelled debt would have given rise to a tax deduction for United States federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow the taxpayer's debt to be cancelled without the recognition of income by the taxpayer and without reduction of its Tax Attributes. Furthermore, under Section 108(e)(8) of the IRC, a corporation that acquires its debt in exchange for stock is deemed to have satisfied the indebtedness with an amount of money equal to the fair market value of the stock. The effect of Section 108(e)(8) will also be to reduce the level of the recognition of income by the taxpayer and the reduction of Tax Attributes.

            Pursuant to the Plan, although an amount of Asbestos Claims will be paid, holders of Asbestos Claims may receive less than 100% of the face value of their Claims and thus an amount of Asbestos Claims also may be cancelled. However, such cancellation of Asbestos Claims generally will not result in COD Income to Reorganized Congoleum because payment of the Asbestos Claims would have given rise to tax deductions for Reorganized Congoleum. The forgiveness of accrued and unpaid interest on the Senior Notes will likely result in COD Income


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

to Reorganized Congoleum to the extent that such accrued and unpaid interest has been previously deducted by Congoleum for United States federal income tax purposes. Further, the Plan is likely to result in a deemed exchange of old Senior Notes for deemed new notes. Such deemed exchange will result in COD Income only if, among other things, the "issue price" of the deemed new notes is less than the principal amount of the old Senior Notes. The issue price of the deemed new notes will be their fair market value at the time of the deemed exchange if a substantial amount of old Senior Notes or the deemed new notes are "traded on an established market" within the meaning of applicable Treasury regulations. If neither are so traded, the issue price of the deemed new notes will be their principal amount (so long as the interest rate on the deemed new notes at the time of the deemed exchange exceeds a certain threshold). The issue price of the deemed new notes (that is, the New Senior Notes under the Plan) will be less than the principal amount of the old Senior Notes and, therefore, Reorganized Congoleum will recognize COD Income from the deemed exchange.

            In addition, although the terms of the Exit Facility have not yet been determined, the Plan Proponents believe it unlikely that replacement of the Existing Credit Agreement with the Exit Facility will result in COD Income to Reorganized Congoleum. Although adoption of the Exit Facility may be viewed, for United States federal income tax purposes, as an exchange of one debt instrument for another, such deemed exchange will result in COD Income only if, among other things, the principal amount of the debt under the Exit Facility is less than the principal amount of the debt under the Existing Credit Agreement or if the interest rate on the debt under the Exit Facility is less than a certain threshold, neither of which is expected to occur.

            Notwithstanding the foregoing, in the event that the discharge of indebtedness pursuant to the Plan were to cause Reorganized Congoleum to recognize COD Income, neither the Plan Proponents nor Congoleum have determined whether it would make the election under Section 108(b)(5) of the IRC to apply any required Tax Attribute reduction first to depreciable property, with any excess next applied to reduce other Tax Attributes. In this regard, as of December 31, 2006, Congoleum reports that it had net operating losses ("NOLs") of approximately $30.5 million.

      (b)   Net Operating Losses

            As a result of potential existing NOLs and additional deductions that will be generated by the resolution of certain asbestos-related claims, the Company has reported that it expects Reorganized Congoleum to have an NOL after emerging from bankruptcy. The amount of the NOL may be reduced somewhat by any COD Income realized upon emerging from bankruptcy.

            The extent to which Reorganized Congoleum will be able to utilize its NOLs after emerging from bankruptcy will depend on Section 382 of the IRC, which generally imposes an annual limitation (the "Section 382 Limitation") on a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses recognized within a five-year period following an ownership change) if a corporation undergoes an ownership change. The annual Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post-change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change


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

multiplied by the long-term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-exempt rate is published monthly by the Internal Revenue Service and is intended to reflect current interest rates on long-term tax-exempt debt obligations. For January 2008, the rate is 4.34%.
Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. As discussed below, however, a special exception from these rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

            In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points in the aggregate over the lowest percentage owned by them at any time during the applicable "testing period" (generally, the shorter of (a) the 36-month period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). Reorganized Congoleum will be issuing Plan Trust Common Stock under the Plan to the Plan Trust, which will represent 50.1% of the outstanding stock of Reorganized Congoleum on the Effective Date and will result in an ownership change under
Section 382 of the IRC.

            Even though such an ownership change occurs, it may not give rise to any limitation on Reorganized Congoleum's ability to use its NOLs after emergence from bankruptcy. Section 382(1)(5) of the IRC provides a special rule applicable in the case of a bankruptcy reorganization (the "Section 382(1)(5) Exception"). If a corporation qualifies for the Section 382(1)(5) Exception, the annual Section 382 Limitation will not apply to the corporation's NOLs. The
Section 382(1)(5) Exception does, however, require that the corporation's NOL carryovers be computed without taking into account the aggregate amount of all interest deductions in respect of debt exchanged for the corporation's stock during the three prior taxable years and the portion of the current taxable year ending on the date of the ownership change.

            A corporation that is reorganized in bankruptcy will qualify for the
Section 382(1)(5) Exception if the corporation's pre-bankruptcy shareholders and holders of certain debt ("Qualifying Debt") own at least 50% of the stock of the corporation after the reorganization, and the corporation does not "elect out" of the Section 382(1)(5) Exception. Qualifying Debt is a claim which (i) was held by the same creditor for at least 18 months prior to the bankruptcy filing or (ii) arose in the ordinary course of a corporation's trade or business and has been owned, at all times, by the same creditor. Indebtedness will be treated as arising in the ordinary course of a corporation's trade or business if such indebtedness is incurred by the corporation in connection with the normal, usual or customary conduct of the corporation's business. While not free from doubt, Congoleum has indicated that it expects that certain asbestos-related claims will qualify as Qualifying Debt, and that the stock acquired by the Plan Trust should be treated as stock acquired in exchange for Qualifying Debt within the meaning of the Section 382(1)(5) Exception.

            If Reorganized Congoleum does not qualify for the Section 382(1)(5) Exception, Reorganized Congoleum would be subject to an annual Section 382 Limitation. Under Section 382(1)(6) of the IRC, if a corporation is otherwise not eligible for the Section 382(1)(5) Exception (or if it elects out of Section 382(1)(5)), then the annual Section 382 Limitation is calculated by taking into account the increase in equity value resulting from the issuance of equity upon emergence in exchange for debt claims.

      Assuming that Reorganized Congoleum qualifies for the Section 382(1)(5) Exception, Section 382(l)(5) of the IRC provides that if a company that utilizes the Section 382(1)(5) Exception undergoes another ownership change within two years, that company's NOL is reduced to zero. Thus, if either the put right or the call right is exercised under the Put/Call Agreement, Reorganized Congoleum may be prevented from utilizing the Section 382(l)(5) Exception and will be subject to a low annual limitation on the use of its NOLs if such exercise is considered an ownership change within two years after emergence.

      (c)   Transfers to the Plan Trust

            The Treasury regulations promulgated under Section 468B of the IRC provide that a fund, account, or trust will constitute a qualified settlement fund ("QSF") if it satisfies three conditions. First, the fund, account, or trust must be established pursuant to an order of or be approved by a government authority, including a court, and must be subject to the continuing jurisdiction of that government authority. Second, the fund, account, or trust must be established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event or related series of events that has occurred and that has given rise to at least one claim asserting liability arising from, among other things, a tort. Third, the fund, account, or trust must be a trust under applicable state law or have its assets physically segregated from the other assets of the transferor and persons related to the transferor.

            A payment to a QSF generally is deductible when made, assuming that such payment otherwise constitutes an ordinary and necessary business expense. The issuance of a transferor's equity generally does not result in gain or loss to the transferor. Additionally, no deduction is allowed with respect to the transfer of insurance proceeds to a QSF to the extent the transferred amounts are excludable from gross income of the transferor. If the settlement of an insurance claim occurs after the transfer of such claim to the QSF and a deduction has been taken with respect to such transfer, then the transferor must include in income the amounts received from the settlement of the insurance claim to the extent of the deduction.

            Assuming confirmation of the Plan, the Plan Trust will be established to satisfy Plan Trust Asbestos Claims alleged to arise out of a tort or torts, will be a trust under state law, and will be approved by the Bankruptcy Court or District Court and subject to its continuing jurisdiction. Accordingly, based on those assumptions and on the completion of certain filings, the Plan Trust should constitute a QSF after confirmation of the Plan. Certain insurance proceeds and certain rights under insurance coverage will be transferred to the Plan Trust, and Reorganized Congoleum also will transfer the Plan Trust Common Stock to the Plan Trust. Although amounts transferred to a QSF generally are deductible, no deduction will be allowed to Reorganized Congoleum with respect to the transfer of insurance proceeds to the extent the transferred amounts are excludable from gross income of Reorganized Congoleum. Further, if the settlement of an insurance claim occurs after the transfer of such claim to the QSF and Reorganized Congoleum has taken a deduction with respect to such transfer, then Reorganized Congoleum will be required to include in income the amounts received from the settlement of the insurance claim to the extent of the deduction.


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

      (d)   Alternative Minimum Tax

            In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation's taxable income from AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes).

            In addition, if a corporation undergoes an ownership change, within the meaning of Section 382 of the IRC and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation's aggregate tax basis in its assets would be adjusted for certain AMT purposes to reflect the fair market value of such assets as of the change date.

12.2. Tax Consequences to the Plan Trust

            Assuming that, as expected, the Plan Trust qualifies as a QSF, the Plan Trust will be required to pay federal income tax on its modified gross income, as defined in the Treasury regulations promulgated under Section 468B of the IRC, at the highest rate applicable to estates and trusts. The Plan Trust generally will not be required to include in income amounts transferred to it pursuant to the Plan. Any sale, exchange or distribution of Plan Trust property generally will result in gain or loss equal to the difference between the consideration received (or the fair market value of the property) on the date of such sale, exchange or distribution and the adjusted tax basis of such property. For this purpose, the tax basis of property received by the Plan Trust will be its fair market value at the time of receipt. The Plan Trust will not be entitled to deduct amounts that it pays with respect to Plan Trust Asbestos Claims, but will be entitled to deduct amounts paid for administrative costs and other incidental costs of the Plan Trust. Dividends on the Plan Trust Common Stock will be includible in gross income by the Plan Trust.

12.3. Tax Consequences to Certain Impaired Holders of Claims

            The United States federal income tax consequences to a holder of a Claim that is impaired and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will be determined by reference to the Claim in respect of which the distribution is made and as if the distribution were made directly by Reorganized Congoleum and accordingly will depend upon, among other things: (1) the nature of the Claim, (2) the manner in which a holder acquired the Claim,
(3) the length of time the Claim has been held, (4) whether the Claim was acquired at a discount, (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years, (6) whether the holder has previously included in income accrued but unpaid interest with respect to the Claim, (7) the method of tax accounting of the holder, and (8) whether the Claim constitutes a security for United States federal income tax purposes. Accordingly, each holder of a Claim is urged to consult its tax advisor regarding the tax consequences of the Plan to it.


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

      (a)   Holders of Asbestos Claims

            Under Section 104 of the IRC, to the extent that a payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim constitutes damages on account of personal physical injuries or physical sickness of such holder, such payment will not constitute gross income to such holder, except to the extent that the payment is attributable to medical expense deductions taken under Section 213 of the IRC for a prior taxable year. A payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim other than on account of personal physical injuries or physical sickness generally will be includible in gross income of such holder.

            A payment to a holder of an Allowed Asbestos Property Damage Claim generally will result in a non-taxable return of capital, and a corresponding decrease in the holder's tax basis in the damaged property, and will generate income or gain, if any, to the holder in an amount equal to the excess of the payment received over such holder's tax basis in the damaged property.

      (b)   Holders of Senior Note Claims

            The Plan provides for an exchange for United States federal income tax purposes of Senior Notes held by holders of Senior Note Claims for New Senior Notes and the New Common Stock.

            To the extent that any amount received by a holder of a Senior Note Claim under the Plan is attributable to accrued interest that was not previously included in the holder's gross income, such amount should be taxable to the holder as interest income. Conversely, a holder of a Senior Note Claim may be able to recognize a deductible loss (or possibly a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Senior Notes was previously included in the holder's gross income but was not paid in full under the Plan. The Plan provides that the holders of Senior Note Claims will receive no amount in respect of accrued and unpaid interest on the Senior Notes. The following summary assumes that the Internal Revenue Service will respect that allocation, but there can be no assurance that the Internal Revenue Service will not successfully challenge that position.

            The United States federal income tax consequences of the exchange of Senior Notes for New Senior Notes will depend on whether or not the Senior Notes and the New Senior Notes are treated as "securities" for United States federal income tax purposes. The term "security" is not defined in the IRC or applicable Treasury regulations and has not been clearly defined in court decisions. Although several factors are relevant in determining whether a debt instrument is a security, one important factor is the debt instrument's original term to maturity. As a general rule, a debt instrument with an original term to maturity of ten years or more is likely to be considered a security, while a debt instrument with an original term to maturity of five years or less may not be considered a security (although a recent Internal Revenue Service ruling suggests that, in certain circumstances, a debt instrument with a term of five years or less may be considered a security). Reorganized Congoleum intends to take the position, and the following summary assumes, that the Senior Notes are securities for United States federal income tax purposes, but there can be no assurance that the Internal Revenue Service will not successfully challenge that position. The term of the New Senior Notes will be five years. Holders of Senior Notes should consult their own tax advisors regarding whether or not the Senior Notes and the New Senior Notes will be treated as securities for United States federal income tax purposes.

            If the New Senior Notes are treated as securities, a holder of a Senior Note Claim should not recognize gain or loss upon the exchange. The holder will have an initial tax basis in the New Senior Notes equal to the holder's aggregate adjusted tax basis in the Senior Notes immediately before the exchange, and the holder's holding period for the New Senior Notes will include the holder's holding period for the Senior Notes.

            If the New Senior Notes are not treated as securities, a holder of a Senior Note Claim will recognize gain or loss in an amount equal to the difference between the amount realized on the deemed exchange and the holder's adjusted tax basis in the Senior Notes. The amount realized will equal the issue price of the New Senior Notes, as described above. Except to the extent of any accrued market discount not previously included in income, as described below, such gain or loss will be long-term capital gain or loss if the Senior Notes have been held as capital assets for more than one year. Net long-term capital gains of individuals are eligible for preferential rates of United States federal income taxation. The deductibility of capital losses is subject to limitations. The holder will have an initial tax basis in the New Senior Notes equal to their issue price, as described above, and the holder's holding period for the New Senior Notes will generally begin on the day following the date of the exchange.

            A holder of a Senior Note Claim should not recognize gain or loss upon the exchange of Senior Notes for a pro rata share of the New Common Stock. The holder will have an initial tax basis in its pro rata share of the New Common Stock equal to the holder's aggregate adjusted tax basis in the Senior Notes immediately before the exchange, and the holder's holding period for its pro rata share of the New Common Stock will include the holder's holding period for the Senior Notes.

            If a holder purchased a Senior Note at a price less than its principal amount, the difference generally would constitute "market discount" for United States federal income tax purposes. If a holder holds a Senior Note with market discount, any gain recognized on the exchange of the Senior Note for a New Senior Note pursuant to the Plan will be treated as ordinary income to the extent of any accrued market discount not previously included in income. In addition, if the New Senior Notes are treated as securities for United States federal income tax purposes and a holder of a Senior Note Claim receives its pro rata share of the New Common Stock, and a Senior Note has unrecognized market discount in the hands of a holder, the New Senior Note or pro rata share of the New Common Stock received in exchange for the Senior Note may be treated as having market discount (which may result in the recognition of ordinary income upon a disposition of the New Senior Note or pro rata share of the New Common Stock). The market discount rules are complex. Holders of Senior Notes with market discount should consult their own tax advisors regarding the application of the market discount rules to them in light of their particular circumstances.

      (c)   Information Reporting and Backup Withholding

            Payments of Allowed Claims under the Plan (including payments and distributions to the Plan Trust) may be subject to applicable information reporting and backup withholding (at the applicable rate). Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal Revenue Service (generally, a United States federal income tax return).


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

                                   ARTICLE 13
                              FINANCIAL INFORMATION

13.1. Historical Financial Statements

            An analysis of the Company's financial condition appears in the financial statements prepared by the Company for the year ended December 31, 2006 (attached hereto as Exhibit C) and for the quarter ended September 30, 2007 (attached hereto as Exhibit D). These financial statements were obtained from the Company's filings with the Securities and Exchange Commission (the "SEC").

13.2. Valuation of Reorganized Congoleum

      (a)   Estimated Value of Reorganized Congoleum

      The reorganized equity value is calculated as the total enterprise value ("TEV") of Reorganized Congoleum less (i) projected net funded debt and (ii) projected pension liabilities and other post-retirement benefit obligations.

      The estimates of reorganized value do not purport to be appraisals, liquidation values or estimates of the actual market value that may be realized if assets are sold. The estimates of reorganized value and reorganized equity value represent hypothetical values developed solely for purposes of the Plan and should not be relied upon in making investment decisions to purchase or sell the common stock of Reorganized Congoleum at any time, now or in the future.

      The estimates of reorganized value and reorganized equity value are highly dependent upon achieving future financial results as well as the realization of certain other assumptions which are not guaranteed, in particular, assumptions regarding the value of all Asbestos Claims and estimates presented herein regarding insurance, tax and cash assets as well as net debt and other liabilities. Because such estimates are inherently subject to uncertainties, neither the Plan Proponents nor any other Person or Entity assumes responsibility for their accuracy.

      (b)   Total Enterprise Value of Reorganized Congoleum

      Two valuation methodologies were used to determine TEV: (i) an analysis of public market value as a multiple of various operating statistics for selected similar public companies and (ii) an analysis of transaction value as a multiple of various operating statistics for selected similar public merger and acquisition transactions.

      Based on these two methodologies, the estimated TEV at the Effective Date is a range of $110 million to $135 million with a midpoint of approximately $122.5 million.


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

      (c)   Comparable Public Company Analysis

      The comparable public company analysis ("Comparable Public Company Analysis") estimates value based on a comparison of financial statistics of Reorganized Congoleum with the financial statistics of similar public companies using common variables such as earnings before interest, taxes, depreciation and amortization ("EBITDA").

      A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to Reorganized Congoleum. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of business, business risks, target market segments, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to judgment.

      The Comparable Public Company Analysis determines the multiple of each comparable company's current enterprise value divided by EBITDA for the latest twelve months available as of September 30, 2007 ("LTM September 30, 2007"). Although forward multiples of comparable public companies based on EBITDA for calendar years 2007 and 2008 were available, they were not applied given the lack of projected financial information.

      Upon conducting its Comparable Public Company Analysis, the Futures Representative's financial advisor has concluded that the appropriate LTM EBITDA multiple applicable to the Debtors to determine enterprise value consists of a range of 4.5x to 5.5x. Applied to the Debtors' reported LTM September 30, 2007 EBITDA of approximately $23.2 million, this multiple indicates a TEV in a range of $104.4 million to $127.6 million with a midpoint of $116.0 million.

      (d)   The Precedent Transaction Analysis

      The precedent transaction analysis ("Precedent Transaction Analysis") estimates value by examining selected public merger and acquisition transactions. An analysis of a company's disclosed transaction value as a multiple of various operating statistics provides valuation multiples for companies in similar lines of business. Multiples for selected precedent transactions were calculated based on the purchase price (including any debt assumed). These multiples were then applied to the key operating statistics of Reorganized Congoleum to determine the reorganized value to a potential buyer.

      Valuation conclusions cannot be based solely upon quantitative results. The reasons for, and circumstances surrounding, each acquisition transaction are specific to such acquisition, and there are inherent differences between the businesses, operations and prospects of each. Qualitative judgments must be made concerning the differences among the characteristics of these transactions and other factors and issues, which could affect the target's value. Therefore, each of the multiples based on precedent transactions was evaluated and judgments were made as to their relative significance in determining reorganized value.

      Multiples of various financial results to the transaction values of these companies were calculated and analyzed. Emphasis was placed on multiples based upon EBITDA. Upon conducting its Precedent Transaction Analysis, the Futures Representative's financial advisor has concluded that the appropriate LTM EBITDA multiple applicable to the Debtors to determine enterprise value consists of a range of 5.0x - 6.0x. As discussed above, the determination of these multiple ranges accounts for a variety of factors, both quantitative and qualitative. In addition, due to the fact that the results of a Precedent Transaction Analysis often reflect a control premium, or are impacted by a competitive dynamic due to multiple bidders, the valuation multiples indicate aspects of value not necessarily present in a reorganization. Applied to the Debtors' reported LTM September 30, 2007 EBITDA of $23.2 million, these multiples indicate a TEV in a range of $116.0 million to $139.2 million.

      (e)   Calculation of Reorganized Equity Value

      The TEV is adjusted by the following amounts to determine the reorganized equity value of Reorganized Congoleum: (i) projected net funded debt and (ii) projected pension liabilities and other post-retirement benefit obligations.

      (f)   Net Debt

      The estimated net debt, as of the Effective Date, is based on the assumption of a range of $15 million to $20 million of debt drawn under the Exit Facility, $80 million of New Senior Notes, and no cash. Net debt could ultimately be higher or lower than this estimate, depending on actual cash funding requirements for the Plan and free cash flow generation before emergence.

      (g)   Pension Liabilities and Other Post-Retirement Benefit Obligations

      The book values of the Debtors' pension liabilities and other post-retirement benefit obligations as of September 30, 2007 are approximately $12.9 million and $9.6 million, respectively, and are assumed to remain relatively level through the Effective Date.

      (h)   Summary

      Based on the above assumptions, the calculated reorganized equity value of Reorganized Congoleum is a range of approximately $0 million to $17.5 million with a midpoint of $8.75 million at the assumed Effective Date.

      The common stock of the Debtors is currently traded on the American Stock Exchange (TICKER: CGM). It is anticipated that the current common stock will be cancelled and Reorganized Congoleum will issue new common stock. The estimates of the range of reorganized equity value do not purport to be an estimate of the pre- or post-reorganization trading value of the common stock of Reorganized Congoleum. The estimated values set forth herein represent estimated reorganized values and estimated reorganized equity values and do not necessarily reflect values that could be attainable in public or private markets. The values set forth herein do not consider market trading characteristics, trading limitations possibly imposed on the common stock of Reorganized Congoleum or perceptions in public or private markets about Reorganized Congoleum or the value of the common stock of Reorganized Congoleum. The trading value of the common stock of Reorganized Congoleum, if any, may be materially different from the estimates set forth in this estimated value of Reorganized Congoleum.


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

                                   ARTICLE 14
                       SOURCES OF INFORMATION PROVIDED AND
                           THE ACCOUNTING METHOD USED

14.1. Sources of Information

            The information set forth in this Disclosure Statement was provided by and/or prepared in consultation with the Company and/or is based on publicly available information.

14.2. Accounting Method

            The Company maintains its books and records on an accrual basis, in accordance with generally accepted accounting principles. The financial statements of the Company have been audited by the accounting firm of Ernst & Young LLP through December 31, 2006.

                          RECOMMENDATION AND CONCLUSION

            The Plan Proponents recommend that all holders of Claims in Classes 4, 6, 7, and 8 vote to accept the Plan, and urges each of them to evidence such acceptance and approval, by instructing the holder of any proxy for them to vote to accept the Plan on their behalf, or by returning their ballots so that they will be received on or before the Voting Deadline.

            In the view of the Plan Proponents, the Plan provides the best available alternative for maximizing the distributions that holders of Asbestos Claims and other unsecured claims will receive from the Estates.

            The undersigned has executed this Disclosure Statement as of the 5th day of February, 2008.

                                    Respectfully submitted,

                                    FUTURES REPRESENTATIVE

                                    By:    /s/ R. Scott Williams
                                           ---------------------------
                                    Name:  R. Scott Williams
                                    Title: Futures Representative

ORRICK, HERRINGTON & SUTCLIFFE LLP            FORMAN HOLT ELIADES & RAVIN LLC
Columbia Center                               80 Route 4 East
1152 15th Street, N.W.                        Suite 290
Washington, D.C. 20005                        Paramus, NJ 07652
Roger Frankel                                 Stephen B. Ravin
Richard H. Wyron
Jonathan Guy
Debra L. Felder

           Attorneys for R. Scott Williams, as Futures Representative


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

                           BONDHOLDERS' COMMITTEE

                           By:    /s/ Paul Kunz
                                  -----------------------------
                           Name:  Paul Kunz
                           Title: Authorized representative of Deutsche
                                  Asset Management, not in its individual or
                                  principal capacity, but solely in its capacity as Chair of the Official Committee of Bondholders

AKIN GUMP STRAUSS HAUER & FELD LLP            TEICH GROH
590 Madison Avenue                            691 State Highway 33
New York, NY 10022                            Trenton, NJ 08619
Michael S. Stamer                             Michael A. Zindler

AKIN GUMP STRAUSS HAUER & FELD LLP
1333 New Hampshire Avenue, N.W.
Washington D.C. 20036
James R. Savin

                 Attorneys for the Official Committee of Bondholders


                                  CONGOLEUM CORPORATION

                                  By:    /s/ Howard N. Feist III
                                         -------------------------------
                                  Name:  Howard N. Feist III
                                  Title: Chief Financial Officer and Secretary


                                  CONGOLEUM SALES, INC.

                                  By:    /s/ Howard N. Feist III
                                         -------------------------------
                                  Name:  Howard N. Feist III
                                  Title: Vice President, Treasurer and Secretary


                                  CONGOLEUM FISCAL, INC.

                                  By:    /s/ Howard N. Feist III
                                         -------------------------------
                                  Name:  Howard N. Feist III
                                  Title: Vice President, Treasurer and Secretary


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

PILLSBURY WINTHROP SHAW PITTMAN LLP           OKIN, HOLLANDER & DELUCA, LLP
1540 Broadway                                 Parker Plaza
New York, NY 10033-4039                       400 Kelby Street
Richard L. Epling                             Fort Lee, NJ 07024
Robin L. Spear                                Paul S. Hollander
Kerry A. Brennan                              James J. DeLuca

                            Attorneys for the Debtors



                                    ASBESTOS CLAIMANTS' COMMITTEE

                                    By:    /s/Ronald Reinsel
                                           ---------------------------------
                                    Name:  Ronald Reinsel
                                    Title: Counsel for the Asbestos Claimants'
                                           Committee

CAPLIN & DRYSDALE, CHTD.                      GOLDSTEIN ISAACSON, PC
One Thomas Circle, N.W.                       100 Morris Avenue, 3rd Floor
Washington, D.C. 20005                        Springfield, NJ 07081
Peter Van N. Lockwood                         Nancy Isaacson
Ronald Reinsel

                 Attorneys for the Asbestos Claimants' Committee


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